As filed with the Securities and Exchange Commission on October 30, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exascale Labs Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	42-3035215
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

820 Gessner Road, Suite 332

Houston, TX 77024

Tel: (650) 537-7553

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hoansoo Lee
Chief Executive Officer
820 Gessner Road, Suite 332
Houston, TX 77024
Tel: (650) 537-7553

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kelvin Kesse, Esq.
Kesse PLLC
845 Texas Ave, Suite 200
Houston, Texas 77002
Tel: (346) 348-0239

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 30, 2026

Exascale Labs Holdings Inc.

Up to 12,250,000 Shares of Class A Common Stock
Up to 100,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the offer and sale from time to time of up to 12,350,000 shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Exascale Labs Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us,” “our” or other similar phrases), by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”), consisting of:

(i)	an aggregate of 10,933,369 Class A Common Stock received by certain of the Selling Securityholders from MFH 1, LLC, a Delaware limited liability company (the “Sponsor”), in a distribution by the Sponsor following the issuance of such shares to the Sponsor pursuant to, and at the closing of, the Business Combination (as defined herein), in exchange for Class B ordinary shares, par value $0.0001 per share (“BCAR Class B Ordinary Shares”), of D. Boral ARC Acquisition I Corp. (“BCAR”), held by the Sponsor, which were purchased by the Sponsor from BCAR prior to the initial public offering of BCAR (the “IPO”);

(ii)	316,631 Class A Common Stock issued to John Darwin, BCAR’s former Chief Financial Officer and the manager of the Sponsor, pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class B Ordinary Shares held by John Darwin which were purchased by the Sponsor from BCAR prior to the IPO and subsequently transferred to John Darwin;

(iii)	1,000,000 Class A Common Stock held by David Boral, which shares were issued to D. Boral Capital LLC, the underwriter in the IPO, pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class A Ordinary Shares granted to D. Boral Capital LLC as compensation in connection with the IPO; and

(iv)	100,000 Class A Common Stock issuable upon exercise of warrants (“Warrants”) issued to the Sponsor, pursuant to, and at the closing of, the Business Combination, in exchange for 100,000 BCAR Class A Ordinary Shares underlying warrants held by the Sponsor which were purchased in a private placement concurrently with the IPO.

On August 27, 2026, we consummated the transactions contemplated by that certain Agreement and Plan of Merger (the “Business Combination Agreement”), by and among us, BCAR, D. Boral Arc Merger Sub Inc., a Delaware corporation and a then-wholly owned subsidiary of BCAR (“Merger Sub”), and Exascale Labs Inc., a Delaware corporation (“Legacy Exascale”). As contemplated by the Business Combination Agreement: (i) BCAR reincorporated in the State of Delaware by merging with and into the Company, with the Company continuing as the surviving entity (the “Domestication Merger”); and (ii) after the Domestication Merger, Merger Sub merged with and into Legacy Exascale, with Legacy Exascale continuing as the surviving entity and becoming our wholly owned subsidiary (the “Acquisition Merger” and together with the Domestication Merger, the “Business Combination”). In connection with the Business Combination, we were renamed “Exascale Labs Holdings Inc.” Through the Business Combination, we succeeded to the business of Legacy Exascale and became a publicly traded company.

In connection with the Business Combination, the Selling Securityholders received, either directly or indirectly through distributions by the Sponsor, the Class A Common Stock being registered hereby and the warrants the underlying Class A Common Stock of which are being registered hereby, in each case in exchange for their BCAR securities.

The Selling Securityholders may offer, sell or distribute all or a portion of the shares registered hereby from time to time through any means described in the section entitled “Plan of Distribution.”

We will not receive any cash proceeds from any sale of the shares of our Class A Common Stock by the Selling Securityholders. We will, however, receive the net proceeds of any Warrants exercised for cash.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. We are registering the resale of shares of our Class A Common Stock to permit the Selling Securityholders to sell such shares without restriction in the open market. However, the registration of the potential resale of shares of our Class A Common Stock hereunder does not necessarily mean that the Selling Securityholders will sell the shares. The Selling Securityholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our Class A Common Stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 107 for a description of how the Selling Securityholders may dispose of the shares covered by this prospectus.

We will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A Common Stock is traded on the Nasdaq Global Market under the symbol “XLAB”. On October 29, 2026, the last reported sale price of our Class A Common Stock on the Nasdaq Global Market was $3.15 per share.

The securities registered for resale by this prospectus represent a substantial percentage of our total outstanding Class A Common Stock as of the date of this prospectus. The sale of all securities being offered by this prospectus could result in a significant decline in the public trading price of our Class A Common Stock. Even if the trading price of our Class A Common Stock is lower than the price at which the BCAR securities were issued in the IPO, certain of the Selling Securityholders have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to public investors. Public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary— Implications of Being an Emerging Growth Company and Smaller Reporting Company” for more information.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 16 of this prospectus.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 30, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this process, the Selling Securityholders may offer and sell our Class A Common Stock from time to time through any means described in the section entitled “Plan of Distribution.”

We may also file a prospectus supplement to add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

FREQUENTLY USED TERMS

Unless otherwise stated or the context otherwise requires, as used in this prospectus:

“Acquisition Merger” means the statutory merger of Merger Sub with and into Legacy Exascale pursuant to the terms of the Business Combination Agreement with Legacy Exascale continuing as the surviving entity and a wholly-owned subsidiary of the Company.

“AI” means artificial intelligence.

“AIDC” means AI data center.

“Base Camp Investment Agreement” means the Base Camp Investment Agreement dated May 9, 2023, by and between Legacy Exascale and the Base Camp Investor.

“Base Camp Investor” means Outlier Ventures Operations Ltd.

“BCAR” means D. Boral ARC Acquisition I Corp.

“BCAR Class A Ordinary Shares” means, prior to the Domestication Merger, the Class A ordinary shares of BCAR, par value $0.0001 per share.

“BCAR Class B Ordinary Shares” means, prior to the Domestication Merger, the Class B ordinary shares of BCAR, par value $0.0001 per share.

“Business Combination” means the transactions contemplated by the Business Combination Agreement and the other agreements contemplated therein.

“Business Combination Agreement” means the Agreement and Plan of Merger, dated as of January 11, 2026, by and among BCAR, Merger Sub, Legacy Exascale and D. Boral ARC Merger Corporation.

“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company, with each such share having one (1) vote per share.

“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company, with each such share having twenty (20) votes per share.

“Common Stock” means, collectively, the Class A Common Stock and Class B Common Stock.

“Closing” means the closing of the Business Combination.

“Closing Date” means the date of the Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Companies Act” refers to the Business Companies Act, (Revised Edition 2020) as amended, of the British Virgin Islands.

“Company” means Exascale Labs Holdings Inc., a Delaware corporation.

“DGCL” means the General Corporation Law of the State of Delaware.

“Domestication Merger” means the merger of BCAR with and into the Company, upon which merger the separate existence of BCAR ceased with the Company continuing as the surviving corporation in accordance with the DGCL and the Companies Act.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” or “U.S. GAAP” means U.S. generally accepted accounting principles.

“GaaS” means GPU-as-a-Service.

“GPU” means graphics processing unit.

“HVDC” means high-voltage direct current.

“IPO” means BCAR’s initial public offering pursuant to a registration statement on Form S-1 declared effective by the SEC on July 30, 2025, which initial public offering was consummated on August 1, 2025.

“IRS” means the U.S. Internal Revenue Service.

“Legacy Exascale” means Exascale Labs Inc., a Delaware corporation, and, if the context requires, together with its subsidiaries prior to the Business Combination.

“Legacy Exascale Common Stock” means the common stock, par value $0.01 per share, of Legacy Exascale prior to the Business Combination.

“Legacy Exascale Equity Incentive Recipients” means, collectively, the persons who, prior to the Closing, were entitled to receive shares of Legacy Exascale Class A common stock pursuant to then outstanding share-based compensation awards.

“Legacy Exascale Safeholder” means holder of a SAFE.

“Legacy Exascale Securityholders” means, collectively, Legacy Exascale Stockholders, the Base Camp Investor, the Exascale Equity Incentive Recipients and Legacy Exascale Safeholders.

“Legacy Exascale Stockholder” means a holder of shares of Legacy Exascale Common Stock prior to the Closing.

“LLM” means large language model.

“Merger Sub” means D. Boral Arc Merger Sub Inc., a Delaware corporation and a then-wholly owned subsidiary of BCAR.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Global Market” means the Global Market tier of Nasdaq.

“Preferred Stock” means the preferred stock of the Company, par value $0.0001 per share.

“SAFE” means the Simple Agreements for Future Equity by and between Legacy Exascale and each Legacy Exascale Safeholder.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sponsor” means MFH 1, LLC, a Delaware limited liability company.

“Transfer Agent” means Odyssey Transfer and Trust Company.

“Warrant Agreement” means the Warrant Agreement, dated as of July 30, 2025, between BCAR and Odyssey Transfer and Trust Company, as warrant agent, which governs the Warrants.

“Warrant” means a whole redeemable warrant of the Company, which is exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share.

MARKET AND INDUSTRY DATA

Information contained in this prospectus concerning the market and the industry in which we compete, including our market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by us based on such sources and our knowledge of the markets for our services and solutions. This information and any estimates provided herein involve numerous assumptions and limitations, and third-party sources generally state that the information contained in such sources have been obtained from sources believed to be reliable. The industry in which we operate is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus contains references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks, trade names and service marks. We do not intend the use or display of other entities’ trade names, trademarks or service marks in this prospectus to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements contained in this prospectus that are not purely historical are forward-looking statements. It is important for an investor to understand that these statements involve risks and uncertainties, some of which are beyond our control. These statements relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity, and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We sometimes use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “think,” “will,” “would,” or the negative of these words or other similar or comparable terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements, although not all forward-looking statements contain these words.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our future financial performance;

●	changes in the market for our products and services;

●	our expected growth, scale, and market opportunity in AI” infrastructure, GaaS, and enterprise AI compute markets;

●	the anticipated performance, capacity, utilization, availability, and economics of our GPU compute platform;

●	the expected demand for LLM training, fine-tuning, and high-concurrency inference workloads and our ability to capture such demand;

●	our ability to execute our business strategy, expand customer relationships, enter into strategic partnerships, and compete effectively in the AI infrastructure market;

●	our ability to execute our growth strategy, manage growth and maintain our corporate culture as we grow;

●	expectations regarding our existing contracts and agreements, including our memoranda of understanding;

●	anticipated technology trends and developments and our ability to address those trends and developments with our products and offerings;

●	our future regulatory, legal, and compliance environment, including matters related to data security, AI regulation, energy usage, and data center operations;

●	developments relating to our competitors and industry;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our future capital requirements and sources and uses of cash;

●	our ability to obtain funding for our operations;

●	expansion plans and opportunities; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus and our managements’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update, add or otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	the liquidity and trading of our Class A Common Stock;

●	our ability to obtain sufficient additional financing, on acceptable terms or at all, and our ability to continue as a going concern;

●	changes in the market in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

●	demand uncertainty for AI compute services, including slower-than-anticipated adoption of LLMs, changes in customer workload requirements, budget constraints, or shifts toward alternative architectures or in-house compute solutions;

●	fluctuations in utilization rates of our GPU capacity, which could negatively affect revenues, margins, and operating leverage;

●	technological risks, including the performance, scalability, reliability, and security of our platform, as well as the pace of innovation in AI hardware and software that could render our offerings less competitive;

●	competitive pressures from hyperscalers, cloud service providers, vertically integrated AI infrastructure companies, and other GaaS providers with greater scale, resources, or pricing flexibility;

●	the impact of macroeconomic events;

●	changes in the vertical markets that we target;

●	the impact of current or future government regulation and oversight, including the U.S. federal, state and local authorities;

●	our ability to launch new services and products or to profitably expand into new markets;

●	our ability to execute our growth strategies;

●	our ability to develop and maintain effective internal controls and procedures, correct or remediate the previously identified material weaknesses, or correct or remediate any future identified material weaknesses;

●	our exposure to any liability, protracted and costly litigation or reputational damage relating to our data security; and

●	other risks and uncertainties indicated in this prospectus, including those set forth under “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

Our Business

Exascale Labs Holdings Inc. was incorporated under the name “D. Boral ARC Merger Corporation” as a Delaware corporation on December 19, 2025. Legacy Exascale was incorporated as a Delaware corporation on June 1, 2022. On August 27, 2026, we consummated the Business Combination. As contemplated by the Business Combination Agreement, (i) prior to the effective time of the Acquisition Merger, BCAR continued out of the British Virgin Islands and into the State of Delaware and redomiciled as, and became a, Delaware corporation by merging with and into Boral ARC Merger Corporation (the forgoing transaction being referred to herein as the “Domestication Merger”), with Boral ARC Merger Corporation continuing as the surviving corporation and changing its name from “Boral ARC Merger Corporation” to “Exascale Labs Holdings Inc.” and (ii) following the Domestication Merger, Merger Sub merged with and into Legacy Exascale, with Legacy Exascale surviving as a wholly-owned subsidiary of Exascale Labs Holdings Inc. (the foregoing transaction being referred to herein as the “Acquisition Merger”).

Through the Business Combination, Exascale Labs Holdings Inc. became the combined company of the Business Combination and succeeded to the business of Legacy Exascale. On August 28, 2026, our Class A Common Stock and warrants began trading on the Nasdaq Global Market under the symbols “XLAB” and XLABW,” respectively. Our Class B Common Stock are not listed on Nasdaq or any other securities exchange and are not publicly traded.

We are a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Our core business includes GaaS, through which we provide reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, we have developed certain modular data center, high-density liquid cooling, HVDC power, data center interconnectivity and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that we believe are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this prospectus. The platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference.

Our business consists of two primary product and service categories. First, we provide GPU-based compute services through our GaaS offering, which delivers scalable access to high-performance GPU capacity via bare-metal and VM configurations. These services are offered through both on-demand and reserved usage models and are designed to support a range of AI workloads, including large-scale model training, fine-tuning, and high-concurrency inference. Second, we provide Infrastructure Solutions for AI deployments, which include (i) GPU cluster management and operational services provided to AIDC operators, including planning and configuration support, monitoring, performance tuning, and ongoing operational assistance for large-scale GPU deployments, which are revenue-generating and delivered pursuant to commercial service arrangements, and (ii) certain modular data center, advanced liquid cooling, HVDC power, data center interconnectivity and energy storage solutions that our management believes are ready to support customer deployments as of the date of this prospectus, although such offerings have not generated revenue to date. We expect to pursue these offerings on an asset-light basis, primarily through partnerships, systems integration, contract manufacturing and other collaborative structures.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As such, we are eligible to take, have taken, and intend to take, advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our common equity that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company,” and we will continue to be a “smaller reporting company” if either (i) the market value of our stock held by non-affiliates is less than $250.0 million as of the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million as of the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosures and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Implications of Being a Controlled Company

We qualify as a “controlled company” under Nasdaq rules, because more than 50% of the voting power of our outstanding capital stock is held by our controlling stockholders. As a controlled company, we may elect to rely on exemptions from certain corporate governance requirements, including requirements that a majority of our board of directors be independent and that our compensation and nominating and corporate governance committees be composed entirely of independent directors. Although we do not currently, or intend to, rely on any of the exemptions afforded to a “controlled company” under Nasdaq rules, we may choose to do so in the future. If we rely on one or more of these exemptions, holders of our Class A Common Stock may not have the same protections afforded to stockholders of companies that are subject to all Nasdaq corporate governance requirements. In addition, the voting control exercised by our controlling stockholders enables, and will continue to enable, them to determine the outcome of matters requiring stockholder approval, including the election of directors, certain amendments to our organizational documents, and approval of mergers, asset sales, or other significant corporate transactions. This concentration of control could discourage or prevent transactions that other stockholders may consider favorable and could limit the ability of holders of our Class A Common Stock to influence corporate matters, which could adversely affect the market price of our securities.

Corporate Information

Our mailing address is 820 Gessner Road, Suite 332, Houston, Texas 77024. Our telephone number is (650) 537-7553. Our website address is www.exascalelabs.ai. The information contained in or accessible from our website is not a part of this prospectus, nor is such information incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Shares of Class A Common Stock offered by the Selling Securityholders	Up to 12,350,000 shares of Class A Common Stock, which consist of: (i) an aggregate of 10,933,369 Class A Common Stock received by certain of the Selling Securityholders from the Sponsor in a distribution by the Sponsor following the issuance of such shares to the Sponsor pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class B Ordinary Shares held by the Sponsor, which were purchased by the Sponsor from BCAR prior to the IPO; (ii) 316,631 Class A Common Stock issued to John Darwin, BCAR’s former Chief Financial Officer and the manager of the Sponsor, pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class B Ordinary Shares held by John Darwin which were purchased by the Sponsor from BCAR prior to the IPO and subsequently transferred to John Darwin; (iii) 1,000,000 Class A Common Stock held by David Boral, which shares were issued to D. Boral Capital LLC, the underwriter in the IPO, pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class A Ordinary Shares granted to D. Boral Capital LLC as compensation in connection with the IPO; and (iv) 100,000 Class A Common Stock issuable upon exercise of Warrants issued to the Sponsor, pursuant to, and at the closing of, the Business Combination, in exchange for 100,000 BCAR Class A Ordinary Shares underlying warrants held by the Sponsor which were purchased in a private placement concurrently with the IPO.

Shares of Common Stock outstanding (as of October 29, 2026)	33,689,050 shares of Class A Common Stock and 30,645,739 shares of Class B Common Stock.

Offering Prices for Resales	The Selling Securityholders will determine when and how they will dispose of the Class A Common Stock registered under this prospectus for resale.

Use of proceeds	All of the Class A Common Stock offered hereby will be sold by the Selling Securityholders for their respective accounts. We will not receive any proceeds from such sales, except with respect to amounts received by us upon exercise of the Warrants to the extent such warrants are exercised for cash.

Nasdaq Ticker symbol for our Class A Common Stock	“XLAB”

Risk Factors	Any investment in our securities is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties that you should be aware of before making an investment decision, including those highlighted in the section entitled “Risk Factors” in this prospectus. These risks include, but are not limited to, the following:

●	We have a limited operating history, have incurred net losses since inception, and may not achieve or sustain growth or profitability.

●	We depend on a limited and constrained supply of advanced GPU chips, and any disruption or increase in cost could adversely affect our business and results of operations.

●	Exascale Holdings’ financial statements include a going concern qualification, and Exascale Holdings may not have sufficient liquidity to fund its operations without additional financing that may or may not be on favorable terms to Exascale Holdings.

●	Demand for AI compute services and accelerated infrastructure may not grow as expected, and customer spending may be volatile.

●	We operate in a highly competitive market, and we may be unable to compete effectively against larger and better-capitalized competitors.

●	We depend on third-party GPU capacity suppliers, and disruptions, non-renewals, pricing increases or capacity limitations could adversely affect our business, results of operations and margins.

●	GPU capacity used to deliver our services is deployed in third-party data centers and partner facilities, and constraints or disruptions in those facilities could materially adversely affect our business.

●	If we fail to deliver expected performance, efficiency, or reliability for customer workloads, our reputation, customer relationships, and results of operations could be harmed.

●	Our performance optimization and utilization practices may not achieve intended results, and our methods may not scale as customer requirements and infrastructure complexity increase.

●	We may experience service interruptions, security incidents, or other operational failures, which could expose us to liability and harm our business.

●	Our AI-assisted operational tools and automation may not perform as intended and could introduce errors or risks.

●	Our costs may increase, and we may be unable to pass increased costs through to customers, which could adversely affect our margins and results of operations.

●	Our revenues may be concentrated in a limited number of customers or engagements, and our results may be volatile due to usage variability and contract dynamics.

●	Our AIDC GPU cluster management services may expose us to additional operational, contractual, and liability risks.

●	Our infrastructure solution capabilities, including modular data centers, liquid cooling, HVDC power and energy storage solutions have not yet generated revenue and may not achieve commercial success.

●	Rapid technological change in GPUs, networking, and AI software could require us to adapt quickly, and we may be unable to keep pace.

●	Third parties may claim that our platform infringes, misappropriates, or otherwise violates their intellectual property rights, and such claims could be time-consuming or costly to defend or settle, result in the loss of significant rights, or harm our relationships with our customers or our reputation in the industry.

●	Some of our technology incorporates “open-source” software, and failure to comply with the terms of the underlying open-source software licenses could adversely affect our business, results of operations, financial condition, and future prospects.

●	We may be unable to protect our intellectual property, and third-party claims of infringement could be costly and disruptive.

●	We are subject to laws and regulations, including governmental export and import controls, sanctions, and anti-corruption laws, that could impair our ability to compete in our markets and subject us to liability if we are not in full compliance with applicable laws.

●	We are subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and user protection across different markets where we conduct our business and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or our privacy policies, could harm our business.

●	Export controls, trade restrictions, and sanctions could limit our ability to procure GPU hardware or serve certain customers and could increase compliance costs.

●	If we are unable to attract or retain qualified personnel or key personnel, our ability to execute our strategy and maintain service quality could be adversely affected.

●	We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses or maintain effective internal controls, our ability to accurately report our financial results and the market price of our securities could be adversely affected.

●	Our prior evaluation of blockchain or digital asset-related concepts could create reputational or regulatory scrutiny, and any future evaluation of such initiatives may be subject to heightened regulation.

●	We have a dual-class share structure with different voting rights, which may adversely affect the value and liquidity of our securities.

●	Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that our stockholders may view as beneficial.

●	The holders of shares of our Class B Common Stock own a significant voting percentage of our Common Stock and will be able to exert significant control over matters subject to stockholder approval.

●	The resale by the Selling Securityholders of the Class A Common Stock registered hereby, or the perception that such sales may occur, could cause the market price of our Class A Common Stock to decline.

●	The requirements of being a public company may strain our resources and distract management and we will continue to incur substantial costs as a result of being a public company.

●	Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our business.

●	Inflationary pressures and persistently high prices and uncertain availability of inputs used by us and our suppliers, or instability in logistics and related costs, could negatively impact our profitability. Pending tariffs proposed by the Trump Administration, may also negatively impact the cost structure of our supply chain, and we may not be able to pass these price increases on to our customers.

●	Our management team has limited experience managing a U.S. public company, and the additional demands associated with operating as a public company may adversely affect our business, financial condition and results of operations.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as other information included in this prospectus, including the financial statements and related notes appearing elsewhere in this prospectus, before making an investment decision. The occurrence of any of the risks we describe below or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially adversely affect our business, financial condition, and results of operations. In such case, the trading price of our securities could decline, and you may lose some or all of your investment. The risks discussed below are not the only ones we face. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also have a material adverse effect on our business, financial condition, prospects, results of operations, or cash flows.

Risks Related to our Business

We have a limited operating history, have incurred net losses since inception, and may not achieve or sustain growth or profitability.

Legacy Exascale was formed in June 2022. As such, we have a limited operating history upon which investors can evaluate our business, operating performance and prospects. As a result, our historical financial information may not be indicative of our future performance, and investors have limited information on which to base an investment decision. We have incurred net losses since inception. For the fiscal years ended June 30, 2026 and 2025, we incurred net losses of $12.2 million and $7.7 million, respectively. As at June 30, 2026, we had an accumulated deficit of $25.4 million. We expect to continue to incur operating losses for the foreseeable future as we invest in product development, platform enhancements, sales and marketing activities, personnel and infrastructure to support growth. Our ability to achieve and sustain profitability will depend on numerous factors, many of which are beyond our control. Under our asset-light business model, we incur significant recurring operating expenses, including costs associated with sourcing GPU resources, developing and maintaining software and platform capabilities, data center hosting, power and network services. These costs may not increase proportionately with revenue, and our ability to improve operating margins depends on our ability to efficiently manage these expenses while increasing revenue and utilization of our infrastructure. We operate in rapidly evolving and highly competitive markets for AI compute infrastructure and GPU-based cloud services. Our future growth depends on a number of factors, including our ability to maintain access to sufficient GPU capacity and suitable data center facilities, deliver reliable services at scale, expand our customer base, compete effectively against significantly larger and better-capitalized competitors, and successfully execute our growth strategy. Increases in GPU procurement costs, power prices or hosting expenses, pricing pressure from customers or competitors, supply constraints, or unsuccessful efforts to optimize pricing or resource utilization could adversely affect gross margins, operating results and customer demand. In addition, we may encounter unforeseen operational, technical, regulatory or commercial challenges as we scale our business. There can be no assurance that we will achieve or sustain profitability in the future. If we fail to increase revenues sufficiently to offset our operating expenses, effectively manage our cost structure, execute our business strategy or successfully scale our operations, our business, financial condition and results of operations could be materially adversely affected.

We depend on a limited and constrained supply of advanced GPU chips, and any disruption or increase in cost could adversely affect our business and results of operations.

Our business depends on our ability to obtain a reliable and cost-competitive supply of advanced GPU chips, which are subject to global supply constraints, limited sources of manufacture, and significant demand volatility. The supply of advanced GPUs is concentrated among a small number of manufacturers and distributors, and disruptions caused by geopolitical events, trade restrictions, manufacturing delays, or changes in allocation policies could limit our access to required hardware or increase procurement costs.

If we are unable to secure sufficient GPU supply on acceptable terms, our ability to plan capacity, meet customer demand, and expand our services could be adversely affected. Prolonged or recurring supply limitations could reduce service availability, impair operating efficiency, delay customer deployments, or negatively impact customer satisfaction and retention, which could materially harm our business, financial condition, and results of operations.

Demand for AI compute services and accelerated infrastructure may not grow as expected, and customer spending may be volatile.

Our business depends on customer demand for GPU-based compute capacity and related services. Demand may be affected by factors outside our control, including macroeconomic conditions, changes in corporate IT spending, customer budget constraints, the pace of AI adoption across industries, and shifts in the economics of AI model development and deployment. In addition, improvements in model efficiency, changes in customer architecture decisions (including increased in-house deployments), or changes in the availability or pricing of competing offerings could reduce demand for our products and services. If demand for AI compute services grows more slowly than anticipated or declines, or if customers reduce or delay spending on AI workloads, our revenues and growth prospects could be materially adversely affected.

We operate in a highly competitive market, and we may be unable to compete effectively against larger and better-capitalized competitors.

The market for GPU-based compute services and AI infrastructure is highly competitive, and we face competition from a number of companies and other entities with varying business models, operating scales and strategic priorities, including (i) large, diversified cloud service providers, (ii) specialized AI infrastructure providers, (iii) GPU aggregators and marketplaces, and (iv) data center operators and AIDC service providers. Many of our competitors have substantially greater financial, technical, operational, and marketing resources, broader customer relationships, longer operating histories, and greater brand recognition than we do. As a result, these competitors may be able to respond more quickly to new or emerging technologies, devote greater resources to the development, promotion and sale of their offerings, withstand pricing pressures more effectively, or offer more favorable commercial terms than us. Competitive pressures may require us to reduce prices, increase spending on technology and operations, expand support commitments, or accept less favorable commercial terms. If we are unable to compete effectively or maintain differentiation in performance, reliability, ease of use, and service quality, our business and results of operations could be materially adversely affected. See “Business—Competition” for additional information.

We depend on third-party GPU capacity suppliers, and disruptions, non-renewals, pricing increases or capacity limitations could adversely affect our business, results of operations and margins.

Our asset-light business model depends on our ability to obtain access to GPU capacity from third-party suppliers. Our GPU capacity supplier arrangements generally provide access to specified GPU servers or GPU capacity, together with bundled hosting, power, rack space, data center resources, network connectivity and related infrastructure services. Supplier costs are a principal component of our cost of revenue, and pricing under these arrangements is generally subject to market conditions for GPU compute capacity, although pricing may be fixed for short periods or for specific usage periods, orders or capacity configurations.

We use a multi-supplier sourcing model designed to support supply continuity, procurement flexibility and access to alternative sources of GPU capacity. We have identified and continue to evaluate alternative sources of GPU capacity; however, alternative capacity may differ in pricing, GPU type, configuration, location, performance, network connectivity, deployment timing or bundled infrastructure services. Our supplier arrangements do not include take-or-pay obligations, minimum purchase commitments or exclusivity provisions. Certain suppliers may provide non-exclusive priority allocation or preferred access to GPU capacity, but there can be no assurance that such arrangements or alternative sources will be sufficient to meet our customer demand or growth plans.

If any significant supplier reduces available GPU capacity, fails to perform, increases pricing, declines to renew or terminates an arrangement, experiences power, facility, network or operational issues, or is unable to provide additional capacity when needed, we may not be able to obtain replacement capacity on a timely basis or on commercially acceptable terms. Any such event could reduce available GPU capacity, impair our ability to meet customer demand, increase cost of revenue, reduce gross margins, lower utilization, delay customer deployments or adversely affect customer relationships.

GPU capacity used to deliver our services is deployed in third-party data centers and partner facilities, and constraints or disruptions in those facilities could materially adversely affect our business.

GPU deployments for our compute services depend on third-party data centers and partner facilities that provide space, power, cooling, and network connectivity. Our ability to deploy and operate GPU capacity is subject to facility availability, build-out timelines, grid interconnection constraints, power and cooling limitations, and other facility-related requirements. Third-party facilities may experience outages, service interruptions, cyber incidents, equipment failures, natural disasters, or other events that disrupt operations. If we are unable to secure sufficient facility capacity, if facility costs increase, or if our deployed capacity experiences material disruptions, our ability to deliver services and generate revenue could be materially adversely affected.

If we fail to deliver expected performance, efficiency, or reliability for customer workloads, our reputation, customer relationships, and results of operations could be harmed.

Customers running AI training and inference workloads may be sensitive to performance, stability, and predictability, particularly for large-scale or time-sensitive workloads. Our value proposition includes applying our technology and operational practices to optimize cluster performance and utilization, maintain stability and uptime, and reduce operational complexity for customers. Actual performance and reliability outcomes may vary based on workload characteristics, network and storage conditions, hardware configurations, and other factors. If our services experience performance degradation, instability, or downtime, or if customers perceive that our services do not meet their requirements, we may face customer dissatisfaction, reduced usage, non-renewals, contractual disputes, service credits, or reputational harm, any of which could materially adversely affect our business.

Our performance optimization and utilization practices may not achieve intended results, and our methods may not scale as customer requirements and infrastructure complexity increase.

We seek to maximize the compute potential of infrastructure components through configuration, tuning, orchestration, and operational practices across compute, networking, and related systems. Achieving and sustaining high effective utilization is technically and operationally complex, and outcomes can be affected by software stack efficiency, data movement bottlenecks, workload-specific behaviors, and operational factors that interrupt or degrade workload execution. As customer workloads and cluster sizes increase, optimization complexity may increase and may require additional engineering and operational resources. If our performance optimization methods are ineffective in certain environments, do not scale as expected, or require greater resources than anticipated, our service quality, margins, and competitiveness could be materially adversely affected.

We may experience service interruptions, security incidents, or other operational failures, which could expose us to liability and harm our business.

Operating GPU compute services and infrastructure management services involves risks of outages, system failures, human errors, misconfigurations, and cyber incidents. Service interruptions may result from failures of third-party facilities or suppliers, software defects, network disruptions, power events, or other causes, including causes beyond our control, such as natural disasters that are not in our control. Security incidents could result in unauthorized access, data exposure, malware, ransomware, or disruption of operations. Any such incident could lead to loss of customers, reputational harm, regulatory inquiries, litigation, remediation costs, and potential contractual liabilities. If we are unable to prevent or rapidly remediate operational failures or security incidents, our business and results of operations could be materially adversely affected.

Our AI-assisted operational tools and automation may not perform as intended and could introduce errors or risks.

We use AI-assisted tools to support certain operational workflows, such as issue detection, analysis, prioritization, and support processes. These tools may produce inaccurate outputs, fail to identify certain issues, or generate recommendations that are ineffective or inappropriate for particular operational circumstances. AI-assisted tools may require ongoing training, validation, monitoring, and human oversight, and their performance may degrade over time as infrastructure configurations, workloads, or external conditions change. If our AI-assisted tools do not perform as intended, or if reliance on such tools contributes to operational errors, service disruptions, or customer dissatisfaction, our business could be materially adversely affected.

Our costs may increase, and we may be unable to pass increased costs through to customers, which could adversely affect our margins and results of operations.

A significant portion of our cost structure relates to fees paid under GPU capacity sourcing arrangements and costs associated with third-party facilities, including colocation, power, cooling, and network connectivity. Our costs may increase due to changes in supplier pricing, power price volatility, facility pricing, regulatory or tax changes, insurance costs, or other factors. Competitive pressures or contractual terms may limit our ability to increase prices or adjust commercial terms to offset cost increases. If our costs increase materially and we are unable to manage or pass through such increases, our margins and financial performance could be materially adversely affected.

Our revenues may be concentrated in a limited number of customers or engagements, and our results may be volatile due to usage variability and contract dynamics.

Customer demand for compute services can vary based on project cycles, workload characteristics, and budget constraints. In addition, certain customer arrangements may be of limited duration or may permit termination under specified conditions. Revenues from GPU cluster management services may be project-based or dependent on ongoing engagements that can fluctuate in timing and scope. If a significant customer reduces usage, terminates or does not renew an arrangement, delays implementation, or experiences financial difficulties, our revenues and cash flows could be materially adversely affected. We may also face increased credit risk, disputes, or collection delays depending on customer terms and payment practices.

We operate in a highly competitive market, and our failure to acquire, retain, or expand our customer base could adversely affect our revenue and growth.

Our results of operations depend on sustained customer demand and our ability to attract, retain, and expand relationships with AI developers and enterprise customers in a competitive market. Customers may evaluate our services against alternative providers based on performance, reliability, pricing, and available features, and may reduce or discontinue usage for a variety of reasons, including changes in budget priorities, internal capabilities, or technological preferences.

While we have experienced customer growth and high renewal rates in recent periods, there can be no assurance that these trends will continue. Increased competition, service performance issues, pricing pressure, or an inability to address evolving customer requirements could result in lower customer acquisition, reduced renewals, or decreased usage levels. Any decline in customer demand or retention could materially and adversely affect our revenue and operating results.

Our AIDC GPU cluster management services may expose us to additional operational, contractual, and liability risks.

We provide GPU cluster management services to certain AIDC operators, which may involve planning, deployment support, operational monitoring, performance tuning, and ongoing assistance. These engagements may require coordination with customer environments and third-party facilities, and may depend on customer-provided information, customer operational practices, and infrastructure conditions outside our control. If our services do not meet customer expectations, if clusters experience operational issues, or if customers allege that our actions contributed to performance degradation or outages, we could face contractual disputes, claims, reputational harm, and potential liabilities. In addition, scaling these services may require specialized personnel and operational capacity, and we may be unable to expand or deliver such services consistently as demand increases.

Our infrastructure solution capabilities, including modular data centers, liquid cooling, HVDC power, data center interconnectivity and energy storage solutions have not yet generated revenue and may not achieve commercial success.

We have developed certain Infrastructure Solutions offerings intended to support large-scale AI deployments, including modular data center, advanced liquid cooling, HVDC power, data center interconnectivity and energy storage solutions. While we have made progress in the development and validation of these capabilities and our management believes these offerings are ready to support customer deployments as of the date of this prospectus, these offering have not generated revenue to date. We expect to pursue these offerings on an asset-light basis, primarily through partnerships, systems integration, contract manufacturing and other collaborative structures. Because these offerings have limited commercial operating history, we may face challenges in customer adoption, partner execution, technical integration, supply chain availability, regulatory or permitting requirements, pricing, warranty or performance obligations, and the efficient scaling of deployment and support capabilities. These offerings may require significant investment to commercialize and scale and may not achieve market acceptance, revenue generation, margins or profitability on our expected timeline, or at all. If we are unable to successfully commercialize these offerings, secure customers or partners, or perform customer deployments as expected, our business, financial condition and results of operations could be materially adversely affected.

Rapid technological change in GPUs, networking, and AI software could require us to adapt quickly, and we may be unable to keep pace.

The AI infrastructure market is characterized by rapid changes in GPU architectures, interconnect technologies, software frameworks, and customer requirements. Our competitiveness may depend on our ability to integrate new GPU generations and adapt our software and operational systems to evolving infrastructure configurations. If we are unable to access current-generation GPUs on acceptable terms, if our platform is not compatible with emerging architectures, or if our operational tooling and methods do not evolve with technology changes, we may lose customers or face increased costs and operational complexity. In addition, customer preferences may shift toward alternative architectures or deployment models, which could reduce demand for our services.

Third parties may claim that our platform infringes, misappropriates, or otherwise violates their intellectual property rights, and such claims could be time-consuming or costly to defend or settle, result in the loss of significant rights, or harm our relationships with our customers or our reputation in the industry.

Third parties may claim that our current or future offerings infringe their intellectual property rights, and such claims may result in legal claims against us, our third-party partners, and our customers. These claims may be time consuming, costly to defend or settle, damage our brand and reputation, harm our customer relationships, and create liability for us. Contractually, we are expected to indemnify our partners and customers for these types of claims. We expect the number of such claims (whether warranted or not) to increase given our increased profile and visibility as a public company, as the level of competition in our market grows, as the functionality of our offerings overlap with that of other cloud infrastructure companies, and as the volume of issued hardware and software patents and patent applications continues to increase. We generally agree in our customer and partner contracts to indemnify customers for certain expenses or liabilities they incur as a result of third-party intellectual property infringement claims associated with our platform. To the extent that any claim arises as a result of third-party technology we have licensed for use in our platform, we may be unable to recover from the appropriate third party any expenses or other liabilities that we incur.

Companies in the cloud infrastructure and technology industries, including some of our current and potential competitors, may own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, patent holding companies, non-practicing entities, and other adverse patent owners that are not deterred by our existing intellectual property protections may seek to assert patent claims against us. From time to time, third parties, including certain of these leading companies, may invite us to license their patents and may assert patent, copyright, trademark, or other intellectual property rights against us, our third-party partners, or our customers. We may also receive notices that claim we have misappropriated, misused, or infringed other parties’ intellectual property rights, and, to the extent we gain greater market visibility, we will face a higher risk of being the subject of intellectual property infringement claims.

There may be third-party intellectual property rights that cover significant aspects of our technologies or business methods and assets. In the event that we engage software engineers or other personnel who were previously engaged by competitors or other third parties, we may be subject to claims that those personnel inadvertently or deliberately incorporate proprietary technology of third parties into our platform or have improperly used or disclosed trade secrets or other proprietary information. We may also in the future be subject to claims by our third-party manufacturing partners, employees, or contractors asserting an ownership right in our intellectual property as a result of the work they performed on our behalf. In addition, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to develop, market, and support potential offerings and platform enhancements, which could severely harm our business.

Any intellectual property claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate, and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights, and may require us to indemnify our customers for liabilities they incur as a result of such claims. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the intellectual property, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. Alternatively, we could be required to develop alternative non-infringing technology, which could require significant time, effort, and expense, and may affect the performance or features of our platform. If we cannot license or develop alternative non-infringing substitutes for any infringing technology used in any aspect of our business, we would be forced to limit or stop sales of our platform and may be unable to compete effectively. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our securities. Any of these results would adversely affect our business, operating results, financial condition, and future prospects.

Some of our technology incorporates “open-source” software, and failure to comply with the terms of the underlying open-source software licenses could adversely affect our business, results of operations, financial condition, and future prospects.

We use open-source software in our solutions and services and may continue to use open-source software in the future. Certain open-source licenses contain requirements that we make available source code for modifications or derivative works we create. If we combine our proprietary software with open-source software in a certain manner, we could, under certain open-source licenses, be required to release the source code of our proprietary software to the public on unfavorable terms or at no cost. Any actual or claimed requirement to disclose our proprietary source code or pay damages for breach of contract may allow our competitors to create similar products with lower development effort and time and, ultimately, could result in a loss of sales for us.

The use and distribution of open-source software may entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code, which they are not typically required to maintain and update, and they can change the license terms on which they offer the open-source software. Although we believe that we have complied with our obligations under the applicable licenses for open-source software, it is possible that we may not be aware of all instances where open-source software has been incorporated into our proprietary software or used in connection with our solutions or our corresponding obligations under open-source. We take steps to monitor our use of open-source software in an effort both to comply with the terms of the applicable open-source licenses and to avoid subjecting our platform to conditions we do not intend, but there are risks associated with use of open-source software that cannot be eliminated and could negatively affect our business. We rely on multiple software programmers to design our proprietary software and, while we take steps to vet software before it is incorporated into our proprietary software and monitor the software incorporated into our proprietary software, we cannot be certain that our programmers have not incorporated open-source software into our proprietary software that we intend to maintain as confidential or that they will not do so in the future. In addition, the wide availability of source code used in our offerings could expose us to security vulnerabilities. Such use, under certain circumstances, could materially adversely affect our business, operating results, financial condition, and future prospects, as well as our reputation, including if we are required to take remedial action that may divert resources away from our development efforts.

On occasion, companies that use open-source software have faced claims challenging their use of open-source software or compliance with open-source license terms. There is evolving legal precedent for interpreting the terms of certain open-source licenses, including the determination of which works are subject to the terms of such licenses. The terms of many open-source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in ways that could impose unanticipated conditions or restrictions on our ability to commercialize any offerings incorporating such software. Moreover, we cannot provide assurance that our processes for controlling our use of open-source software in our platform will be effective. From time to time, we may face claims from third parties asserting ownership of, or demanding release of, the open-source software or derivative works that we developed using such software (which could include our proprietary source code), or otherwise seeking to enforce the terms of the applicable open-source license. These claims, regardless of validity, could result in time consuming and costly litigation, divert management’s time and attention away from developing our business, expose us to customer indemnity claims, or force us to disclose source code. Litigation could be costly for us to defend, result in paying damages, entering into unfavorable licenses, have a negative effect on our business, operating results, financial condition, and future prospects, or cause delays by requiring us to devote additional research and development resources to change our solution.

We may be unable to protect our intellectual property, and third-party claims of infringement could be costly and disruptive.

We rely on proprietary software, operational methods, and know-how to differentiate our services. We may be unable to prevent unauthorized use or disclosure of our proprietary information, and trade secret protections may be difficult to enforce. In addition, third parties may claim that our technology infringes or misappropriates their intellectual property, whether or not such claims have merit. Any such claims could result in litigation, require us to obtain licenses, modify our systems, incur significant costs, or face injunctions, and could materially adversely affect our business.

We customarily enter into confidentiality or license agreements with our employees, consultants, vendors, and customers, and make significant efforts to limit access to and distribution of our proprietary information. However, such agreements may not be enforceable in whole or in part in all jurisdictions and any breach could negatively affect our business and our remedy for such breach may be limited. The contractual provisions that we enter into may not prevent unauthorized use or disclosure of our proprietary technology or intellectual property rights and may not provide an adequate remedy in the event of unauthorized use or disclosure of our proprietary technology or intellectual property rights. Lastly, the measures we employ to limit the access and distribution of our proprietary information may not prevent unauthorized use or disclosure of our proprietary technology or intellectual property. As such, we cannot guarantee that the steps taken by us will prevent infringement, violation, or misappropriation of our technology.

We pursue the registration of our trademarks, service marks, patents, and domain names in the United States and in certain foreign jurisdictions. These processes are expensive and may not be successful in all jurisdictions or for every such application, and we may not pursue such protections in all jurisdictions that may be relevant, for all our goods or services or in every class of goods and services in which we operate. As such, policing unauthorized use of our technology or platform is difficult. Additionally, we may not be able to obtain, maintain, protect, exploit, defend, or enforce our intellectual property rights in every foreign jurisdiction in which we operate. For example, effective trade secret protection may not be available in every country in which our platform is available or where we have employees or independent contractors. The loss of trade secret protection could make it easier for third parties to compete with our platform by copying functionality. Any changes in, or unexpected interpretations of, the trade secret and employment laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. In addition, we believe that the protection of our trademark rights is an important factor in product recognition, protecting our brand and maintaining goodwill and if we do not adequately protect our rights in trademarks from infringement, any goodwill that we have developed in those trademarks could be lost or impaired, which could harm our brand and business. The legal systems of certain countries do not favor the enforcement of trademarks, trade names, service marks, trade secrets, and other intellectual property and proprietary protection, which could make it difficult for us to stop the infringement, misappropriation, dilution, or other violation of our’ intellectual property or marketing of competing platforms, solutions, or services in violation of our intellectual property rights generally. Any changes in, or unexpected interpretations of, intellectual property laws may compromise our ability to enforce our intellectual property rights. If we fail to maintain, protect and enhance our intellectual property rights, our business, operating results, financial condition, and future prospects may be harmed.

In addition, defending our intellectual property rights through litigation might entail significant expense. Such litigation could result in substantial costs and diversion of resources and could negatively affect our business, operating results, financial condition, and future prospects. If we are unable to protect our proprietary rights, we could find ourselves at a competitive disadvantage to others who need not incur the additional expense, time, and effort required to create our platform and our other offerings. Moreover, we may need to expend additional resources to defend our intellectual property rights in foreign countries, and our inability to do so could impair our business or adversely affect our international expansion.

We are subject to laws and regulations, including governmental export and import controls, sanctions, and anti-corruption laws, that could impair our ability to compete in our markets and subject us to liability if we are not in full compliance with applicable laws.

We are subject to laws and regulations, including governmental export and import controls, that could subject us to liability or impair our ability to compete in our markets. Our platform and related technology are subject to U.S. export controls, including the U.S. Department of Commerce’s Export Administration Regulations (also known as “EAR”), and we and our employees, representatives, contractors, agents, intermediaries, and other third parties are also subject to various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control and other U.S. government agencies. Changes to sanctions and export or import restrictions in the jurisdictions in which we operate could further impact our ability to do business in certain parts of the world and to do business with certain persons and entities, which could adversely affect our business, operating results, financial condition, and future prospects. In particular, we are continuing to monitor recent and forthcoming developments in export controls with respect to the semiconductor industry and their impact on our sourcing of equipment for our computing infrastructure. In addition, we are also monitoring the January 29, 2024 proposed rule from the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”), which if implemented as proposed, would impose requirements on Infrastructure-as-a-Service providers (“IaaS”) and their foreign resellers to verify the identity and beneficial ownership of foreign person customers and to perform related reporting to BIS, as well as provide BIS authority to restrict certain IaaS transactions with foreign persons. While we have implemented certain procedures to facilitate compliance with applicable laws and regulations, we cannot provide assurance that these procedures are fully effective or that we, or third parties who we do not control, have complied with all laws or regulations in this regard. Failure by our employees, representatives, contractors, partners, agents, intermediaries, or other third parties to comply with applicable laws and regulations also could have negative consequences to us, including reputational harm, government investigations, loss of export privileges and penalties. Changes in our platform, and changes in or promulgation of new export and import regulations, may create delays in the introduction of our platform into international markets, prevent our customers with international operations from deploying our platform globally or, in some cases, prevent the export or import of our platform to certain countries, governments, or persons altogether. Any change in export or import regulations, economic sanctions, or related legislation, shift in the enforcement or scope of existing regulations, or change in the countries, governments, persons, or technologies targeted by such regulations, could result in decreased sales of our platform, solutions, and services, or in our decreased ability to export or sell our platform, to existing or potential customers with international operations. Any decreased sales of our platform, solutions, and services or limitation on our ability to export or sell its platform would adversely affect our business, operating results, financial condition, and future prospects.

We are also subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the United Kingdom Bribery Act 2010 (the “Bribery Act”), and other anti-corruption, sanctions, anti-bribery, anti-money laundering, and similar laws in the United States and other countries in which we conduct activities. Anti-corruption and anti-bribery laws, which have been enforced aggressively and are interpreted broadly, prohibit companies and their employees, agents, intermediaries, and other third parties from promising, authorizing, making, or offering improper payments or other benefits to government officials and others in the public, and in certain cases, private sector. We leverage third parties, including intermediaries and agents, to conduct our business in the United States and abroad, to sell our platform. We and such third parties may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, partners, agents, intermediaries, and other third parties, even if we do not explicitly authorize such activities. We cannot provide assurance that our policies and procedures to address compliance with the FCPA, the Bribery Act, and other anti-corruption, sanctions, anti-bribery, anti-money laundering, and similar laws, will be effective, or that all of our employees, representatives, contractors, partners, agents, intermediaries, or other third parties have not taken, or will not take actions, in violation of our policies and applicable law, for which we may be ultimately held responsible. As we increase our international sales and business, our risks under these laws will increase. Noncompliance with these laws could subject us to investigations, severe criminal or civil sanctions, settlements, prosecution, loss of export privileges, suspension or debarment from U.S. government contracts, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, whistleblower complaints, adverse media coverage, and other consequences. Any investigations, actions, or sanctions could harm our reputation, business, operating results, financial condition, and future prospects.

We are subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and user protection across different markets where we conduct our business and such laws, regulations, and industry requirements are constantly evolving and changing. Any actual or perceived failure to comply with such laws, regulations, and industry requirements, or our privacy policies, could harm our business.

Various local, state, federal, and international laws, directives, and regulations apply to our collection, use, retention, protection, disclosure, transfer, and processing of personal information. These data protection and privacy laws and regulations are subject to uncertainty and continue to evolve in ways that could adversely impact our business. These laws have a substantial impact on our operations both in the United States and internationally and compliance with new and existing laws may result in significant costs due to implementation of new processes, which could ultimately hinder our ability to grow our business by extracting value from our data assets.

In the United States, state and federal lawmakers and regulatory authorities have increased their attention on the collection and use of user data. For example, in California, the California Consumer Privacy Act of 2018 (as amended, the “CCPA”) requires companies that hit certain broad revenue or data processing related thresholds to, among other things, provide new disclosures to California users, and affords such users new privacy rights such as the ability to opt-out of certain processing of personal information and expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared. The CCPA provides for civil penalties for violations, as well as a private right of action for security breaches that may increase security breach litigation. In addition, other states have enacted laws that contain obligations similar to the CCPA that have taken effect or will take effect in coming years and many others continue to propose similar laws, or are considering proposing similar laws. We cannot fully predict the impact of recently proposed or enacted laws or regulations on our business or operations, but compliance may require us to modify our data processing practices and policies incurring costs and expense. Further, to the extent multiple state-level laws are introduced with inconsistent or conflicting standards, it may require costly and difficult efforts to achieve compliance with such laws. Our failure or perceived failure to comply with state or federal privacy laws or regulations passed in the future could have a material adverse effect on our business, including how we use personal information, our business, operating results, financial condition, and future prospects and could expose us to regulatory investigations or possible fines.

Additionally, many foreign countries and governmental bodies, including the European Union, the United Kingdom, Canada, and other jurisdictions in which we operate or conduct business, have laws and regulations concerning the collection, use, processing, storage, and deletion of personal data obtained from their residents or by businesses operating within their jurisdiction. These laws and regulations often are more restrictive than those in the United States. Such laws and regulations may require companies to implement new privacy and security policies, permit individuals to access, correct, and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, require that certain types of data be retained on local servers within these jurisdictions, and, in some cases, obtain individuals’ affirmative opt-in consent to collect and use personal information for certain purposes. The increased focus on data sovereignty and data localization requirements around the world could also impact our business model with respect to the storage, management, and transfer of data.

We are subject to the European Union’s General Data Protection Regulation and the United Kingdom’s General Data Protection Regulation (collectively, the “GDPR”), which comprehensively regulate our use of personal data, including cross-border transfers of personal data out of the European Economic Area (“EEA”) and the United Kingdom. The GDPR imposes stringent privacy and data protection requirements, and could increase the risk of non-compliance and the costs of providing our services in a compliant manner. A breach of the GDPR could result in regulatory investigations, reputational damage, fines and sanctions, orders to cease or change our processing of our data, enforcement notices, or assessment notices (for a compulsory audit). For example, if regulators assert that we have failed to comply with the GDPR, we may be subject to fines. Since we are subject to the supervision of relevant data protection authorities under multiple legal regimes (including separately in both the EU and the United Kingdom), we could be fined under those regimes independently in respect of the same breach. We may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources, and reputational harm.

The GDPR prohibits transfers of personal data from the EEA or the United Kingdom to countries not formally deemed adequate by the European Commission or the U.K. Information Commission Office, respectively, including the United States, unless a particular compliance mechanism (and, if necessary, certain safeguards) is implemented. The mechanisms that we and many other companies, including our customers, rely upon for European and U.K. data transfers (for example, Standard Contractual Clauses or the EU-US Data Privacy Framework) are the subject of legal challenge, regulatory interpretation, and judicial decisions by the Court of Justice of the European Union. The suitability of Standard Contractual Clauses for data transfer in some scenarios has recently been the subject of legal challenge, and while the United States and the European Union reached an agreement on the EU-US Data Privacy Framework (and similar agreements were reached with respect to the United Kingdom), there are legal challenges to that data transfer mechanism as well. We expect the legal complexity and uncertainty regarding international personal data transfers to continue, and as the regulatory guidance and enforcement landscape in relation to data transfers continues to develop, we could suffer additional costs, complaints, and/or regulatory investigations or fines; we may have to stop using certain tools and vendors and make other operational changes; we may have to implement alternative data transfer mechanisms under the GDPR and/or take additional compliance and operational measures; and/or it could otherwise affect the manner in which we provide our services, and could adversely affect our business, operating results, financial condition, and future prospects.

We are also subject to evolving U.S., E.U., and U.K. privacy laws governing cookies, tracking technologies, and e-marketing. In the United States, plaintiffs are increasingly making use of existing laws such as the California Invasion of Privacy Act to litigate use of tracking technologies. In the European Union, regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem. Also in the European Union, informed consent, including a prohibition on pre-checked consents and a requirement to ensure separate consents for each cookie, is required for the placement of a non-essential cookie or similar technologies on a user’s device and for direct electronic marketing. As regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, negatively impact our efforts to understand users, adversely affect our margins, increase costs, and subject us to additional liabilities.

There is also a risk that as we expand, we may assume liabilities for breaches experienced by the companies we acquire. Additionally, there are potentially inconsistent world-wide government regulations pertaining to data protection and privacy. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection, and information security, it is possible that our practices, offerings, or platform could fail, or be alleged to fail to meet applicable requirements. For instance, there are changes in the regulatory landscape relating to new and evolving technologies, such as generative AI. Changes to existing regulations, their interpretation or implementation, or new regulations could impede any potential use or development of AI technologies, which could impair our competitive position and result in an adverse effect on our business, operating results, financial condition, and future prospects. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations and to prevent unauthorized access to, or use or release of personal information, or the perception that any of the foregoing types of failure has occurred, even if unfounded, could subject us to audits, inquiries, whistleblower complaints, adverse media coverage, investigations, severe criminal, or civil sanctions, damage our reputation, or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, operating results, financial condition, and future prospects.

Export controls, trade restrictions, and sanctions could limit our ability to procure GPU hardware or serve certain customers and could increase compliance costs.

GPU hardware and related technologies may be subject to export controls and trade restrictions, including restrictions on the export, reexport, or transfer of certain advanced computing items to specific jurisdictions or end users. Compliance obligations may limit our procurement options, delay deployments, restrict customer eligibility, or require enhanced due diligence and monitoring. Changes in export control regimes or sanctions programs could increase compliance costs, limit access to critical hardware, or constrain our ability to conduct business in certain markets, any of which could materially adversely affect our operations, financial condition and future prospects.

Our business is subject to a wide range of laws and regulations, and failure to comply with those laws and regulations could harm our business.

Our business is subject to regulation by various federal, state, local, and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety and environmental laws, including those related to energy usage and energy efficiency requirements, privacy and data protection laws, AI, financial services laws, anti-bribery laws, sanctions, national security, import and export controls, anti-boycott, federal securities laws, and tax laws and regulations.

For example, governmental authorities have in the past sought to restrict data center development based on environmental considerations and have imposed moratoria on data center development, citing concerns about energy usage, requiring new data centers to meet energy efficiency requirements. We may face higher costs from any laws requiring enhanced energy efficiency measures, changes to cooling systems, caps on energy usage, land use restrictions, limitations on back-up power sources, or other environmental requirements.

In certain foreign jurisdictions, these regulatory requirements may be more stringent than those in the United States. These laws and regulations are subject to change over time and thus we must continue to monitor and dedicate resources to ensure continued compliance. In particular, the global AI regulatory environment continues to evolve as regulators and lawmakers have started proposing and adopting, or are currently considering, regulations and guidance specifically on the use of AI. Non-compliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory product recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions and jail time for responsible employees and managers. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, operating results, financial condition, and future prospects could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results, financial condition, and future prospects.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses or maintain effective internal controls, our ability to accurately report our financial results and the market price of our securities could be adversely affected.

We currently have limited accounting and financial reporting personnel and other resources dedicated to internal control over financial reporting. In connection with the preparation of our audited consolidated financial statements as of and for the years ended June 30, 2026 and 2025, we identified material weaknesses in our internal control over financial reporting. A “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified relate to (i) a lack of sufficient accounting personnel with appropriate knowledge and experience in U.S. GAAP and SEC financial reporting requirements to support financial information processing and reporting, and (ii) a lack of financial reporting policies and procedures that are commensurate with U.S. GAAP and SEC reporting requirements. Our management has concluded that these material weaknesses represent deficiencies in our overall internal control environment and could adversely affect our ability to accurately and timely report our financial condition and results of operations.

Following the Business Combination, we became subject to significantly greater reporting, compliance, and internal control requirements applicable to U.S. public companies, including expanded disclosure obligations, increased scrutiny by regulators and investors, and, following the applicable transition period, the requirement to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act. These requirements will place substantial demands on our management, accounting, and finance personnel and systems.

We have implemented and plan to continue to implement measures designed to remediate the identified material weaknesses, including hiring additional qualified accounting and reporting personnel with appropriate U.S. GAAP and SEC reporting expertise, developing and formalizing accounting policies and procedures applicable to our business, and providing internal training programs for our accounting and finance personnel. We intend to complete the remediation plan by the end of calendar year 2027. The remediation process will require significant time, management attention, and financial resources, and the associated costs, including personnel-related expenses and potential consulting fees, are expected to increase our and our general and administrative expenses in future periods.

The process of designing, implementing, and maintaining an effective system of internal control over financial reporting for us is ongoing and inherently complex. We cannot assure you that the measures we have implemented or plan to implement will be sufficient to remediate the identified material weaknesses in a timely manner, or at all, or that additional material weaknesses will not be identified in the future. If we are unable to maintain effective internal control over financial reporting, we may be unable to accurately report our financial results, prevent or detect fraud, or comply with applicable reporting requirements, which could result in regulatory actions, restatements of our financial statements, loss of investor confidence, and a decline in the market price of our securities.

We may be unable to utilize our net operating loss carryforwards to offset future taxable income, which could increase our future tax liabilities.

As of June 30, 2026 and 2025, we had net operating loss carryforwards (“NOLs”) of $9.9 million and $5.6 million for U.S. federal income tax purposes and $6.1 million and $5.6 million for state income tax purposes. Our federal NOLs do not expire; however, their use is subject to an annual limitation. The utilization of state NOLs is also subject to certain limitations.

The realization of our deferred tax assets related to these NOLs depends on our ability to generate sufficient taxable income in future periods, the timing of such income, and the jurisdictions in which such income is earned, all of which are uncertain. If we do not generate sufficient taxable income, or if changes in tax laws or interpretations further limit the use of NOLs, we will be required to record or increase a valuation allowance against our deferred tax assets, which could negatively affect our results of operations.

In addition, future ownership changes, including in connection with the recently completed Business Combination or other future equity issuances, could further limit our ability to utilize our NOLs under applicable provisions of the Internal Revenue Code and comparable state tax laws. As a result, even if we become profitable, we may be unable to fully realize the expected benefits of our NOLs, which could result in higher cash tax liabilities than anticipated and adversely affect our financial condition and results of operations.

If we are unable to attract or retain qualified personnel or key personnel, our ability to execute our strategy and maintain service quality could be adversely affected.

Our business depends on highly skilled personnel, including but not limited to engineers and operations professionals with experience in AI infrastructure, distributed systems, and data center operations. Competition for such talent is intense. If we are unable to hire, develop, and retain qualified personnel, or if we experience turnover among key employees, our ability to operate reliably, improve our platform, support customers, and expand our services could be materially adversely affected.

The requirements of being a public company may strain our resources and distract management and we will continue to incur substantial costs as a result of being a public company.

Following the Business Combination, we became subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Securities Act. These rules, regulations and requirements are extensive. We have incurred, and will continue to incur, significant costs associated with our public company corporate governance and reporting requirements. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, our management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more corporate employees to comply with these requirements or engage outside consultants, which would increase our costs and expenses. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. These applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in the filings that we are required to make as a public company, our business, operating results and financial condition have become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If any such claims are successful, our business, operating results and financial condition could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, operating results and financial condition.

Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on our business.

There have recently been significant changes to international trade policies and tariffs affecting imports and exports. Any significant increases in tariffs on goods or materials or other changes in trade policy could negatively affect our business operations. Recently, the U.S. has implemented a range of new tariffs and increases to existing tariffs. In response to the tariffs announced by the United States, other countries have imposed, are considering imposing, and may in the future impose new or increased tariffs on certain exports from the United States. There is currently significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations and tariffs, and we cannot predict whether, and to what extent, current tariffs will continue or trade policies will change in the future. Tariffs, or the threat of tariffs or increased tariffs, could have a significant negative impact on our businesses (either due to our reliance on imported goods or dependence on access to foreign markets).

Among other things, historical financial performance of companies affected by trade policies and/or tariffs may not provide useful guidance as to the future performance of such companies, because future financial performance of those companies may be materially affected by new U.S. tariffs or foreign retaliatory tariffs, or other changes to trade policies. We may not be able to adequately address the risks presented by these tariffs or other potential trade policy changes. As a result, our business may be negatively impacted.

Inflationary pressures and persistently high prices and uncertain availability of inputs used by us and our suppliers, or instability in logistics and related costs, could negatively impact our profitability. Pending tariffs proposed by the Trump Administration, may also negatively impact the cost structure of our supply chain, and we may not be able to pass these price increases on to our customers.

Increases in prices, including because of inflation and rising interest rates, for inputs that we and our suppliers use in manufacturing products, systems, components and parts, or increases in logistics and related costs, have led in the past and may lead in the future to higher production costs for products, systems, parts and components. Geopolitical risks, fluctuations in supply and demand, fluctuations in interest rates, any weakening of the U.S. dollar in comparison with other currencies, and other economic and political factors have created and may continue to create pricing pressure for our inputs. These inflationary pressures could, in turn, negatively impact our profitability because we may not be able to pass all of those costs on to our customers or require our suppliers to absorb such costs.

Changes to United States tariff and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

The United States has recently enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our access to suppliers or customers and have a material adverse effect on our business, financial condition and results of operations.

Our prior evaluation of blockchain or digital asset-related concepts could create reputational or regulatory scrutiny, and any future evaluation of such initiatives may be subject to heightened regulation.

We have, in the past, evaluated and explored certain blockchain- or digital-asset-related concepts. These activities were exploratory in nature, did not generate material revenue, and are not part of our current core business operations. As of the date of this prospectus, we are not engaged in cryptocurrency-related activities, other than the receipt, holding and/or settlement of Tether USD (“USDT”) and U.S. Dollar Coins (“USDC”) as part of payment collection, settlement and repayment arrangements. Notwithstanding the foregoing, third-party perceptions or historical public statements could result in inquiries or reputational considerations. In addition, if we evaluate any infrastructure-linked financial structures in the future, such initiatives could be subject to evolving laws and regulatory requirements and could expose us to additional compliance obligations and risks.

We may become involved in litigation, from time to time, that may adversely affect us.

From time to time, we may be subject to claims, suits, and other proceedings. Regardless of the outcome, legal proceedings can have an adverse impact on us because of legal costs and diversion of management’s attention and resources, and could cause us to incur significant expenses or liability, adversely affect our brand recognition, or require us to change our business practices. The expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect our business, operating results, financial condition, and future prospects. It is possible that a resolution of one or more such proceedings could result in substantial damages, settlement costs, fines, and penalties that would adversely affect our business, consolidated financial condition, operating results, or cash flows in a particular period. These proceedings could also result in reputational harm, sanctions, consent decrees, or orders requiring a change in our business practices. Because of the potential risks, expenses, and uncertainties of litigation, we may, from time to time, settle disputes, even where have meritorious claims or defenses, by agreeing to settlement agreements. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business, operating results, financial condition, and prospects. Any of these consequences could adversely affect our business, operating results, financial condition, and future prospects.

Global events and other general economic factors may impact our results of operations.

Global events and other general economic factors that are beyond our control, including local, state, and international politics, may impact our results of operations. These factors can include interest rates; recession; inflation; unemployment trends; the threat or possibility of war, terrorism or other global or national unrest; political or financial instability; and other matters that influence our customers’ spending. Potential increasing volatility in financial markets and changes in the economic climate could adversely affect our results of operation. The impact these potential global events can have on general economic conditions is continuously evolving and the ultimate impact that they will have on our results of operations continues to remain uncertain. There are no assurances that we will be able to continue to experience the same growth or not be materially adversely affected should such scenarios occur.

Risks Related to this Offering and Our Securities

We have a dual-class share structure with different voting rights, which may adversely affect the value and liquidity of our securities.

We have a dual-class structure with different voting rights, and such dual-class share structure may result in a lower or more volatile market price of our securities. Each Class A Common Stock has one (1) vote on all matters submitted to a vote of our stockholders and each Class B Common Stock has twenty (20) votes on all matters submitted to a vote of our stockholders. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class except where required otherwise by applicable law. The Class B Common Stock may be converted into Class A Common Stock on a one-for-one basis voluntarily at the option of the holder or automatically upon transfer to certain persons and entities. The Class A Common Stock is not convertible into Class B Common Stock under any circumstances. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of our dual class structure, we will likely be excluded from these indices and other stock indices that take similar positions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our securities less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of a multiple class structure and our dual class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our securities. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our securities.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that our stockholders may view as beneficial.

As a result of our dual-class share structure and the concentration of ownership, Hoansoo Lee, who is our Chief Executive Officer and a member of our board of directors, Wenying Jia, who is the Chairperson and a member of our board of directors, and entities affiliated with Hoansoo Lee and Wenying Jia, collectively own all of our Class B Common Stock, and thus, a significant amount of the total voting power of our outstanding Common Stock. As such, Hoansoo Lee and Wenying Jia, and their affiliates, have, and will continue to have, substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Hoansoo Lee and Wenying Jia, and their affiliates, may take actions that are not in the best interest of our other stockholders. Such dual-class arrangement may discourage, delay or prevent a change in our control, which could deprive our other stockholders of an opportunity to receive a premium for their Common Stock as part of our sale and may reduce the price of our securities. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that our other stockholders may view as beneficial. Further information is available in the “Beneficial Ownership of Securities” section of this prospectus.

The holders of shares of our Class B Common Stock own a significant voting percentage of our Common Stock and will be able to exert significant control over matters subject to stockholder approval.

As of the date of this prospectus, the entirety of our Class B Common Stock is held by five shareholders, namely, (i) Zerowave Ltd, (ii) Jisu Paul Lee Non-Grantor Directed Trust, (iii) Sophia Jisun Lee Non-Grantor Directed Trust, (iv) Gabriel Jihwan Lee Non-Grantor Directed Trust and (v) HSL Capital Management LLC.

Zerowave Ltd is affiliated with Wenying Jia, and the Jisu Paul Lee Non-Grantor Directed Trust, the Sophia Jisun Lee Non-Grantor Directed Trust, the Gabriel Jihwan Lee Non-Grantor Directed Trust and HSL Capital Management LLC are each affiliated with Hoansoo Lee, as more particularly explained below.

Wenying Jia, who is the Chairperson and a member of our board of directors, is the sole member and manager of Zerowave Ltd and has sole voting and dispositive power with respect to the Class B Common Stock directly held by Zerowave Ltd.

Hoansoo Lee, who is our Chief Executive Officer and a member of our board of directors, is the sole member and manager of HSL Capital Management LLC and has sole voting and dispositive power with respect to the Class B Common Stock directly held by HSL Capital Management LLC.

Hoansoo Lee is also the settlor of, and serves as investment advisor to, each of the Jisu Paul Lee Non-Grantor Directed Trust, the Sophia Jisun Lee Non-Grantor Directed Trust, and the Gabriel Jihwan Lee Non-Grantor Directed Trust, and the beneficiaries of each of those trusts are the children of Hoansoo Lee.

Each share of Class B Common Stock has twenty (20) votes on any matter brought before our stockholders for a vote, which means that the five stockholders who currently own all of our Class B Common Stock will have, collectively, 680,880,000 votes on any matter subject to stockholder approval. In contrast, each share of Class A Common Stock has one (1) vote on any matter brought before our stockholders for a vote. Thus, the five holders of shares of Class B Common Stock can together be able to determine or significantly influence all matters requiring stockholder approval. For example, these five stockholders can control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our stock that you may feel are in your best interest as one of our stockholders. Our certificate of incorporation currently only authorizes 260,000,000 shares of Class A Common Stock, which means that even if every authorized share of Class A Common Stock was issued and outstanding, the five holders of shares of Class B Common Stock would have more votes than all of the holders of Class A Common Stock together. Further information is available in the section of this prospectus titled “Beneficial Ownership of Securities.”

The resale by the Selling Stockholders of the Class A Common Stock registered hereby, or the perception that such sales may occur, could cause the market price of the Class A Common Stock to decline.

The number of shares of Class A Common Stock registered hereby constitutes a substantial portion of our outstanding Class A Common Stock. Upon the effectiveness of the registration statement of which this prospectus forms a part, the Class A Common Stock registered hereby will generally be freely tradable without restriction under the Securities Act.

The market price of our Class A Common Stock could decline as a result of actual sales of a substantial number of the Class A Common stock registered hereby by the Selling Stockholders, or the perception that such sales may occur. Because the Class A Common Stock registered hereby were acquired by the Selling Securityholders at prices substantially below the price at which public investors acquired their shares, the Selling Securityholders may have an incentive to sell their shares at prices that are below the market price or at prices that would still result in significant profits to them. Sales of substantial amounts of the Class A Common Stock registered hereby could adversely affect prevailing market prices and impair our ability to raise additional capital through future equity financings.

In addition, the resale of the Class A Common Stock registered hereby by the Selling Securityholders could make it more difficult for us to maintain the trading price of our Class A Common Stock at levels that public investors deem attractive. Any decline in the market price of our Class A Common Stock resulting from the resale, or the potential resale, of the Class A Common Stock registered hereby could adversely affect the value of your investment.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of existing stockholders and could cause our stock price to fall.

We expect that significant additional capital may be needed in the future to continue our planned operations. To raise capital, we may sell Class A Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Class A Common Stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our Class A Common Stock.

In addition, our employees are expected to be granted equity awards under equity incentive plans in the future. You will experience additional dilution when those equity awards and purchase rights become vested and settled or exercisable, as applicable, for shares of our Class A Common Stock.

Our existing warrants may have an adverse effect on the market price of our Class A Common Stock.

We have outstanding warrants we assumed in the Business Combination (including the Warrants the underlying Class A Common Stock of which are being registered hereby) that entitle the holders thereof to purchase shares of our Class A Common Stock. Such warrants, when exercised, will increase the number of issued and outstanding shares of our Class A Common Stock and reduce the value of our Class A Common Stock.

We are a “controlled company” within the meaning of Nasdaq listing rules, and as a result, we are entitled to rely on exemptions from certain corporate governance requirements that could adversely affect the rights of holders of our Class A Common Stock.

The holders of our Class B Common Stock own a significant voting percentage of the outstanding voting power of our capital stock. Each share of Class B Common Stock is entitled to twenty (20) votes per share, while each share of Class A Common Stock is entitled to one (1) vote per share. As a result, the five stockholders who currently collectively own all of the outstanding shares of Class B Common Stock, four of whom are affiliated with Hoansoo Lee, our Chief Executive Officer and a member of our board of directors, and one of whom is affiliated with Wenying Jia, our Chairperson and a member of our board of directors, are able to exercise voting control over matters submitted to our stockholders for approval.

Because more than 50% of the voting power of our outstanding capital stock are held by these stockholders, we qualify as a “controlled company” under the Nasdaq rules. As a controlled company, we may elect to rely on exemptions from certain corporate governance requirements, including requirements that a majority of our board of directors be independent and that our compensation and nominating and corporate governance committees be composed entirely of independent directors. Although we do not currently rely on any of the exemptions afforded to a “controlled company” under Nasdaq rules, we may do so in the future.

If we rely on one or more of these exemptions, holders of our Class A Common Stock may not have the same protections afforded to stockholders of companies that are subject to all Nasdaq corporate governance requirements. In addition, the voting control exercised by the holders of our Class B Common Stock will enable them to determine the outcome of matters requiring stockholder approval, including the election of directors, certain amendments to our organizational documents, and approval of mergers, asset sales, or other significant corporate transactions. This concentration of control could discourage or prevent transactions that other stockholders may consider favorable and could limit the ability of holders of our Class A Common Stock to influence corporate matters, which could adversely affect the market price of our securities.

We are a “smaller reporting company” and an “emerging growth company” under the U.S. federal securities laws, and the reduced reporting requirements applicable to smaller reporting companies and emerging growth companies could make our securities less attractive to investors.

We are a “smaller reporting company” and an “emerging growth company” under U.S. federal securities laws. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Furthermore, as an emerging growth company, we have taken, and intend to continue to take, advantage of exemptions from certain reporting requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. Investors may not find our securities attractive because we may rely on these exemptions and reduced disclosures. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and our stock price may be more volatile.

We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (ii) the date on which have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

The price of our securities may be volatile, and you could lose all or part of your investment.

The prices of our securities may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

●	introduction of new products or services offered by us or our competitors;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	our ability to effectively manage our growth;

●	actual or anticipated variations in quarterly operating results;

●	our cash position;

●	additions or departures of key personnel;

●	loss of a strategic relationship;

●	our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

●	publication of research reports about us or our industry;

●	changes in the market valuations of similar companies;

●	overall performance of the equity markets;

●	sales of our securities by us or our stockholders in the future;

●	trading volume of our securities;

●	investor perception of our industry or prospects;

●	insider selling or buying;

●	ineffectiveness of our internal controls; and

●	general political and economic conditions and other events or factors.

Many of these factors are beyond our control and may decrease the market price of our securities, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our securities will be at any time, including as to whether our securities will sustain current market prices, or as to what effect that the sale of shares or the availability of our securities for sale at any time will have on the prevailing market price.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our securities.

A liquid trading market for our securities may not be sustained.

An active and liquid public trading market for our Class A Common Stock and our other securities may not be sustained. Our securities may experience limited trading volume, and the market price may be subject to significant volatility due to a number of factors, including limited analyst coverage, the concentration of share ownership among a small number of stockholders, the resale of shares by certain of our stockholders following the expiration of applicable lock-up periods, general market conditions affecting companies operating in the AI and technology sectors, and other factors discussed elsewhere in this “Risk Factors” section.

There can be no assurance that an active trading market will be maintained on a consistent or liquid basis. Low trading volume or volatility could make it difficult for investors to sell their our securities at or above the price they paid, or at all. In addition, if we fail to meet the continued listing standards of Nasdaq, its securities could be delisted, which would further reduce liquidity and market visibility.

As a result, investors may experience difficulty in buying or selling our securities, may be unable to sell their securities at a favorable time or price, and may be required to hold their investment for an extended period of time.

We may be unable to maintain the listing of our securities on Nasdaq in the future.

If we fail to meet Nasdaq’s continued listing requirements and Nasdaq removes our securities from Nasdaq, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a limited amount of news and analyst coverage for us; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

A decline in the price of our Class A Common Stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our Class A Common Stock could result in a reduction in the liquidity of our Class A Common Stock and a reduction in our ability to raise capital. A decline in the price of our Class A Common Stock could be especially detrimental to our liquidity, operations and strategic plans. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and services and continue current operations. If the price of our Class A Common Stock declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations or raise capital that is on favorable terms to us. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our securities must come from increases in the fair market value and trading price of such securities.

We currently anticipate retaining future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our Common Stock for the foreseeable future. In addition, debt agreements, which we may enter into, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that our board of directors decides is relevant. Any return to stockholders will therefore be limited to the appreciation of their Common Stock.

Our management team has limited experience managing a U.S. public company, and the additional demands associated with operating as a public company may adversely affect our business, financial condition and results of operations.

Following the Business Combination, we became a publicly traded company subject to the reporting, corporate governance, internal control, investor relations and other requirements applicable to companies whose securities are listed on a national securities exchange. Other than our Chief Financial Officer, whose public company experience consists of serving as the chief financial officer of a Nasdaq-listed special purpose acquisition company, the members of our executive management team have not previously served as executive officers of a U.S. public company, and our management team as a whole has limited experience complying with the legal, accounting, regulatory and governance requirements applicable to operating public companies.

As a public company, we are required to devote significant management attention and financial resources to complying with the reporting requirements of the Exchange Act, the rules and regulations of the SEC, applicable Nasdaq listing standards and the requirements of the Sarbanes-Oxley Act. These obligations include, among other things, preparing and filing periodic reports with the SEC, establishing and maintaining effective disclosure controls and procedures and internal control over financial reporting, complying with corporate governance requirements, implementing appropriate public company policies and procedures and responding to increased scrutiny from stockholders, securities analysts and regulators. Our management may not successfully or timely implement the processes, systems and controls necessary to satisfy these requirements. In addition, the time and attention required to address public company obligations may divert management’s focus from the operation and growth of our business. Failure to comply with applicable securities laws, SEC reporting requirements or Nasdaq listing standards could result in regulatory investigations or enforcement actions, litigation, reputational harm, the loss of investor confidence or the delisting of our securities from Nasdaq, any of which could materially and adversely affect our business, financial condition, results of operations and the market price of its securities.

Although we have engaged experienced outside legal counsel, independent auditors and other professional advisers to assist us in complying with our public company obligations, there can be no assurance that these efforts will be sufficient to ensure timely compliance with all applicable requirements or to prevent deficiencies in our disclosure controls, internal controls or corporate governance practices.

USE OF PROCEEDS

All of the Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales except with respect to amounts received by us upon exercise of the Warrants to the extent such warrants are exercised for cash.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the cash exercise of any Warrants for general corporate purposes. Our management will have broad discretion over the use of proceeds from the cash exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

MARKET PRICE FOR OUR SECURITIES AND DIVIDEND POLICY

Market Price Information

Our Class A Common Stock is currently listed on the Nasdaq Global Market under the symbol “XLAB.” On October 29, 2026, the last reported sale price of our Class A Common Stock on the Nasdaq Global Market was $3.15 per share.

Our Class B Common Stock are not listed on Nasdaq or any other securities exchange and are not publicly traded

Holders

As of October 29, 2026, we had 33,689,050 shares of Class A Common Stock outstanding held of record by approximately 38 holders and 30,645,739 shares of Class B Common Stock outstanding held of record by five holders.

The number of holders of record of our Class A Common Stock does not include a substantially greater number of “street name” holders or beneficial holders whose Class A Common Stock are held of record by banks, brokers and other financial institutions.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by any outstanding preferred stock and covenants of any existing and future outstanding indebtedness. We do not anticipate declaring any cash dividends to holders of our Common Stock in the foreseeable future. As a result, you may not receive any return on an investment in our Common Stock unless you sell your Common Stock for a price greater than that which you paid for it.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise indicated or the context otherwise requires, references in this Unaudited Pro Forma Condensed Combined Financial Information section to the “Company,” “we,” “us,” “our” and other similar terms refer to Exascale Labs Holdings Inc. (which became the publicly listed combined company) and its consolidated subsidiaries after the Business Combination. See the section of this prospectus titled “Frequently Used Terms” for the definitions of certain capitalized terms used and not defined in this section.

Introduction

On January 11, 2026, D. Boral ARC Merger Corporation, BCAR, Legacy Exascale and Merger Sub entered into the Business Combination Agreement. The Business Combination closed on August 27, 2026.

BCAR was a blank check company incorporated in the British Virgin Islands on March 20, 2025. BCAR was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On August 1, 2025, BCAR consummated its IPO of 28,000,000 public units at $10.00 per unit, which included 3,000,000 units issued upon the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of $280,000,000. Simultaneously with the IPO, BCAR completed a private placement of 200,000 units to the Sponsor at $10.00 per unit, generating additional proceeds of $2,000,000. Total transaction costs amounted to $3,582,634, which included a non-cash expense of $2,419,400 representing the fair value of 1,000,000 BCAR Class A Ordinary Shares issued to the representative of the underwriters in the IPO, and $1,163,234 of other cash offering costs.

D. Boral ARC Merger Corporation is a Delaware company formed by BCAR on December 19, 2025. D. Boral ARC Merger Corporation was formed to be the surviving company in connection with the Business Combination. Prior to the Business Combination, D. Boral ARC Merger Corporation had no principal operations or revenue producing activities.

Legacy Exascale was incorporated as a Delaware corporation on June 1, 2022. Through the Business Combination, D. Boral ARC Merger Corporation succeeded to the business of Legacy Exascale and became a publicly traded company. Upon the closing of the Business Combination, D. Boral ARC Merger Corporation was renamed as “Exascale Labs Holdings Inc.”

We are a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Our core business includes GaaS, through which we provide reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, we have developed certain modular data center, high-density liquid cooling, HVDC power, data center interconnectivity and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that we believe are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this prospectus. The platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of BCAR and Legacy Exascale, adjusted to give effect to the Business Combination and other events contemplated by the Business Combination Agreement.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical balance sheet of BCAR as of June 30, 2026 with the historical balance sheet of Legacy Exascale as of June 30, 2026 on a pro forma basis as if the Business Combination had been consummated on June 30, 2026. This presentation has been prepared in accordance with Article 11 of Regulation S-X to facilitate understanding of the financial impacts.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026 combines the historical statement of operations of BCAR for the year ended June 30, 2026 and the historical statement of operations of Legacy Exascale for the year ended June 30, 2026 on a pro forma basis as if the Business Combination had been consummated on July 1, 2025.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:

●	the historical unaudited financial statements of BCAR as of and for the period from March 20, 2025 (inception) through June 30, 2025, the historical audited financial statements of BCAR as of and for the period from March 20, 2025 (inception) through December 31, 2025 and the historical unaudited financial statements of BCAR as of and for the six months ended June 30, 2026;

●	the historical audited financial statements of Legacy Exascale as of and for the year ended June 30, 2025 and 2026; and

●	other information relating to Legacy Exascale and BCAR, including the Business Combination Agreement and the description of certain terms thereof and the financial and operational condition of BCAR and Legacy Exascale.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what our financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting our future financial condition and results of operations. The unaudited pro forma condensed combined financial statements include certain assumptions, which may ultimately not come to fruition. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments and the assumptions included in these unaudited pro forma condensed combined financial statements represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. In addition, the unaudited pro forma condensed combined financial statements do not purport to project our future financial position or operating results.

Description of the Transactions

On January 11, 2026, BCAR, Legacy Exascale, D. Boral ARC Merger Corporation and Merger Sub entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, the Business Combination was effected in two steps: (i) a merger of BCAR with and into D. Boral ARC Merger Corporation for the purpose of redomiciling BCAR from the British Virgin Islands to the State of Delaware (the “Domestication Merger”), with D. Boral ARC Merger Corporation continuing as the surviving corporation and, upon effectiveness of the Domestication Merger, changing its name to “Exascale Labs Holdings Inc.”; and (ii) immediately thereafter, a merger of Merger Sub with and into Legacy Exascale, with Legacy Exascale surviving as a wholly owned subsidiary of D. Boral ARC Merger Corporation (the “Acquisition Merger” and, together with the Domestication Merger, the “Business Combination”).

On August 27, 2026 (the “Closing Date”), the parties consummated the Business Combination, following approval by BCAR’s shareholders at an extraordinary general meeting held on July 29, 2026.

In the Domestication Merger, BCAR continued out of the British Virgin Islands and into the State of Delaware pursuant to the Business Companies Act (Revised Edition 2020), as amended, of the British Virgin Islands and Section 388 and other applicable provisions of the DGCL, with D. Boral ARC Merger Corporation surviving as a Delaware corporation under the name “Exascale Labs Holdings Inc.” At the effective time of the Domestication Merger, (i) 1,200,000 issued and outstanding BCAR Class A Ordinary Shares and 12,000,000 BCAR Class B ordinary shares, together with 1,134,789 BCAR Class A Ordinary Shares that remained issued and outstanding and were not redeemed in connection with the shareholder vote (in each case, other than shares held as treasury shares, shares held by subsidiaries of BCAR, shares held by BCAR shareholders who properly exercised dissenter’s rights under applicable law, and BCAR Class A Ordinary Shares that were redeemed in connection with the shareholder vote) were cancelled and converted into 14,334,789 shares of our Class A Common Stock, and (ii) each warrant of BCAR outstanding immediately prior to the Domestication Merger (each, a “BCAR Warrant”) was assumed by D. Boral ARC Merger Corporation and became a warrant of D. Boral ARC Merger Corporation (each, a “Warrant”), exercisable for our Class A Common Stock on the same terms as were applicable to the BCAR Warrants, subject to adjustments contemplated by the Business Combination Agreement.

In connection with the extraordinary general meeting and the Business Combination, holders of 26,865,211 BCAR Class A Ordinary Shares exercised their redemption rights and redeemed their shares for cash. On the Closing Date, there were 1,134,789 shares of our Class A Common Stock outstanding that were held by former BCAR public shareholders.

Following the Domestication Merger, Merger Sub merged with and into Legacy Exascale, with Legacy Exascale surviving as our wholly owned subsidiary. At the closing of the Acquisition Merger, the aggregate consideration payable to Legacy Exascale and its securityholders (the “Merger Consideration”) was $500,000,000, payable in the form of 50,000,000 newly issued shares of our Common Stock, valued at $10.00 per share. The Merger Consideration was allocated among Legacy Exascale’s various securityholder groups based on their respective “implied ownership percentages,” determined by reference to Legacy Exascale’s fully diluted capitalization and the specific contractual terms applicable to each category of security. In particular:

(i)	each SAFE between Legacy Exascale and a Legacy Exascale Safeholder was cancelled and converted into the right to receive a number of shares of our Class A Common Stock based on the SAFE’s implied ownership percentage (which, in general, was equal to the product of (x) the quotient obtained by dividing the SAFE’s purchase amount by its post-money valuation cap and (y) 100, subject to capitalization and rounding adjustments), with all outstanding SAFEs as of the proxy statement/prospectus filing date collectively entitled to receive 8,864,761 shares of our Class A Common Stock, representing an aggregate implied ownership percentage of 17.730%;

(ii)	the Base Camp Investment Agreement was cancelled and converted into the right to receive 312,500 shares of our Class A Common Stock, representing an implied ownership percentage of 0.625%;

(iii)	each outstanding Legacy Exascale equity incentive award was cancelled and converted into the right to receive our Class A Common Stock based on the implied ownership percentage attributable to such award, which, based on Legacy Exascale’s capitalization as of the proxy statement/prospectus filing date, was 0.154%, entitling such award holders to receive an aggregate of 77,000 shares of our Class A Common Stock;

(iv)	each issued and outstanding share of Legacy Exascale Class A common stock was cancelled and converted into the right to receive our Class A Common Stock based on the implied ownership percentage attributable to Legacy Exascale’s Class A common stock, which, based on the same capitalization date, was 20.200%, entitling the holders of Legacy Exascale Class A common stock to receive an aggregate of 10,100,000 shares of our Class A Common Stock; and

(v)	each issued and outstanding share of Legacy Exascale Class B common stock was cancelled and converted into the right to receive our Class B Common Stock based on the implied ownership percentage attributable to Legacy Exascale’s Class B common stock, which, based on the same capitalization date, was 61.291%, entitling the holders of Legacy Exascale Class B common stock to receive an aggregate of 30,645,739 shares of our Class B Common Stock.

Each share of our Class A Common Stock carries one vote per share, and each share of our Class B Common Stock carries twenty votes per share. No fractional shares of our Common Stock were issued in connection with the Business Combination. On the Closing Date, there were 19,354,261 shares of our Class A Common Stock and 30,645,739 shares of our Class B Common Stock outstanding that were held by former Legacy Exascale Securityholders.

As of the Closing Date and upon completion of the Business Combination, we had approximately 64,334,789 shares of Common Stock issued and outstanding, consisting of approximately 33,689,050 shares of Class A Common Stock and 30,645,739 shares of Class B Common Stock, and no shares of Preferred Stock outstanding. In addition, as of the Closing Date, we had 14,099,992 Warrants outstanding, each whole Warrant entitling the holder to purchase one share of our Class A Common Stock at an exercise price of $11.50 per share.

The pro forma combined financial information takes into account the actual redemptions of BCAR Ordinary Shares that occurred as of the Closing Date of the Business Combination.

The pro forma shares of the combined common stock issued and outstanding immediately after the Business Combination are as below:

Actual Redemption Common Stock
Class A Common Stock held by BCAR public shareholders(1)	1,134,789
Class A Common Stock held by the Sponsor and affiliates(2)	12,200,000
Class A Common Stock held by the IPO underwriter(3)	1,000,000
Class A Common Stock held by Legacy Exascale Safeholders(4)	8,864,761
Class A Common Stock held by the Base Camp Investor(5)	312,500
Class A Common Stock held by Legacy Exascale Equity Incentive Recipients(6)	77,000
Class A Common Stock held by Legacy Exascale Class A common stockholders(7)	10,100,000
Class B Common Stock held by Legacy Exascale Class B common stockholders(8)	30,645,739
Total	64,334,789

(1)	Consists of 1,134,789 shares of our Class A Common Stock, resulting from the conversion by BCAR’s public shareholders on a one-for-one basis.
(2)	Consists of (i) 200,000 shares of our Class A Common Stock converted from private units held by the Sponsor, and (ii) 12,000,000 shares of our Class A Common Stock converted from founder shares held by the Sponsor.
(3)	Consists of 1,000,000 shares of our Class A Common Stock converted from representative shares held by the underwriter in the IPO.
(4)	Consists of 8,864,761 shares of our Class A Common Stock converted from Legacy Exascale Safeholders.
(5)	Consists of 312,500 shares of our Class A Common Stock converted from the Base Camp Investor.
(6)	Consists of 77,000 shares of our Class A Common Stock converted from Legacy Exascale Equity Incentive Recipients.
(7)	Consists of 10,100,000 shares of our Class A Common Stock converted from Legacy Exascale Class A common stockholders.
(8)	Consists of 30,645,739 shares of our Class B Common Stock converted from Legacy Exascale Class B common stockholders.

Accounting Treatment of the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, while BCAR was the legal acquirer, it was treated as the acquired company for financial reporting purposes. Accordingly, the financial statements of Legacy Exascale represented a continuation of the financial statements of Legacy Exascale, with the Business Combination treated as the equivalent of Legacy Exascale issuing stock for the net assets of BCAR, accompanied by a recapitalization. The net assets of BCAR were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy Exascale in future reports of Exascale Labs Holdings Inc.

Legacy Exascale has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

●	Legacy Exascale stockholders had a significant majority of the voting power of the Company;

●	The Company’s board of directors consisted of five members, all of whom were designated by Legacy Exascale;

●	Legacy Exascale’s senior management comprised the senior management of the Company and were responsible for the day-to-day operations of the Company;

●	Legacy Exascale is the larger entity based on historical operating activity and employee base; and

●	Legacy Exascale’s operations comprise the ongoing operations of the Company.

Legacy Exascale has been designated as the accounting acquirer and has a fiscal year end of June 30. Upon the Closing of the Business Combination, the Company changed its fiscal year end from December 31 to June 30, which is the fiscal year end historically used by Legacy Exascale.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the post-combination Company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination Company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination Company will experience. Legacy Exascale and BCAR have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026, and in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026 are based on the actual values as of the Closing Date. The differences that may occur between the presented value and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

			Actual Redemptions
	Exascale Labs Inc.	BCAR	Transaction Accounting Adjustments		Pro Forma Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	$	$	$		$
ASSETS
Current assets:
Cash and cash equivalents	2,693,586	41,733	289,883,138	A	13,989,461
			(126,615)	B1
			(1,367,679)	B2
			(278,134,702)	C
			1,000,000	E1
U.S. Dollar Coin	2,160,746	-			2,160,746
Accounts receivable, net	1,107,210	-			1,107,210
Advance to suppliers	112,343	-			112,343
Refundable deposits receivable	450,000	-			450,000
Prepayment and other receivable	-	151,886			151,886
Total Current Assets	6,523,885	193,619	11,254,142		17,971,646

Non-current assets:
Cash and securities held in Trust Account	-	289,883,138	(289,883,138)	A	-
Property, equipment and software, net	12,840	-			12,840
Deferred Offering Cost	190,000	-	(190,000)	B1	-
Total Non-current Assets	202,840	289,883,138	(290,073,138)		12,840
TOTAL ASSETS	6,726,725	290,076,757	(278,818,996)		17,984,486

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Accounts payable	916,422	-			916,422
Simple agreements for future equity	29,121,268		-		-
		-	1,000,000	E1
		-	(30,121,268)	E2
Contract liabilities	1,070,378				1,070,378
Refundable deposits payable	359,481				359,481
Accrued expense and other current liabilities	417,951	812,530	(812,530)	B2	367,951
			(50,000)	D
Total Current Liabilities	31,885,500	812,530	(29,983,798)		2,714,232
Total Liabilities	31,885,500	812,530	(29,983,798)		2,714,232

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption	-	289,883,138	(289,883,138)	C	-

Stockholders’ Equity (Deficit)
Class A common shares	3	120	113	C	3,368
			31	D
			886	E2
			1,200	F
			1,015	G
Class B common shares	12	1,200	(1,200)	F	3,065
			3,065	G
			(12)	G
Additional paid-in capital	220,636		(297,000)	B1	41,198,396
			11,748,322	C
			49,969	D
			30,120,382	E2
			(643,913)	G
Accumulated deficit	(25,379,426)	(620,231)	(19,615)	B1	(25,934,575)
			(555,149)	B2
			639,846	G
Total Stockholders’ Equity (Deficit)	(25,158,775)	(618,911)	41,047,940		15,270,254
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	6,726,725	290,076,757	(278,818,996)		17,984,486

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended June 30, 2026

	For the year ended June 30,		Actual Redemptions
	2026		Pro Forma		Pro Forma
	Exascale	BCAR	Adjustments		Combined
	$	$	$		$
Revenue	14,822,799				14,822,799
Cost of revenues	(12,404,546)				(12,404,546)

Operating costs and expenses:
Selling and marketing expenses	(499,392)	-			(499,392)
General and administrative expenses	(1,229,516)	-			(1,229,516)
Research and development expenses	(5,490,185)	-			(5,490,185)
Formation and operational costs	-	(1,484,012)	220,000	I	(1,264,012)
Total operating expenses	(7,219,093)	(1,484,012)	220,000		(8,483,105)
Income (loss) from operations	(4,800,840)	(1,484,012)	220,000		(6,064,852)

Other income (expense):
Other income	15,832	-			15,832
Change in fair value of simple agreements for future equity	(7,377,383)	-	7,377,383	H	-
Interest income on cash held in Trust Account	-	9,883,138	(9,883,138)	J	-
Total other income (expense)	(7,361,551)	9,883,138	(2,505,755)		15,832
Loss before income tax expense	(12,162,391)	8,399,126	(2,285,755)		(6,049,020)
Income tax expense	-	-	-		-
Net (loss) income	(12,162,391)	8,399,126	(2,285,755)		(6,049,020)
Basic and Diluted
Loss per share					(0.094)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of the Pro Forma Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, BCAR, who is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Legacy Exascale, which is the legal acquiree, was treated as the accounting acquirer for financial reporting purposes.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Article 11 provides guidance to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Given such Management Adjustments, if any, would not enhance an understanding of the pro forma effects of the Transaction, we have elected not to present any Management Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not include income tax effects as the parties to the Business Combination are evaluating the post-Closing tax implications of Legacy Exascale. Accordingly, the unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the parties to the Business Combination filed consolidated income tax returns during the periods presented, nor does it reflect the amounts of pro forma deferred tax assets or liabilities as of the periods presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined Company. They should be read in conjunction with the historical financial statements and notes thereto of BCAR and Legacy Exascale.

Note 2—Pro Forma Adjustments

BCAR and Legacy Exascale have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are as follows:

(A)	Reflects the reclassification of cash and cash equivalents from the trust account that become available for use post-Closing.

(B1)	Reflects the settlement of total estimated professional fees incurred by Legacy Exascale not yet recognized in its historical financial statements. These costs are accounted for as equity issuance costs.

(B2)	Reflects the settlements and accruals of total estimated professional fees incurred by BCAR not yet recognized in its historical financial statements. These costs are accounted for as expenses.

(C)	Reflects the reclassification of common stock subject to possible redemption to permanent equity.

(D)	Reflects pro forma adjustments to record (i) $50,000 of cash proceeds received under the investor provider arrangement as other current liabilities, and (ii) share-based compensation expense for services that were fully provided, the total equity conversion to 312,500 common shares, with the related liability reclassified to common shares and additional paid-in capital.

(E1)	Reflects Legacy Exascale’s issuance in July 2026 of an aggregate of $1.0 million in SAFE investment.

(E2)	Reflects the conversion of SAFEs into an aggregate of 8,864,761 shares of Class A common stock.

(F)	Reflects the share exchanges for the recapitalization of BCAR.

(G)	Reflects the share exchanges for the recapitalization of Legacy Exascale including share-based compensation.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2026 and 2025 are as follows:

(B2)	Reflects the settlement of total estimated professional fees incurred by BCAR not yet recognized in its historical financial statements. These costs are accounted for as expenses.

(H)	Reflects the elimination of remeasurement gains and losses on SAFEs.

(I)

Reflects the elimination of monthly administration fee of $20,000 paid to the Sponsor after giving effect to the Business Combination as if it had occurred on July 1, 2025.

(BCAR entered into an administrative services agreement, commencing on August 1, 2025, through the earlier of BCAR’s consummation of an initial business combination or its liquidation, to pay to the Sponsor a total of $20,000 per month for office space, secretarial and administrative services provided to members of BCAR’s management team.)

(J)	Reflects the elimination of interest income generated from the investments held in the trust account after giving effect to the Business Combination as if it had occurred on July 1, 2025.

Note 3—Loss per Share

As the Business Combination is being reflected as if it had been consummated on July 1, 2025, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes the following events occurred as of July 1, 2025:

Actual Redemptions
Year Ended June 30, 2026
Pro forma net loss	$(6,049,020)
Weighted average shares outstanding – basic	64,334,789
Weighted average shares outstanding – diluted	64,334,789
Net loss per share – basic	$(0.094)
Net loss per share – diluted	$(0.094)

Weighted average shares calculation, basic and diluted
BCAR Public Shares	1,134,789
BCAR private placement shares held by Sponsor	200,000
BCAR Founder Shares held by Sponsor	12,000,000
Underwriter Representative shares	1,000,000
Post-Combination Company common stock issued in the Business Combination to Legacy Exascale Securityholders	50,000,000
Weighted average shares outstanding, basic and diluted	64,334,789

Actual Redemptions
Year Ended June 30, 2026
BCAR public shares	1.76%
BCAR private placement shares held by Sponsor	0.31%
BCAR founder shares held by Sponsor	18.65%
Underwriter Representative shares	1.55%
Post-Combination Company common stock issued in the Business Combination to Legacy Exascale Securityholders	77.73%
Total	100.00%

BUSINESS

Overview

Exascale Labs Holdings Inc. was incorporated under the name “D. Boral ARC Merger Corporation” as a Delaware corporation on December 19, 2025. Legacy Exascale was incorporated as a Delaware corporation on June 1, 2022. On August 27, 2026, we consummated the Business Combination. As contemplated by the Business Combination Agreement, (i) prior to the effective time of the Acquisition Merger, BCAR continued out of the British Virgin Islands and into the State of Delaware and redomiciled as, and became a, Delaware corporation by merging with and into Boral ARC Merger Corporation (the forgoing transaction being referred to herein as the “Domestication Merger”), with Boral ARC Merger Corporation continuing as the surviving corporation and changing its name from “Boral ARC Merger Corporation” to “Exascale Labs Holdings Inc.” and (ii) following the Domestication Merger, Merger Sub merged with and into Legacy Exascale, with Legacy Exascale surviving as a wholly-owned subsidiary of Exascale Labs Holdings Inc. (the foregoing transaction being referred to herein as the “Acquisition Merger”).

Through the Business Combination, Exascale Labs Holdings Inc. became the combined company of the Business Combination and succeeded to the business of Legacy Exascale. On August 28, 2026, our Class A Common Stock and warrants began trading on the Nasdaq Global Market under the symbols “XLAB” and XLABW,” respectively. Our Class B Common Stock are not listed on Nasdaq or any other securities exchange and are not publicly traded.

We are a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Our core business includes GaaS, through which we provide reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, we have developed certain modular data center, high-density liquid cooling, HVDC power, data center interconnectivity and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that we believe are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this prospectus. The platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference.

Our business consists of two primary product and service categories. First, we provide GPU-based compute services through our GaaS offering, which delivers scalable access to high-performance GPU capacity via bare-metal and VM configurations. These services are offered through both on-demand and reserved usage models and are designed to support a range of AI workloads, including large-scale model training, fine-tuning, and high-concurrency inference. Second, we provide Infrastructure Solutions for AI deployments, which include (i) GPU cluster management and operational services provided to AIDC operators, including planning and configuration support, monitoring, performance tuning, and ongoing operational assistance for large-scale GPU deployments, which are revenue-generating and delivered pursuant to commercial service arrangements, and (ii) certain modular data center, advanced liquid cooling, HVDC power, data center interconnectivity and energy storage solutions that our management believes are ready to support customer deployments as of the date of this prospectus, although such offerings have not generated revenue to date. We expect to pursue these offerings on an asset-light basis, primarily through partnerships, systems integration, contract manufacturing and other collaborative structures.

Industry and Market Background

The AI industry is undergoing a generational paradigm shift, driven by the rapid adoption of Generative AI and LLMs. This shift has created an unprecedented demand for specialized, high-performance accelerated computing infrastructure that far exceeds the capabilities of traditional general-purpose cloud architectures. We believe the market is currently in the early stages of a secular transition from legacy central processing unit (“CPU”)-centric data centers to accelerated computing environments purpose-built for AI.

The proliferation of foundational models and AI-native applications has triggered a massive capital investment cycle. According to a September 2025 report by Gartner, Inc., a business and technology insights company, global spending on AI infrastructure is projected to grow to exceed $2.0 trillion by 2026. This growth is driven not only by the training of increasingly larger models which now regularly exceed trillions of parameters, but also by the exponential rise in inference workloads as enterprises integrate AI into production environments. The demand for compute capacity is outstripping supply by a significant margin. As of early 2026, despite increases in manufacturing capacity, the demand for cutting-edge GPUs, such as NVIDIA’s Blackwell architecture and subsequent generations, remained robust. Market indicators suggest that supply constraints for high-end AI processors could extend through 2027 and into 2028.

Limitations of Legacy Cloud Infrastructure

Traditional hyperscale cloud providers have historically architected their infrastructure to primarily support general-purpose web applications, such as web-hosting, e-commerce, databases, and search, and have historically relied on CPU-based, web-scale computing architectures. While hyperscale cloud providers have added GPU offerings and continue to invest in AI-related infrastructure, the operational and architectural assumptions that underlie general-purpose cloud platforms, such as multi-tenant abstractions designed for a wide set of workloads, may not be optimized for certain AI workloads that require dense GPU clusters, high-performance interconnects, and operational practices focused on maximizing effective utilization and minimizing job disruption. Industry participants have stated that certain large, diversified cloud providers are not purpose-built for the AI and accelerated compute use cases served by specialized AI infrastructure providers.

As AI adoption accelerates, the market increasingly demands infrastructure that is purpose-built to address the unique characteristics of AI workloads. This shift is driving specific requirements for platforms and service providers that combine GPU capacity with specialized software, operational tooling, and infrastructure management practices intended to (i) optimize performance, (ii) maintain stability and uptime, and (iii) reduce the complexity of operating high-performance AI infrastructure.

In particular, AI adoption has driven demand for infrastructure that can address several interrelated requirements, including the following:

●	Performance at scale through balanced system design. Large AI training workloads can require high-throughput data pipelines and coordinated operation across many GPUs. In these settings, performance is often influenced not only by the GPUs themselves but also by the design and operation of supporting infrastructure components (including networking, storage, and systems software).

●	Maximizing effective utilization of expensive GPU resources. Because GPU compute capacity is a significant input cost for many AI workloads, effective utilization can meaningfully affect the economics and throughput of AI development and deployment. Industry users place strong emphasis on the degree to which real-world performance approaches hardware potential, and on how that performance can be affected by software stack efficiency, data movement and bottlenecks, as well as operational factors that interrupt or degrade workload execution.

●	Reliability, stability, and operational consistency. Large-scale training runs and production inference environments can be sensitive to interruptions, failures, and performance variability. As clusters scale, operational stability and uptime become increasingly important for avoiding disruptions and managing overall compute costs and time-to-completion. We have observed an increasing demand for lifecycle management, monitoring, validation, and proactive health-checking capabilities intended to prevent failures and rapidly remediate issues in complex AI infrastructure environments.

●	Reducing operational complexity for customers and improving usability. Deploying and operating GPU clusters at scale often involves significant complexity, including provisioning, configuration management, observability, incident response workflows, and ongoing tuning of infrastructure and software environments. The industry requires monitoring and observability solutions, as well as operational services designed to support the deployment, ongoing operation, and remediation of infrastructure components throughout their full lifecycle. These capabilities are needed to shift a meaningful portion of the infrastructure management burden from customers to the platform.

●	Speed of deployment and access to current-generation GPU capability. AI demand has increased the importance of time-to-capacity, including the ability to deploy and operate GPU clusters in a timely manner and, in some cases, to adopt new GPU generations as they become commercially available. Industry participants have cited speed to market and the scale of GPU clusters as factors relevant to competitive positioning in accelerated computing markets.

The Evolution of Purpose-built AI Clouds (NeoClouds)

In response to the demand for accelerated compute capacity and the constraints associated with obtaining and deploying advanced GPU resources, a category of purpose-built AI infrastructure providers, often referred to in industry discussions as “neoclouds,” has emerged.

Neocloud providers generally offer GPU-centric infrastructure and services designed specifically for AI workloads. By combining compute capacity with managed configuration, monitoring, incident response workflows, and workload tuning practices, these platforms are intended to improve effective utilization and deliver more predictable performance for model training and large-scale inference, while supporting service stability and uptime. Neocloud offerings are also commonly structured to reduce the operational complexity associated with deploying and operating high-performance GPU clusters and to provide customers with more rapid access to scalable GPU capacity as demand changes.

Business models among neocloud providers vary. Some specialized providers have adopted capital-intensive approaches that involve significant investments in GPU fleets and data center capacity, and certain market participants have described their operations as capital-intensive and related capital market risks.

Capital Investment and Industry Trajectory

The AI infrastructure sector continues to attract unprecedented levels of capital investment, driven by what we believe is a secular transition in global computing architecture. However, this rapid expansion is inherently capital-intensive, often requiring substantial upfront expenditures that can translate into significant balance sheet leverage, while simultaneously exposing operators to risks associated with hardware obsolescence, accelerated depreciation, and rapid technology refresh cycles. A November 2025 report by CreditSights projects combined capital expenditures for the top five hyperscalers increasing from approximately $256.0 billion in 2024 to approximately $602.0 billion in 2026.

We believe that this investment cycle is in its early stages. According to an April 2025 article by McKinsey & Company, global data centers will require a cumulative investment of approximately $6.7 trillion by 2030, of which approximately $5.2 trillion is specifically attributed to AI-related infrastructure. This forecast implies a sustained, multi-year expansion in the addressable market for data center delivery, specialized compute services, and hardware optimization.

We believe these capital inflows underscore the strategic importance of computing power as a fundamental resource for future economic growth. At the same time, the scale and structure of these investments highlight the importance of capital-efficient models that can mitigate leverage, manage asset lifecycle risk, and optimize returns amid ongoing hardware evolution. The magnitude of the projected investment suggests durable market demand for infrastructure providers capable of delivering high-performance resources with speed and capital efficiency.

Physical Constraints: Data Center, Power, and Deployment

The scaling of AI infrastructure is increasingly constrained by physical limitations related to power availability, thermal management, and data center construction timelines. As the thermal design power (“TDP”) of next-generation AI accelerators approaches and, in some cases, exceeds 1,000 watts per GPU, legacy data centers designed for lower-density workloads, typically supporting approximately 10 to 15 kilowatts per rack, are becoming insufficient for modern AI deployments. As a result, the industry is undergoing a structural transition toward high-density computing environments capable of supporting rack densities ranging from approximately 40 kilowatts to over 100 kilowatts per rack. We believe this transition requires the adoption of advanced infrastructure technologies, including next-generation liquid cooling solutions and modular data center (“MDC”) architectures, to overcome the thermal and power-efficiency limitations of traditional air-cooled facilities.

In addition to thermal constraints, limitations on utility power availability and transmission capacity are increasingly influencing the design and deployment of AI infrastructure. These constraints have driven growing interest in HVDC power architectures, which are designed to improve power transmission efficiency and reduce energy losses within high-density AI computing environments. Collectively, these physical constraints are becoming a critical factor in determining the pace at which AI infrastructure can be deployed and scaled and are increasingly viewed as a prerequisite to sustaining continued performance improvements in next-generation AI models.

As GPU TDP continues to rise, software optimization has emerged as a critical economic lever for AI infrastructure providers and their customers. Given the high capital cost and ongoing scarcity of advanced AI hardware, the ability to improve effective compute throughput and increase GPU utilization rates through software-defined efficiency is becoming increasingly important to the economic viability of AI workloads. At the same time, the industry is mandating a shift toward liquid cooling technologies to support next-generation rack densities that exceed 100 kilowatts, which we believe requires AI infrastructure to be architected from the ground up to operate reliably and efficiently in high-density environments.

We believe that the convergence of supply constraints, increasing technical complexity, and the need for rapid deployment has created a significant and durable market opportunity for asset-light, execution-focused AI infrastructure providers, like us, that can deliver high-performance compute capacity while addressing these evolving physical and operational challenges.

Our Solution

We have developed an asset-light, software-defined AI infrastructure platform designed to provide customers with access to high-performance GPU compute and related infrastructure services for large-scale AI workloads. The platform supports reserved and on-demand compute services and is intended to enable customers and infrastructure operators to provision, manage, monitor, and optimize GPU environments used for large-scale model training, fine-tuning, and high-concurrency inference.

Our business is organized around two primary product and service categories:

(i)	GaaS: We provide GPU-based compute services through our GaaS offering, which delivers scalable access to high-performance GPU capacity via bare-metal and VM configurations. These services are offered through both on-demand and reserved usage models and are designed to support a range of AI workloads, including large-scale model training, fine-tuning, and high-concurrency inference.

(ii)	Infrastructure Solutions. We provide Infrastructure Solutions for AI deployments, which include (a) GPU cluster management and operational services provided to AIDC operators, including planning and configuration support, monitoring, performance tuning, and ongoing operational assistance for large-scale GPU deployments, which are revenue-generating and delivered pursuant to commercial service arrangements, and (b) certain modular data center, advanced liquid cooling, HVDC power, data center interconnectivity and energy storage solutions that management believes are ready to support customer deployments as of the date of this prospectus, although such offerings have not generated revenue to date.

Supporting these offerings, we utilize infrastructure-level interfaces, APIs, and operational tooling to facilitate provisioning, resource management, monitoring, incident response, performance management, and service delivery across our compute and infrastructure services. We expect to pursue our broader infrastructure offerings on an asset-light basis, primarily through partnerships, systems integration, contract manufacturing, and other collaborative structures.

We believe that our combination of GPU compute services, operational capabilities, and infrastructure solutions is designed to address the performance, reliability, deployment, and operational requirements of modern AI infrastructure and to position us for long-term growth in the accelerated computing market.

Competitive Strengths

The following subsections describe certain competitive strengths that we believe differentiate us in the rapidly evolving AI infrastructure market and may may support our ability to compete as the market continues to evolve. The following competitive strengths should be balanced with, and considered in the context of, the risks we faces, as discussed in the “Risk Factors” section of this prospectus.

Purpose-Built for Large-Scale AI Workloads

Our platform and service model are designed for large-scale AI workloads, including model training, fine-tuning and high-concurrency inference. We believe this focus allows us to align our compute services, tooling and operational processes with the performance, stability and usability requirements of GPU-intensive environments.

Proprietary Software-Defined Efficiency

In an industry constrained by the high cost and scarcity of compute resources, we view software optimization as our primary lever for value creation. We have developed a proprietary Intelligent Scheduling System designed to decouple workload performance from raw hardware availability.

Key elements of this approach include:

●	Process-Level Orchestration. Unlike conventional schedulers that typically manage resources at the server level, our system is engineered to provide deep, process-level observability and control. It dynamically schedules computing tasks and optimizes memory allocation to address bottlenecks inherent in large-scale cluster training and parallel computing workloads.

●	Focus on Cost-Performance Efficiency. By optimizing kernel execution and mitigating network latency, our platform is designed to achieve utilization rates that significantly exceed standard industry benchmarks for generalized clouds. This efficiency objective allows us to potentially lower the effective total cost of ownership for our customers while maximizing the revenue yield of our deployed capacity.

Asset-Light and Scalable Delivery Model

We prioritize leveraging the underlying hardware resources and operational services of third-party data centers, and integrate those resources through our proprietary software systems and service capabilities to deliver GaaS and related software offerings to end customers, rather than incurring heavy capital expenditures on real estate and direct hardware ownership. This model is intended to provide several operational benefits, including:

●	Agility and Risk Mitigation: Our model enables us to scale capacity in response to customer demand without the long lead times and significant balance-sheet burdens associated with building greenfield data centers or owning depreciating hardware assets. It also provides the flexibility to adapt to new hardware generations, aiming to reduce the risk of technology obsolescence.

●	Focus on Core Competencies: By partnering with top-tier data center operators for physical facilities, we focuses our resources on what we believe are our core differentiators, namely: software orchestration, supply chain integration, and customer service delivery.

Rapid Deployment

Time-to-market is a critical differentiator for our customers in the AI sector. We leverage the extensive experience of our technical leadership team to navigate complex supply chains and accelerate infrastructure delivery across a truly global footprint. Drawing on our leadership’s prior experience deploying large-scale, high-performance computing clusters, we apply specialized execution methodologies to significantly compress deployment timelines compared to industry standards.

Diversified Customer Base

We have strategically cultivated a diversified customer base to enhance commercial resilience and revenue stability. As of June 30, 2026, we served close to 50 distinct customers, with our largest single customer contributing approximately 20.1% of our total revenue for the fiscal year ended June 30, 2026. We believe this level of diversification differentiates us in the specialized AI cloud market, where high revenue concentration from a small number of anchor tenants is often a prevalent structural characteristic. We believe our broad customer distribution reduces our dependency on any single entity and validates the widespread applicability of our service offerings. Our diversified portfolio helps us mitigate counterparty risks and maintain more predictable revenue streams amid fluctuating market cycles.

Accessible Service Model

We have architected our product and service framework to democratize access to high-performance AI infrastructure, addressing a significant gap in the market for underserved segments. While many specialized infrastructure providers prioritize massive-scale engagements with high minimum spend thresholds, effectively excluding a large portion of the market, we maintain a flexible engagement model. We offer product configurations, technical support structures, and commercial terms specifically designed to be accessible to small-and-medium-sized enterprises (SMEs) and emerging AI startups. Our service delivery model includes dedicated technical support suited for organizations that may lack the massive internal engineering resources of large technology giants. By providing this level of accessibility, we are able to capture high-growth opportunities within the broader AI ecosystem that are often overlooked by other providers.

Infrastructure Expertise and Future-Readiness

In addition to our compute services and revenue-generating GPU cluster management offerings, we have developed certain modular data center, advanced liquid cooling, HVDC power, data center interconnectivity and energy storage solutions that we believe are ready to support customer deployments as of the date of this prospectus, although such offerings have not generated revenue to date. We expect to pursue these offerings primarily through partnerships, systems integration, contract manufacturing and other collaborative structures. We believe this approach may allow us to participate in broader AI infrastructure deployments over time while maintaining an asset-light operating model.

Our Principal Products and Services

Our products and services are organized into two primary categories: (i) GPU-as-a-Service (“GaaS”), which includes software-defined AI compute services, infrastructure-level interfaces, and operational tools that enable customers and operators to provision and manage GPU resources at scale; and (ii) AI Infrastructure Solutions, which includes revenue-generating GPU cluster management and operational services for AI data center operators, as well as complementary infrastructure solution capabilities, including modular data center solutions, high-density liquid cooling systems, HVDC power architectures, data center interconnectivity and energy storage capabilities, that management believes are ready for commercial engagement but that have not yet generated revenue as of the date of this prospectus.

AI Compute Services (GPU-as-a-Service)

Our flagship offering is GPU-as-a-Service (“GaaS”), which provides customers with reserved or on-demand, scalable access to high-performance computing resources. Delivered through our unified control plane, these services are designed to meet the performance requirements of modern AI workloads.

We offer GPU compute configurations through both bare metal instances and virtual machines (“VMs”). We provide single-tenant, bare-metal servers that offer customers direct access to hardware resources without virtualization overhead. This configuration is optimized for large-scale cluster training and performance-critical workloads that require maximum throughput and low latency. We also offer flexible, isolated VM instances suitable for development, testing, and scalable inference workloads. These instances allow for rapid provisioning and efficient resource scaling.

We offer our compute services through multiple commercial models, including on-demand offerings that allow customers to provision capacity on a pay-as-you-go basis for short-term or burst workloads, as well as reserved instance offerings that provide guaranteed capacity and pricing stability for customers with predictable, long-term production requirements. Reserved arrangements typically range from one to three years and are intended to provide customers with supply certainty while providing us with improved revenue visibility.

Our platform supports a range of AI workloads, including large-scale multi-node training, enterprise fine-tuning of pre-trained models and production inference workloads requiring optimized latency and throughput. In connection with these services, we may also provide ancillary services that support compute usage, including networking and storage configuration, operating environment setup, and support services, as required by the customer and within the scope of the service arrangement. The availability of specific configurations and services may depend on supplier arrangements, data center capacity, and operational considerations.

Infrastructure-Level Interfaces and APIs

We provide infrastructure-level interfaces designed for developers and enterprise customers that support automated creation, management, and monitoring of compute resources through APIs. These interfaces are intended to enable customers to programmatically provision and manage resources without accessing a separate management console, including within the customer’s own systems and workflows.

Our API capabilities are intended to support, among other things, (i) programmatic provisioning and lifecycle management of compute resources, including GPU and CPU nodes, (ii) Command Line Interfaces (CLIs) that allow developers to provision, manage, and monitor compute resources via code, which enables direct integration with customers’ internal machine learning operations pipelines and CI/CD workflows, (iii) programmatic management and monitoring of customer environments, and (iv) integration of compute resources with networking and storage configurations as supported under the applicable service offering. The scope of API functionality available to any customer depends on the customer’s service configuration, access permissions, and the terms of the applicable arrangement.

Operational and Management Tools Supporting Service Delivery

We operate internal operational and management tools used by our personnel to manage the compute infrastructure and support service delivery. These tools are used to manage server resources and underlying services and to support ongoing operations. Core functions supported by these internal tools include (i) server management and operations, including onboarding, configuration, operational control, monitoring, and inspection workflows, (ii) environment management and operations, including monitoring and management of network conditions, thermal conditions, and power-related parameters, and (iii) supporting functions, including access management, logging, analytics and reporting, and integrations with third-party tools used to support operations. These internal tools are intended to support consistent operational procedures across infrastructure deployed in third-party facilities and to enable us to provision and manage customer compute environments through its platform.

AI Infrastructure Solutions

Our Infrastructure Solutions category includes GPU cluster management and operational services for AIDC operators, as well as certain infrastructure solutions designed to support large-scale AI deployments.

GPU Cluster Management and Operational Services

We provide GPU cluster management services to AIDC operators. These services are intended to assist AIDC operators in deploying, operating, and optimizing large-scale GPU clusters and may be delivered in connection with customer deployments or ongoing operations, depending on the terms of the engagement. These services have generated revenue for us. The scope of our GPU cluster management services may include, as applicable, (i) planning and configuration support for GPU cluster deployments, (ii) operational monitoring and incident response support, (iii) performance tuning and optimization activities, and (iv) operational process support and ongoing assistance. Engagement terms, service scope, and duration may vary depending on the customer’s requirements and the nature of the deployment or operating environment.

Complementary Infrastructure Solution Capabilities

In addition, we have developed complementary infrastructure solution capabilities intended to support large-scale AI deployments, including modular data center solutions, high-density liquid cooling systems, HVDC power architectures, data center interconnectivity and energy storage capabilities. We have made progress in the development and validation of these capabilities, and management believes that certain of these solutions are ready for commercial engagement with prospective customers. However, as of the date of this prospectus, these capabilities have not been deployed at scale under binding commercial contracts and have not generated revenue. We expect to pursue these offerings primarily on an asset-light basis through partnerships, systems integration, contract manufacturing, and other collaborative structures.

Sales and Marketing

Our go-to-market approach is designed to support the delivery of GPU-based compute services and related infrastructure management services to developers, enterprise customers, academic and research institutions, and certain AIDC operators. Our strategy includes a mix of direct sales to enterprise clients and collaborations with cloud service providers and value-added resellers to broaden market reach. We engage customers through a combination of (i) platform-led provisioning of compute services and (ii) direct, service-oriented engagements for certain infrastructure management services. Our go-to-market approach is implemented in conjunction with our sourcing and facility relationships, including third-party GPU capacity suppliers and data center partners.

Customer Acquisition Channels

Our customer acquisition and engagement channels generally include the following:

●	Platform-led onboarding and ordering. For compute services, customers can access our platform to provision and manage compute resources via self-service workflows and interfaces, including API-based provisioning and management.

●	Direct sales and account-driven engagements. For certain enterprise customers and service engagements, we may pursue direct customer relationships that involve structured onboarding, customized configurations, support requirements, or other service terms.

●	Service-driven engagements with AIDC operators. For GPU cluster management services, we typically engage customers through direct service arrangements, which may be structured as project-based engagements or ongoing support arrangements, depending on customer requirements.

The mix of channels utilized for a given customer may depend on the customer segment, workload characteristics, service configuration requirements, and the scope of support requested.

Partnerships and Ecosystem Relationships

Our go-to-market activities are supported by relationships with third parties, which include (i) GPU capacity suppliers, from which we source GPU hardware resources and underlying hardware operations services and integrates them through its proprietary software systems and customer-facing service capabilities to provide GPU-as-a-Service, (ii) data center and facility partners, which provide physical infrastructure inputs such as space, power, cooling, and network connectivity, (iii) technology and service providers, including vendors and tools used to support monitoring, management, security, and operations within our infrastructure environment, and (iv) systems integration, engineering, manufacturing and component partners that may support our Infrastructure Solutions offerings, including modular data center, advanced liquid cooling, HVDC power, data center interconnectivity and energy storage solutions.

These relationships are intended to support our ability to deliver our GaaS and Infrastructure Solutions offerings at scale. Our ability to expand customer engagements may be affected by supplier availability, data center capacity constraints, component availability, partner execution, permitting requirements, and operational integration and deployment timelines.

GPU Capacity Supplier Arrangements

Our GPU capacity supplier arrangements are primarily integrated GPU capacity and related infrastructure service arrangements. Under these arrangements, third-party suppliers provide us with access to specified GPU servers or GPU capacity, together with bundled hosting, power, rack space, data center resources, network connectivity and related infrastructure services necessary to operate and make such GPU capacity available. The primary commercial purpose of these arrangements is to obtain access to GPU compute capacity. The hosting, power, rack space, data center resources, network connectivity and similar services provided by these suppliers are bundled infrastructure components that support the operation and delivery of such GPU capacity.

We pay GPU capacity suppliers primarily through usage-based fee arrangements. Depending on the supplier and the applicable order or service arrangement, we may be required to pay deposits or prepayments, or may be invoiced periodically in arrears based on actual usage. Certain supplier arrangements involve rolling monthly usage-based payments, which may be structured as prepaid amounts or invoiced after usage. We do not enter into revenue-sharing arrangements with its GPU capacity suppliers.

We rely on multiple GPU capacity supplier relationships as part of our overall supply model. This multi-supplier approach is designed to support supply continuity, procurement flexibility and access to alternative sources of GPU capacity. We actively evaluate capacity availability across existing and prospective third-party GPU capacity suppliers and seek to diversify our sourcing relationships so that we are not operationally dependent on any single supplier arrangement. We believe that maintaining multiple supplier relationships provides flexibility to source additional or replacement GPU capacity from existing suppliers or alternative third-party providers, subject to market availability, pricing, technical configuration, location, deployment timing and other commercial and operational considerations.

Our GPU capacity supplier arrangements vary in duration. Certain arrangements have longer-term contract periods, while other arrangements may be shorter-term, order-based or subject to rolling monthly usage-based terms. Our GPU capacity supplier arrangements do not include take-or-pay obligations, minimum purchase commitments or exclusivity obligations. Certain suppliers provide non-exclusive priority allocation or preferred access to GPU capacity, which is intended to support supply availability for us. However, such arrangements do not require us to purchase a minimum amount of capacity and do not provide us with exclusive rights to a supplier’s GPU capacity.

Supplier costs under these arrangements are a principal component of our cost of revenue. Pricing under our GPU capacity supplier arrangements is generally subject to market conditions for GPU compute capacity, although pricing may be fixed for short periods or for specific usage periods, orders or capacity configurations. Under certain usage-based arrangements, our unit cost may decrease as usage volume increases. However, we may not be able to maintain or reduce unit costs if GPU supply becomes constrained, supplier pricing increases, utilization levels decline or we are unable to obtain favorable terms.

Our GPU capacity supplier arrangements do not involve revenue sharing, the purchase or lease of GPU equipment or data center equipment from such suppliers, or a long-term lease of data center facilities. Although we rely on multiple supplier relationships as part of our overall supply model, our purchases have been concentrated among a limited number of suppliers. We do not currently believe that any individual GPU capacity supplier arrangement or hosting arrangement described above represents the major part of our requirements for GPU capacity or related infrastructure services.

Segment-Specific Engagement Considerations

Our engagement approach may vary by customer segment. Developers and AI-native companies may primarily engage through platform-led ordering and provisioning workflows and may provision compute capacity as needed based on project cycles and workload requirements. Enterprise customers may require structured onboarding, defined service parameters, access controls, and support arrangements consistent with internal operational requirements. Academic and research institutions may have procurement and budgeting processes that differ from commercial enterprises and may require scheduling, data handling, or operational considerations tailored to research workflows and institutional requirements. AIDC operators engaging us for GPU cluster management services typically require operational support for deployment, ongoing operations, and the optimization of large-scale GPU clusters. In addition, certain enterprise customers, infrastructure operators or AIDC operators may engage us in connection with Infrastructure Solutions offerings, including modular data center, advanced liquid cooling, HVDC power, data center interconnectivity and energy storage solutions, which may require coordination with facility infrastructure, third-party partners, and project-specific operational constraints.

Implementation, Onboarding, and Account Management

For compute services, customer onboarding generally includes account setup, access provisioning, configuration of compute environments within our managed platform, and operational coordination based on the customer’s selected service configuration. Customers may expand or modify service configurations over time, subject to our available capacity, operational constraints, and the terms of the applicable arrangement. For GPU cluster management services, implementation typically includes scoping of the engagement, aligning with deployment or operational objectives, and delivering services consistent with the agreed scope and duration. For Infrastructure Solutions offerings, implementation may include solution scoping, design and deployment planning, coordination with facility, engineering, manufacturing or other third-party partners, integration activities, and commissioning or operational support, depending on the scope of the customer arrangement. Our account management activities may include operational coordination, support, and escalation processes, as well as periodic service reviews depending on the engagement structure.

Competition

The industry and markets in which we operate are highly competitive, rapidly evolving and characterized by technological change, capacity constraints and significant capital requirements. We compete in the provision of GPU-based compute services and related Infrastructure Solutions for AI deployments. Our current revenue-generating offerings include GaaS and GPU cluster management and operational services for AIDC. In addition, as we commercialize our modular data center, advanced liquid cooling, HVDC power, data center interconnectivity and energy storage offerings, we expect to compete more directly in additional segments of the AI infrastructure market. Competitive dynamics are influenced by, among other factors, the availability and configuration of GPU capacity, performance and reliability requirements, deployment constraints, including power availability and cooling capacity, service quality, customer support, pricing and commercial terms, security and compliance capabilities, systems integration and deployment capabilities, and the pace of innovation in AI hardware and software.

We face competition from a range of entities with differing business models, operating scales and strategic priorities, including the following categories:

General-Purpose Cloud Computing Providers

We compete with large, diversified cloud service providers that offer GPU-based compute as part of broader cloud platforms. These providers include Amazon Web Services (“AWS”), Microsoft Azure, Google Cloud Platform, Oracle Cloud Infrastructure and IBM Cloud. These platforms typically benefit from significant financial resources, global infrastructure footprints, established customer relationships and extensive product ecosystems. However, their platforms were generally developed to support a wide range of general-purpose workloads and may not be purpose-built for certain AI workloads that require specialized GPU-centric configurations, high-performance interconnects and optimized utilization of underlying infrastructure.

Specialized AI Infrastructure and GPU Compute Providers (“NeoClouds”)

We also compete with specialized providers focused on delivering GPU compute and AI-optimized infrastructure services. These providers include CoreWeave, Nebius, Lambda, Crusoe, Voltage Park, WhiteFiber and Hyperstack, among others. Certain of these competitors operate capital-intensive business models that involve owning and operating substantial GPU fleets and, in some cases, developing or controlling data center facilities. These providers may offer deep specialization for AI workloads but may face higher capital requirements and balance-sheet exposure associated with hardware ownership and facility development.

GPU Aggregators and Compute Marketplaces

We also compete with GPU aggregators and marketplaces that aggregate third-party GPU capacity and provide access to compute resources through software platforms. Examples of such providers include Vast.ai, Aethir Cloud, Hyperbolic and similar marketplace-based offerings. These platforms may offer flexible access to distributed capacity but may have more limited involvement in underlying infrastructure deployment, operational management and deep performance optimization, and may have varying levels of control over service quality, reliability and customer experience.

Data Center Operators and AIDC Service Providers

Certain data center operators and AIDC participants offer AI infrastructure services directly or through affiliated service offerings. In addition, some AIDC operators may provide managed cluster services or otherwise compete for customer workloads requiring large-scale GPU deployments. To the extent such operators internalize capabilities that overlap with our services, including GPU cluster management and operational support, they may compete with us for certain customer engagements.

AI Data Center Infrastructure and Solutions Providers

To the extent we pursue commercial engagements for our infrastructure solution capabilities, including modular data center solutions, liquid cooling systems, HVDC power architectures and data center interconnectivity, we may also face competition from established infrastructure equipment manufacturers and solutions providers. These may include providers of data center power distribution, cooling, and modular infrastructure products. These companies generally have significantly greater manufacturing scale, established supply chains, broader product portfolios, and longer track records of commercial deployment than us. Our infrastructure solution capabilities have not yet generated revenue, and there can be no assurance that we will be able to compete effectively in such market segment.

Factors Affecting Competition

We believe that competition in the markets in which we operate is generally based on a combination of factors, including, without limitation:

●	availability of GPU capacity and configuration options, including access to relevant GPU types and deployment timelines;

●	performance and efficiency, including the ability to optimize workload performance and utilization within given infrastructure constraints;

●	reliability and stability, including uptime, operational consistency, and network interconnect performance for cluster-based workloads;

●	operational capabilities and support, including deployment planning, monitoring, incident response, and customer support processes;

●	ease of use and integration, including tooling, automation features and API-based controls that reduce operational complexity for customers;

●	infrastructure constraints and deployment considerations, including access to suitable facilities, power, cooling, component availability and partner execution;

●	speed and efficiency of infrastructure deployment, including the ability to design, configure, and commission AI-ready compute environments within compressed timelines;

●	pricing and commercial terms, including flexibility and alignment with customer needs and requirements; and

●	security, data protection and regulatory compliance considerations.

The industry and markets in which we operate are highly competitive, and we face competition from a number of companies and other entities with varying business models, operating scales and strategic priorities. Many of our current and potential competitors have substantially greater financial, technical, marketing and other resources, broader customer relationships, longer operating histories, greater brand recognition, and more established infrastructure than us. As a result, these competitors may be able to respond more quickly to new or emerging technologies, devote greater resources to the development, promotion and sale of their offerings, withstand pricing pressures more effectively, or offer more favorable commercial terms than us. Increased competition could result in pricing pressure, reduced margins, increased customer acquisition costs or loss of market share. For additional discussion of risks related to the competition we face or could potentially face, see the section of this prospectus captioned “Risk Factors.” Notwithstanding the foregoing, we believe our business model differs from certain capital-intensive providers by sourcing GPU capacity through third-party arrangements and delivering GaaS and Infrastructure Solutions through our managed platform, technology systems and operational processes on an asset-light basis. We intend to compete by applying our technology and operations capabilities to support performance optimization, operational stability, and usability for customers operating GPU-based workloads, including through GPU cluster management services for AIDC operators and, over time, through its complementary infrastructure solution capabilities as those offerings are commercially deployed.

Seasonality

Our business is not inherently seasonal. Demand for GaaS (including its APIs and supporting tools) is driven by ongoing AI training, inference, and production workloads, which are generally non-seasonal in nature. At present, revenue within our Infrastructure Solutions category is derived from GPU cluster management and operational services. Revenues from these services, and from other Infrastructure Solutions offerings if and when they begin to generate revenue, may exhibit period-to-period variability due to the timing of customer capital expenditure decisions, project milestones, deployment schedules, facility readiness, partner execution and delivery timelines. Such fluctuations are primarily project-based rather than seasonal, and we do not believe seasonality has a material impact on our business.

Patents

Information concerning our patents and copyright, as of the date of this prospectus, is set forth below:

Patents

Title	Number	Registration Date	Jurisdiction	Status
COMPUTING POWER NETWORK SYSTEM	12,058,179	August 6, 2024	United States	Granted and in force
AIOPS SCHEDULING METHOD AND SYSTEM BASED ON MULTI-AGENT COLLABORATIVE AUTONOMY	19/440,612	January 5, 2026	United States	Pending
AN ADAPTIVE EXTERNAL SUPPLY-AND-RETURN WATER TEMPERATURE REGULATION SYSTEM AND METHOD FOR A MODULAR DATA CENTER	19/440,577	January 5, 2026	United States	Pending
A METHOD AND SYSTEM FOR MAXIMIZING THROUGHPUT OF A GPU CLUSTER	19/444,167	January 8, 2026	United States	Pending

Software Copyright

Title	Case Number	Application Date	Jurisdiction	Status
EXASCALE ARTIFICIAL INTELLIGENCE COMPUTING POWER MANAGEMENT PLATFORM	1-15021399291	October 15, 2025	United States	Pending

Regulation

We are subject to the laws and regulations of various jurisdictions and governmental agencies affecting our operations, products and services including, but not limited, laws relating to AI, intellectual property, tax, import and export requirements, anti-corruption, economic and trade sanctions, national security and foreign investment, data privacy and security requirements, competition, advertising, employment, product regulations, environment, health and safety requirements, and consumer laws. A discussion of the risks related to such laws is set forth in the “Risk Factors” section of this prospectus, as supplemented by the discussion below. To date, costs and accruals incurred to comply with regulations have not been material to our capital expenditures and results of operations. Although there is no assurance that existing or future governmental laws and regulations applicable to our operations, products and services will not have a material adverse effect on our capital expenditures, operating results, and competitive position, we do not currently anticipate material expenditures for compliance with regulations. Nonetheless, we believe that global trade regulations could potentially have a material impact on our business.

As a global company, the import and export of our products and services are subject to laws and regulations including international treaties, U.S. export controls and sanctions laws, customs regulations, and local trade rules around the world. The scope, nature, and severity of such controls varies widely across different countries and may change frequently over time. Such laws, rules, and regulations may delay the introduction of products and services or impact our competitiveness through restricting our ability to conduct business in certain jurisdictions or with certain entities and individuals. For example, the U.S. Department of Commerce continues to tighten export controls and add firms to the “Entity List.” These export restrictions, which would require that we obtain licenses from the U.S. Department of Commerce to allow us to export infrastructure services to such listed firms, could limit or prevent us from doing business with certain potential customers or potential suppliers. These restrictive governmental actions and any similar measures that may be imposed on U.S. companies by other governments could limit our ability to conduct business globally.

Our operations, and the third-party data center and partner-operated facilities in which our GPU capacity is deployed, are subject to laws and regulations of various jurisdictions and governmental agencies, including local, state, and federal environment laws, health and safety requirements. These requirements may relate to, among other things, the siting, build-out and operation of data center facilities, power and cooling infrastructure, and the handling and disposal of certain equipment and materials. In addition, because a significant portion of our cost structure is driven by third-party facility inputs (including colocation, power, cooling and network connectivity), changes in environmental laws at the local, state, and federal level, regulations or permitting requirements applicable to such facilities or related utilities could increase our operating costs, delay deployments, or otherwise affect our ability to scale capacity on expected timelines.

To date, costs and accruals incurred to comply with governmental regulations (including the environment, health and safety requirements described above) have not been material to our capital expenditures and results of operations, and we do not currently anticipate material expenditures for compliance with regulations. However, there can be no assurance that existing or future governmental laws and regulations applicable to us or our products and services will not have a material adverse effect on our capital expenditures, operating results, and competitive position.

We have developed infrastructure solution capabilities, including high-density liquid cooling systems designed to lower power usage effectiveness and HVDC power architectures intended to improve overall energy efficiency and facilitate better integration with renewable energy sources and grid-scale storage. To the extent we commercially deploy these infrastructure solution capabilities, such deployments may be subject to additional regulatory, permitting and compliance requirements, including those related to electrical systems, building codes, environmental standards, and equipment safety certifications, which could vary by jurisdiction and may affect deployment timelines and costs. As of the date of this prospectus, these capabilities have not been commercially deployed and we have not incurred material regulatory compliance costs in connection with these capabilities.

Corporate Information

We are a Delaware corporation. Exascale Labs Holdings Inc. was incorporated under the name “D. Boral ARC Merger Corporation” as a Delaware corporation on December 19, 2025, and Legacy Exascale was incorporated as a Delaware corporation on June 1, 2022. Through the Business Combination, Exascale Labs Holdings Inc. became the combined company of the Business Combination and succeeded to the business of Legacy Exascale. Our principal executive office is located at 820 Gessner Road, Suite 332, Houston, Texas 77024 and our telephone number is (650) 537-7553. Our corporate website address is www.exascalelabs.ai. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Employees

As of the date of this prospectus, we had 12 full-time employees on a consolidated basis. Of these employees, five were directly employed by us in the United States, and seven were employed by our wholly owned Singapore subsidiary. The subsidiary employees work remotely in support of our business operations.

Our workforce currently consists of (i) one Chief Executive Officer, (ii) one Chief Financial Officer; (iii) one data center partnerships lead; (iii) one research and development lead; (iv) one marketing lead; (v) one business development lead; (vi) four senior research and development engineers; and (vii) two operations personnel.

Our core research and development activities are led and performed by internal personnel, including our research and development lead and senior research and development engineers. Customer service and support are also handled internally by our personnel.

We also utilize certain third-party service providers to support specific functions. For example, we engage project-based outsourced development teams to assist with specific development tasks, certain third-party personnel to provide on-site data center operations support, and third-party service providers to assist with certain finance-related execution functions. These arrangements supplement our internal workforce and do not replace internal responsibility for management, core research and development, customer support, or overall business oversight.

Facilities

We do not have any principal physical properties.

Legal Proceedings

From time to time, we may be subject to legal proceedings. We are not currently a party to or aware of any proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” and our audited consolidated financial statements and notes thereto included elsewhere in this prospectus. Certain of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise indicated or the context otherwise requires, references in this Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “we,” “us,” “our” and other similar terms refer to Legacy Exascale and its subsidiaries prior to the Business Combination and to the Company and its consolidated subsidiaries after the Business Combination.

OVERVIEW

Legacy Exascale was incorporated in the State of Delaware in June 2022. Exascale Labs Holdings Inc. was incorporated in the State of Delaware in December 2025 in connection with the Business Combination. Through the Business Combination, Exascale Labs Holdings Inc. succeeded to the business of Legacy Exascale. We are a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Our core business includes GaaS, through which we provide reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, we have developed certain modular data center, high-density liquid cooling, HVDC power, data center interconnectivity and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that we believe are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of this prospectus. The platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference.

Our business consists of two primary product and service categories. First, we provide GPU-based compute services through our GaaS offering, which delivers scalable access to high-performance GPU capacity via bare-metal and VM configurations. These services are offered through both on-demand and reserved usage models and are designed to support a range of AI workloads, including large-scale model training, fine-tuning, and high-concurrency inference. Second, we provide Infrastructure Solutions for AI deployments, which include (i) GPU cluster management and operational services provided to AIDC operators, including planning and configuration support, monitoring, performance tuning, and ongoing operational assistance for large-scale GPU deployments, which are revenue-generating and delivered pursuant to commercial service arrangements, and (ii) certain modular data center, advanced liquid cooling, HVDC power, data center interconnectivity and energy storage solutions that management believes are ready to support customer deployments as of the date of this prospectus, although such offerings have not generated revenue to date. We expect to pursue these offerings on an asset-light basis, primarily through partnerships, systems integration, contract manufacturing and other collaborative structures.

Key Financial Metrics

	For the Years Ended June 30,
	2025	2026
	$	$
Total revenues	7,015,512	14,822,799
Loss from operations	(3,044,846)	(4,800,840)
Net loss	(7,659,667)	(12,162,391)

Key Performance and Operating Metrics

We use certain key performance and operating metrics to evaluate the performance of our business, monitor customer demand and utilization, assess capacity sourcing and deployment, evaluate supplier procurement and pricing, and support resource allocation decisions. Management reviews these metrics together with our financial results, including revenue, cost of revenue, gross margin, operating expenses and cash flows.

The following table presents our key performance and operating metrics for the fiscal years ended June 30, 2025 and 2026. We calculate GPU-hours using a standard 730-hour month for each month presented, rather than the actual number of calendar days in each month. We use 730 hours because it approximates the average number of hours in a month and is applied consistently across all periods presented to enhance period-to-period comparability and avoid fluctuations caused solely by differences in the number of calendar days in individual months. Accordingly, available GPU-hours are calculated as deployed GPU capacity multiplied by 730 hours for each month, and billable GPU-hours are calculated as customer-contracted GPU capacity multiplied by 730 hours for each month. Our current KPI framework does not separately track or present on-demand GPU-hours as a key operating metric. On-demand usage, to the extent generated during the periods presented, is discussed through revenue and MD&A rather than through this KPI.

For capacity-based metrics, we present monthly average amounts for the applicable period because management believes period-average capacity metrics are more directly comparable to period revenue, cost of revenue, available GPU-hours, billable GPU-hours and utilization. Monthly average amounts are calculated as the simple average of the monthly capacity amounts compiled by management for each month in the applicable period.

	For the Years Ended June 30,
	2025	2026
Average contracted GPU supply	935.3 GPUs	1,294.7 GPUs
Average theoretical GPU compute power related to contracted GPU supply	733,231 Tflops	2,194,087 Tflops
Average deployed GPU capacity	816.7 GPUs	1,154.7 GPUs
Average theoretical GPU compute power related to deployed GPU capacity	595,289 Tflops	1,816,187 Tflops
Average customer-contracted GPU capacity	754.7 GPUs	1,050.8 GPUs
Average theoretical GPU compute power related to customer-contracted GPU capacity	532,238 Tflops	1,580,057 Tflops
Available GPU-hours	7,154,000	10,114,880
Billable GPU-hours	6,610,880	9,205,008
Utilization of deployed GPU capacity	92.4%	91.0%
Weighted-average remaining customer contract term, as of period end	4.2 months	8.2 months

Average contracted GPU supply

The monthly average GPU capacity secured under binding supplier arrangements during the applicable period. This metric includes GPU capacity available to us under binding supplier arrangements during the period and excludes non-binding forecasts, options, allocation indications, memorandums of understanding (“MOUs”) and similar non-binding arrangements. Monthly average amounts are calculated as the simple average of the monthly capacity amounts compiled by management for each month in the applicable period. This metric provides visibility into our access to GPU supply and capacity sourcing over the applicable period. Management uses this metric for supplier procurement planning, deployment planning, capacity expansion decisions and alignment of supplier capacity with expected customer demand.

Average theoretical GPU compute power related to contracted GPU supply.

The monthly average theoretical compute power associated with average contracted GPU supply during the applicable period, calculated based on the GPU types and theoretical performance characteristics used by management. Theoretical GPU compute power does not represent actual realized throughput, which may vary based on workload type, configuration, utilization, software optimization, networking, memory, customer usage patterns and other factors. This metric helps investors understand the compute capacity associated with our contracted GPU supply. Management uses this metric to assess the scale and performance profile of contracted GPU resources.

Average deployed GPU capacity.

The monthly average GPU capacity that was installed, configured and made available for customer workloads on our platform during the applicable period. Monthly average amounts are calculated as the simple average of the monthly capacity amounts compiled by management for each month in the applicable period. This metric helps investors understand the average amount of capacity available for revenue-generating customer workloads during the period. Management uses this metric to assess deployment progress, available service capacity and operational readiness.

Average theoretical GPU compute power related to deployed GPU capacity.

The monthly average theoretical compute power associated with average deployed GPU capacity during the applicable period, calculated based on the GPU types and theoretical performance characteristics used by management. Theoretical GPU compute power does not represent actual realized throughput, which may vary based on workload type, configuration, utilization, software optimization, networking, memory, customer usage patterns and other factors. This metric helps investors understand the compute capacity associated with our deployed GPU capacity. Management uses this metric to assess deployed platform scale and capacity available to support customer workloads.

Average customer-contracted GPU capacity.

The monthly average customer demand committed under binding customer arrangements during the applicable period, measured by reference to GPUs committed to customers or equivalent committed GPU-hours, as applicable, and excluding non-binding MOUs, letters of intent, cancellable trial arrangements, pipeline opportunities and similar non-binding discussions. Monthly average amounts are calculated as the simple average of the monthly capacity amounts compiled by management for each month in the applicable period. This metric provides visibility into committed demand and forward utilization. Management uses this metric to assess demand visibility, customer commitments, capacity allocation and alignment between supplier capacity and customer demand.

Average theoretical GPU compute power related to customer-contracted GPU capacity.

The monthly average theoretical compute power associated with average customer-contracted GPU capacity during the applicable period, calculated based on the GPU types and theoretical performance characteristics used by management. Theoretical GPU compute power does not represent actual realized throughput, which may vary based on workload type, configuration, utilization, software optimization, networking, memory, customer usage patterns and other factors. This metric helps investors understand the compute power associated with customer-contracted demand. Management uses this metric to assess customer demand, capacity allocation and utilization planning.

Available GPU-hours.

The aggregate standardized GPU-hours during the applicable period attributable to deployed GPU capacity available to support customer workloads, calculated as the sum, for each month in the applicable period, of deployed GPU capacity multiplied by 730 hours. We use a standard 730-hour month for this calculation and does not adjust the calculation based on differences in the actual number of calendar days in each month. Available GPU-hours is a standardized capacity metric based on deployed GPU capacity made available for customer workloads and does not reflect actual customer usage. This metric serves as the denominator for utilization and helps investors understand the amount of deployed capacity available to generate revenue. Management uses this metric to monitor platform availability, operating capacity and potential idle capacity.

Billable GPU-hours.

The aggregate standardized GPU-hours during the applicable period attributable to customer-contracted GPU capacity under reserved or other binding customer arrangements, calculated as the sum, for each month in the applicable period, of customer-contracted GPU capacity multiplied by 730 hours. We use a standard 730-hour month for this calculation and do not adjust the calculation based on differences in the actual number of calendar days in each month. Our current KPI framework does not separately track or present on-demand GPU-hours as a key operating metric. On-demand usage, to the extent generated during the periods presented, is discussed through revenue and MD&A rather than through this KPI. This metric serves as the numerator for utilization and helps investors understand the portion of available deployed capacity covered by customer-contracted arrangements. Management uses this metric to evaluate customer commitments, revenue generation and capacity monetization.

Utilization of deployed GPU capacity.

Billable GPU-hours divided by available GPU-hours for the applicable period. This metric helps investors evaluate the efficiency with which we monetize deployed capacity. Management uses this metric to identify idle capacity, evaluate demand, plan procurement, assess pricing and support expansion decisions.

Weighted-average remaining customer contract term.

Weighted-average remaining term of binding fixed-term customer contracts as of the end of the applicable period, weighted by monthly committed revenue. This metric helps investors assess revenue visibility, renewal timing and customer contract duration. Management uses this metric to manage renewals, assess revenue visibility and align customer commitments with supplier arrangements.

We review supplier pricing and procurement cost information in connection with procurement planning, customer pricing, margin management and supplier negotiations. However, we do not use a single standardized average procurement cost per GPU-hour or per billable GPU-hour as a key operating metric. Our supplier arrangements are primarily usage-based and bundled with related infrastructure services, and pricing may vary based on GPU type, capacity configuration, usage volume, supplier terms, deposits, prepayments, service period, hosting, power, network connectivity and prevailing market conditions. We therefore discuss supplier cost trends through cost of revenue, gross margin and qualitative period-over-period MD&A discussion, rather than presenting a separate unit-cost KPI.

SPECIFIC FACTORS AFFECTING OUR RESULTS OF OPERATIONS

As an AI infrastructure provider, our operational performance is shaped by key factors tied to the rapid evolution of the AI industry. While influenced by these broader industry trends, we believe our results of operations are more directly affected by company-specific factors, including the following major factors:

Our ability to secure a stable and competitive supply of advanced GPU chips

Our business depends on our ability to obtain a reliable and cost-competitive supply of advanced GPU chips. Given the current global environment, in which supply chains are concentrated and subject to periodic constraints, access to GPUs is an important input to our capacity planning, ability to meet customer requirements, and anticipated growth. GPUs represent a foundational component of our technology platform, and limitations in supply could adversely affect operating efficiency and service delivery. We believe that our current chip technology compares favorably with available alternatives and supports customer acquisition and retention.

Our ability to manage computing power supply under an asset-light model

We operate under an asset-light model and do not own core hardware. As a result, our service offerings depend on the availability of GPU servers and related computing capacity sourced and integrated from third-party providers. Supplier concentration, access to advanced GPU hardware, procurement terms, and delivery timelines may affect our available capacity, cost structure, and deployment flexibility. Disruptions in the supply chain, changes in technology, or modifications to relationships with key suppliers could adversely impact our business.

We seek to mitigate these risks through supplier relationship management, capacity planning, and the use of contractual arrangements designed to provide flexibility where feasible. We have expanded our available computing capacity over time, which supports anticipated business growth and may contribute to improved procurement efficiency.

Our ability to develop and scale our technical and operational platform

Our service offerings depend on the performance and reliability of our software platform and operational systems, which enable the delivery and management of computing services. While GPU hardware is sourced from third parties, our software and operational capabilities are required to allocate resources, manage performance, support automation, and provide customer support at scale. The effectiveness of this technical and operational layer influences service reliability, operating costs, and the customer experience.

We continue to develop and enhance our internal software platform and operational processes, including the addition of new functionality intended to address evolving customer requirements and support the scaling of our services.

Our ability to manage third-party data center dependencies

We rely on third-party providers for data center facilities, including space, power, cooling, and network connectivity. These infrastructure components are not directly controlled by us, and their availability, cost and performance may affect service delivery. Under our asset-light model, we seek to manage these dependencies through capacity planning, system architecture design, service-level management, and the use of multiple facilities where feasible.

Our approach is intended to support operational continuity and provide flexibility as service demand evolves; however, disruptions or changes in third-party data center relationships could adversely impact operations.

Our ability to acquire, retain, and expand our customer base

Our results depend on continued customer demand for our services and our ability to attract and retain customers in a competitive market. Serving both AI developers and enterprise customers requires offerings that meet customer performance, reliability, and cost expectations, as well as the ability to respond to evolving use cases and requirements. Competition, changes in customer preferences, or the availability of alternative solutions could affect customer acquisition and retention.

We seek to support customer retention by maintaining service quality and reliability and by demonstrating the value of our services over time. For the fiscal year ended June 30, 2025 and 2026, our customer renewal rate was approximately 90% and 68%, respectively.

Our ability to achieve profitability through cost management

Under our asset-light model, we incur operating expenses in place of significant capital expenditures. Our primary cost components include GPU hardware resources, data center hosting, power, and network services. As a result, operating results are influenced by our ability to manage these ongoing costs in relation to revenue.

We seek to improve financial performance by managing resource utilization, negotiating procurement arrangements, and applying pricing practices intended to reflect cost structures and market conditions, while maintaining service quality. There can be no assurance that these efforts will result in sustained profitability.

KEY COMPONENTS OF RESULTS OF OPERATIONS

Revenues

Our business is primarily comprised of the following two revenue streams: (i) providing intelligent computing power service to commercial enterprise clients with substantial GPU computing requirements, and (ii) providing comprehensive data center service to data center asset owners.

(i) Revenue from intelligent computing power service

We leverage our expertise in high-performance computing and cloud-native architectures to build and operate stable, efficient, and scalable GPU computing platforms through modular data center design and liquid cooling technology. We use these platforms to provide computing resources for large-scale AI training, model inference, and high-performance scientific computing to commercial enterprise clients with substantial GPU computing requirements. Supporting services include GPU server environment deployment, cluster scheduling and performance optimization, high-speed network interconnection, real-time monitoring and intelligent alerting systems, as well as industry-compliant security and regulatory assurance. Under ASC 606, all related services are accounted for as a single performance obligation, and revenue is recognized on a straight-line basis over the contractual service period.

(ii) Revenue from comprehensive data center service

We leverage our project experience in infrastructure management, cluster optimization, and system monitoring to provide full-cycle operational support to data center asset owners. Services encompass facility environment deployment, network architecture implementation, security and compliance system development, daily operational monitoring, and emergency fault response. Under ASC 606, revenue from each distinct service, which constitutes a separate performance obligation, is recognized on a straight-line basis over the contractual service period.

Cost of Revenues

Our cost of revenues primarily include computing power service, professional service fees and staff costs and employee benefits. All the cost of revenues are recognized in the period in which the related services occur or the benefits are received.

Operating expenses

Our selling and marketing expenses primarily include: (i) advertising and promotion expenses, (ii) staff costs, employee benefits and share-based compensation, and (iii) travel and other routine office expenses. All expenses are recognized in the period in which the related services occur or the benefits are received.

Our general and administrative expenses mainly consist of staff costs and employee benefits, professional service fees, depreciation expenses and other operating expenses.

Our research and development expenses mainly consist of software development outsourcing service fees, server costs, staff costs and employee benefits, and testing expenses.

RESULTS OF OPERATIONS

Fiscal year ended June 30, 2025 compared to fiscal year ended June 30, 2026

The following table summarizes the results of our operations for the years ended June 30, 2025 and 2026 and provides information regarding the dollar and percentage increase (or decrease) during such periods.

	For the Years Ended June 30,
	2025		2026		Fluctuation
	$	%	$	%	$	%
Revenues
Revenue from intelligent computing power service	6,546,249	93.3%	14,664,937	98.9%	8,118,688	124.0%
Revenue from comprehensive data center service	469,263	6.7%	157,862	1.1%	(311,401)	-66.4%
Total revenues	7,015,512	100.0%	14,822,799	100.0%	7,807,287	111.3%
Cost of revenues	(5,910,315)	-84.2%	(12,404,546)	-83.7%	(6,494,231)	109.9%
Gross profit	1,105,197	15.8%	2,418,253	16.3%	1,313,056	118.8%
Operating expenses
Selling and marketing expenses	(989,155)	-14.1%	(499,392)	-3.4%	489,763	-49.5%
General and administrative expenses	(362,982)	-5.2%	(1,229,516)	-8.3%	(866,534)	238.7%
Research and development expenses	(2,797,906)	-39.9%	(5,490,185)	-37.0%	(2,692,279)	96.2%
Total operating expenses	(4,150,043)	-59.2%	(7,219,093)	-48.7%	(3,069,050)	74.0%
Loss from operations	(3,044,846)	-43.4%	(4,800,840)	-32.4%	(1,755,994)	57.7%
Change in fair value of simple agreements for future equity	(4,614,821)	-65.8%	(7,377,383)	-49.8%	(2,762,562)	59.9%
Other income	-	-%	15,832	0.1%	15,832	NA
Loss before income tax expenses	(7,659,667)	-109.2%	(12,162,391)	-82.1%	(4,502,724)	58.8%
Income tax expenses	-	-	-	-	-	-
Net loss	(7,659,667)	-109.2%	(12,162,391)	-82.1%	(4,502,724)	58.8%

Loss per share(1)
Basic and diluted	$(5,106.44)		$(8,108.26)

Weighted average number of shares
Basic and diluted	1,500		1,500

(1)	On January 8, 2026, Legacy Exascale re-designated its authorized share capital of 1,500 common stock to 303 shares of Legacy Exascale Class A common stock and 1,197 shares of Legacy Exascale Class B common stock.

Revenues

Our revenues consist of the following:

	For the Years Ended June 30,
	2025		2026		Fluctuation
	$	%	$	%	$	%
Revenues
Revenue from intelligent computing power service	6,546,249	93.3%	14,664,937	98.9%	8,118,688	124.0%
Revenue from comprehensive data center service	469,263	6.7%	157,862	1.1%	(311,401)	-66.4%
Total revenues	7,015,512	100.0%	14,822,799	100.0%	7,807,287	111.3%

Our total revenue increased by $7.8 million, or 111.3%, from $7.0 million for the year ended June 30, 2025 to $14.8 million for the year ended June 30, 2026. This growth was primarily driven by revenue from our intelligent computing power service, which increased by approximately $8.1 million, or 124.0%, from $6.5 million for the year ended June 30, 2025 to $14.7 million for the year ended June 30, 2026. This segment constituted 98.9% of our total revenue for fiscal year 2026, up from 93.3% in the prior fiscal year, solidifying its position as the core driver of our expansion. This increase was partially offset by a decrease of $0.3 million, or 66.4%, from comprehensive data center service.

We quantified the increase in revenue attributable to expansion within our existing customer base and new customer additions as follows:

(i)	Expansion within existing customer base: $4.8 million (approximately 61.5% of total revenue growth), representing increased spending by customers that generated revenue for the year ended June 30, 2025. The increase in average revenue per existing customer was primarily associated with higher service utilization, as average service usage increased from 8.2 months for the year ended June 30, 2025 to 11.8 months for the year ended June 30, 2026, with a 17 % increase in average monthly service fees, which we believe reflects increased customer demand for compute services and higher workload and performance requirements.

(ii)	New customers: $3.0 million (approximately 38.5% of total revenue growth), representing revenue from customers that first generated revenue for the year ended June 30, 2026.

The revenue growth analysis for our two revenue streams is presented below:

(1)	Revenue from intelligent computing power service

Our revenue from intelligent computing power service increased by approximately $8.1 million, or 124.0%, from $6.5 million for the year ended June 30, 2025 to $14.7 million for the year ended June 30, 2026. The increase was mainly due to:

Expansion and Efficiency Enhancement of Our Core Resource Pool

Our intelligent computing power resource pool has seen significant improvements in both scale and performance. Through strategic investments, we have not only expanded our total computing power supply but also optimized our resource scheduling efficiency and stability, particularly with the latest GPU computing cards. This enables us to meet the stringent demands of high-end customers for low-latency, highly reliable computing power while supporting more high-load clients, laying a solid physical foundation for revenue scaling.

Deepening Product Value and Enhancing Solution Added Value

We continuously enhance the value delivered to customers through rapid iteration of product features and strengthening of our technical service systems. Specific manifestations include:

(i)	Rapid evolution of product functionality: Keeping pace with cutting-edge demands, we have consistently enhanced core features such as model training optimization, inference acceleration, and dedicated resource scheduling, enabling customers to utilize computing power more efficiently.

(ii)	Professionalization of technical services: We provide in-depth support for technology-driven clients, including architecture consulting, performance tuning, and rapid troubleshooting, transforming from a “resource provider” to a “technology partner.”

(iii)	Enhancement of solution added value: By offering integrated solutions that include software tool chains, industry optimization practices, and ongoing technical support, we help customers reduce total cost of ownership and accelerate innovation, thereby achieving higher average revenue per customer and deeper customer engagement.

High Customer Renewal Rate and Strengthening of Long-Term Partnerships

Our customer agreements generally fall into two categories, namely, (i) agreements for compute services and (ii) agreements for GPU cluster management services and related infrastructure support services. With respect to compute services, we offer both reserved arrangements and on-demand arrangements. Reserved arrangements generally provide committed intelligent computing power services for a defined service term. Historically, most reserved arrangements have had initial terms of approximately one year, although actual contract durations have generally ranged from approximately three months to three years. On-demand arrangements are generally provided under our platform terms and conditions and allow customers to obtain services on a pay-as-you-go basis without a fixed committed service term. With respect to GPU cluster management services and related infrastructure support services, we generally enter into customer agreements that provide for services to be delivered either over a defined service period on a fixed-term basis or on a project basis to complete specified scope, deliverables, or implementation work within an agreed timeframe.

During the fiscal year ended June 30, 2025, we had 28 customers across our current revenue-generating offerings, of which 19 continued to generate revenue during the fiscal year ended June 30, 2026. Accordingly, for the year ended June 30, 2026, our customer renewal rate was approximately 68% (19 out of 28). The average revenue per enterprise customer increased from $250,000 to $570,000, directly contributing to stable revenue growth. The high renewal rate stems from:

(i)	Industry-leading hardware and software in our computing services: The reliability and performance of our products consistently meet standards.

(ii)	Establishment of long-term partnerships: Transitioning from transactional relationships to strategic collaborations, we have signed long-term framework agreements with several leading customers, ensuring sustainable and predictable revenue.

Expanded our market presence

During the initial operational phase of year ended June 30, 2024, our revenue primarily originated from early-established regional markets, such as Canada and Hong Kong. Entering year ended June 30, 2025, we successfully extended our reach to strategic markets including Singapore and the United States, resulting in a more balanced and diversified revenue structure. Specifically, the combined contribution from the Singapore and U.S. markets amounted to $4.6 million, accounting for 65.1% of total revenue for the year ended June 30, 2025. During the year ended June 30, 2026, the revenue from Hong Kong and U.S. markets was $8.5 million, accounting for 57.0% of total revenue for the period.

Overall, our growth model has established a virtuous cycle encompassing “supply capacity, product value, customer relationships, and market presence”: resource expansion supports scale growth, product evolution enhances monetization capabilities, customer relationships provide a stable foundation, and market optimization strengthens development resilience. This growth system has laid a solid groundwork for our future sustainable development, while also validating the effectiveness of our strategic execution and the sustainability of our business model.

(2)	Revenue from comprehensive data center service

Our revenue from our comprehensive data center service decreased by $0.3 million, or 66.4%, from $0.5 million for the year ended June 30, 2025 to $0.2 million for the year ended June 30, 2026. The decrease was mainly due to a decline in the average service volume per customer, while the number of customers remained unchanged at two for both fiscal years.

Cost of revenues

Our cost of revenues increased by $6.5 million, from $5.9 million for the year ended June 30, 2025 to $12.4 million for the year ended June 30, 2026, representing a growth rate of 109.9%. This increase primarily reflects the scaling of our business operations in line with revenue expansion, while demonstrating improved cost efficiency as evidenced by the reduction in the cost-to-revenue ratio from 84.2% to 83.7%.

Gross profit and gross margin

The following table sets forth our gross profit and gross margin by revenue types for the years indicated:

	For the Years Ended June 30,
	2025	2026	Fluctuation
	$	$	$	%
Revenues	7,015,512	14,822,799	7,807,287	111.3%
Cost of revenues	(5,910,315)	(12,404,546)	(6,494,231)	109.9%
Gross profit	1,105,197	2,418,253	1,313,056	118.8%
Gross margin	15.8%	16.3%

Our gross profit increased by $1.3 million, from $1.1 million for the year ended June 30, 2025 to $2.4 million for the year ended June 30, 2026, representing a growth rate of 118.8%. This increase was driven by higher revenue and an expansion in gross margin, which improved from 15.8% to 16.3%.

The concurrent improvement in gross profit and gross margin reflects scalable operational efficiency amid rapid revenue growth. Margin expansion was achieved through ongoing optimization of technology infrastructure, energy efficiency initiatives, and dynamic resource scheduling, which helped contain the growth of cost of revenues to 109.9%, below the revenue growth of 111.3%.

Operating expenses

The following table sets forth our operating expenses, both in absolute amount and as a percentage of the total revenues, for the years indicated:

	For the Years Ended June 30,
	2025		2026		Fluctuation
	$	%	$	%	$	%
Operating expenses
Selling and marketing expenses	(989,155)	-14.1%	(499,392)	-3.4%	489,763	-49.5%
General and administrative expenses	(362,982)	-5.2%	(1,229,516)	-8.3%	(866,534)	238.7%
Research and development expenses	(2,797,906)	-39.9%	(5,490,185)	-37.0%	(2,692,279)	96.2%
Total operating expenses	(4,150,043)	-59.2%	(7,219,093)	-48.7%	(3,069,050)	74.0%

Our operating expenses consist of selling and marketing expenses, general and administrative expenses, and research and development expenses. Operating expenses increased by $3.1 million, or 74.0%, from $4.2 million for the year ended June 30, 2025 to $7.2 million for the year ended June 30, 2026. The increase was primarily due to research and development expenses increasing by $2.7 million and general and administrative expenses increasing by $0.9 million, partially offset by a decrease in selling and marketing expenses of $0.5 million.

Our selling and marketing expenses decreased by $0.5 million, or 49.5%, to $0.5 million for the year ended June 30, 2026 from $1.0 million for the year ended June 30, 2025. The decrease was primarily driven by lower share-based compensation expense and reduced marketing and promotional spending. Revenue growth for the year ended June 30, 2026 came mainly from upsells to existing customers and new customer acquisitions, without a corresponding increase in selling and marketing expenses. We expect selling and marketing expenses to remain relatively stable as a percentage of total revenue in the foreseeable future.

General and administrative expenses increased by $0.9 million, or 238.7%, from $0.4 million for the year ended June 30, 2025 to $1.2 million for the year ended June 30, 2026. The increase was primarily attributable to salaries and compensations paid to operational support staff and professional fees related to consulting and audit. Despite the increase, we believe our general and administrative spending remained disciplined and aligned with our ongoing focus on administrative cost control and operating efficiency.

Research and development expenses increased by $2.7 million, or 96.2%, from $2.8 million for the year ended June 30, 2025 to $5.5 million for the year ended June 30, 2026. This increase reflects our continued commitment to technological innovation and product development to strengthen the core competitiveness of our intelligent computing power services and comprehensive for data center.

Loss from operations

Our loss from operations amounted to $4.8 million for the year ended June 30, 2026, compared to $3.0 million for the year ended June 30, 2025, representing an increase in operating loss of $1.8 million. This change was primarily attributable to the growth in operating expenses as we invested in research and development activities and higher professional service fees, which was partially offset by the revenue growth we achieved during the period.

Change in fair value of simple agreements for future equity

The change in fair value of simple agreements for future equity resulted in a loss of $7.4 million for the year ended June 30, 2026, compared to a loss of $4.6 million for the year ended June 30, 2025. The increase in loss of $2.8 million reflects the relative stabilization in the valuation of these instruments during the period.

Net loss

Our net loss increased by $4.5 million, from $7.7 million for the year ended June 30, 2025 to $12.2 million for the year ended June 30, 2026. The increase in net loss was primarily driven by the growth in operating loss and the fair value adjustment on simple agreements for future equity, as we continued to invest in scaling our infrastructure, expanding our market presence, and advancing our technology platform.

LIQUIDITY AND CAPITAL RESOURCES

Going Concern Considerations

As of June 30, 2026, we had cash and USDC of $4.9 million and current liabilities of $31.9 million. For the years ended June 30, 2025 and 2026, we used $1.0 million and $2.8 million in operating activities. We incurred net losses of $7.7 million and $12.2 million for these respective periods. Since inception, we have incurred recurring net losses from operations and negative cash flows from operating activities. As of June 30, 2026, we had an accumulated deficit of $25.4 million. These factors raised substantial doubt regarding our ability to continue as a going concern within one year of the date our audited consolidated financial statements included elsewhere in this prospectus were issued.

On August 27, 2026, we consummated the Business Combination. Upon the closing of the Business Combination, all outstanding SAFEs of Legacy Exascale were converted into our Class A Common Stock in accordance with their terms, eliminating SAFE liabilities that totaled approximately $29.1 million as of June 30, 2026. In connection with the closing of the Business Combination, we obtained access to cash proceeds of approximately $11.8 million retained from the Business Combination. In addition, between July 1, 2026 and August 27, 2026, an investor provided us with $1.0 million in the form of a SAFE, which was also converted into our Class A Common Stock upon the closing of the Business Combination.

Management has prepared a cash flow forecast covering the twelve-month period following the date our audited consolidated financial statements are issued. The forecast considers the liquidity provided by the Business Combination, conversion of SAFE instruments on the closing of the Business Combination, as well as our operating plans and expectations, including our continued focus on expanding our market presence and developing client relationships to drive revenue growth and managing operating expenses, with the objective of improving cash flows from operations over time.

Based on this forecast, we believe that we will have sufficient liquidity to fund our ongoing operations and anticipated working capital requirements for a period of at least twelve months after the date our audited consolidated financial statements are issued. Accordingly, we have concluded that the substantial doubt about our ability to continue as a going concern has been alleviated.

Our audited consolidated financial statements included elsewhere in this prospectus have been prepared on a going concern basis, and no adjustments are required to the carrying amounts or classification of assets and liabilities in the financial statements.

Cash Flows

Fiscal year ended June 30, 2025 compared to fiscal year ended June 30, 2026

The following table sets forth a summary of our cash flows for the years ended June 30, 2025 and 2026.

	For the Years Ended June 30,
	2025	2026
	$	$
Net cash used in operating activities	(1,010,799)	(2,754,624)
Net cash (used in) provided by investing activities	(2,138)	1,406,521
Net cash provided by (used in) financing activities	4,275,000	(190,000)
Net change in cash and cash equivalents	3,262,063	(1,538,103)
Cash and cash equivalents at the beginning of year	969,626	4,231,689
Cash and cash equivalents at the end of year	4,231,689	2,693,586

Operating Activities

For the year ended June 30, 2025, net cash used in operating activities was $1.0 million. This outflow was primarily attributable to: (i) a net loss of $7.7 million; (ii) an increase in advance to suppliers of $0.8 million, mainly due to strategic advances to secure priority access to key resources; and (iii) an increase in refundable deposits receivable, mainly due to business expansion. This outflow was significantly offset by non-cash adjustments and favorable changes in working capital, including: (i) a change in the fair value of the simple agreements for future equity of $4.6 million; (ii) a decrease in other receivables of $1.7 million due to the offset of investment funds held by an employee against supplier payments made on our behalf; (iii) an increase in refundable deposits payable of $1.2 million, primarily due to higher customer deposits resulting from business expansion; and (iv) an increase in contract liabilities of $0.3 million, mainly driven by an increase in both the customer base and the average revenue per customer resulting from business expansion.

For the year ended June 30, 2026, net cash used in operating activities was $2.8 million. This outflow was primarily attributable to: (i) a net loss of $12.2 million; (ii) an increase in account receivable of $1.0 million, mainly due to the growth in revenue; and (iii) a decrease in refundable deposits payable of $1.1 million. This outflow was significantly offset by non-cash adjustments and favorable changes in working capital, including: (i) a change in the fair value of the simple agreements for future equity of $7.4 million; (ii) a decrease in other receivables of $1.7 million due to the offset of investment funds held by an employee against supplier payments made on our behalf; (iii) an decrease in advance to suppliers of $0.9 million and an increase in account payable of 0.8 million, primarily due to our having secured more favorable credit terms from our suppliers.

Investing Activities

Net cash used in investing activities for the fiscal year ended June 30, 2025 was $2.1 thousand, which was attributable to the purchases of equipment of $2.1 thousand.

Net cash provided by investing activities for the fiscal year ended June 30, 2026 was $1.4 million, which was proceeds from the sale of USDT and USDC.

Financing Activities

Net cash provided by financing activities was $4.3 million for the fiscal year ended June 30, 2025, solely attributable to proceeds from the SAFEs. Net cash used in financing activities was $0.2 million for the fiscal year ended June 30, 2026, solely attributable to payment for deferred offering costs.

During the fiscal year ended June 30, 2026, we received $3.5 million of SAFEs proceeds through non-cash channels, consisting of $3.0 million received in USDC and $0.5 million received by an employee on our behalf. These amounts were disclosed as supplemental non-cash financing information and therefore were not included in net cash provided by financing activities.

CAPITAL EXPENDITURES

Our capital expenditures were minimal for the periods presented. We spent $2.1 thousand and nil on equipment purchases for the years ended June 30, 2025 and 2026. Going forward, we expect to make necessary capital expenditures to meet the expected growth of our business.

COMMITMENTS AND CONTRACTUAL OBLIGATIONS

We had no commitments and contractual obligations during any of the periods presented other than those disclosed in Note “COMMITMENTS and CONTINGENCIES” of our financial statements.

OFF BALANCE SHEET ARRANGEMENTS

We had no off-balance sheet arrangements during any of the periods presented.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We prepare our financial statements in accordance with U.S. GAAP, which requires our management to make estimates that affect the reported amounts of assets and liabilities at the dates of the balance sheets, as well as the reported amounts of revenues and expenses during the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on our own historical experience and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates on an ongoing basis.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. There are other items within our financial statements that require estimation but are not deemed critical, as defined above. Changes in estimates used in these and other items could have a material impact on our financial statements.

Revenue Recognition

We applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC606 requires us to (i) identify our contracts with clients, (ii) identify our performance obligations under those contracts, (iii) determine the transaction prices of those contracts, (iv) allocate the transaction prices to our performance obligations in those contracts, and (v) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

We report all of our revenues on a gross basis. This determination is based on our assessment that we are the principal in our revenue arrangements. We control the service delivery platform and infrastructure before the service is provided to the customer. We are primarily responsible for fulfilling the service promise, has discretion in setting prices, and assumes the credit risk associated with the customer receivable.

As a practical expedient, we elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that we otherwise would have recognized is one year or less.

Pursuant to ASC 606, we recognize revenue based on the transaction price, which is the amount of consideration we expect to be entitled to in exchange for transferring services to customers. For intelligent computing power services, contract consideration is generally fixed and is typically stated as a fixed monthly fee determined by (i) the contractually specified number of GPUs (capacity) and (ii) the service period. Accordingly, the transaction price is generally the fixed contractual amount. We recognize revenue over time as the services are provided throughout the contract term. We offer payment terms ranging from 0 to 6 months, depending on customers’ credit profiles and service requirements.

We do not provide warranties for our services or offer service-type warranty arrangements.

The following is a description of our principal activities from which we generate our revenue under ASC 606.

(i) Revenue for intelligent computing power service

We leverage our expertise in high-performance computing and cloud-native architectures to build and operate stable, efficient, and scalable GPU computing platforms through modular data center design and liquid cooling technology. We use these platforms to provide computing resources for large-scale AI training, model inference, and high-performance scientific computing to commercial enterprise clients with substantial GPU computing requirements. Supporting services include GPU server environment deployment, cluster scheduling and performance optimization, high-speed network interconnection, real-time monitoring and intelligent alerting systems, as well as industry-compliant security and regulatory assurance.

We account for the above promises as a single performance obligation because they are highly integrated and not separately identifiable in the context of the contract. We provide an integrated, managed GPU computing platform in which computing capacity, deployment/configuration, scheduling, networking, monitoring, and security/compliance are interdependent and together deliver a single combined service-continuous access to a functioning and secured platform over the contractual term.

We provide intelligent computing power services under two pricing models: (i) reserved capacity arrangements and (ii) on-demand (pay-as-you-go) arrangements. The following table presents revenue recognized during the period by arrangement type:

	For the Years Ended June 30,
	2025	2026
	$	$
Reserved capacity arrangements	6,501,569	14,652,429
On-demand arrangements	44,680	12,508
Total	6,546,249	14,664,937

Reserved capacity arrangements

We enter into reserved capacity arrangements, which generally provide committed intelligent computing power services for a defined service term ranging from 3 months to 3 years, with the majority of such arrangements having a one-year term. These contracts typically are non-cancelable, or may be canceled only under limited conditions with early notifications required. Payment terms generally range from 0-6 months upon the completion of services, and certain arrangements require prepayments. Any prepayments are recorded as contract liabilities and recognized over the service term.

The performance obligation is satisfied over time because the customer simultaneously receives and consumes the benefits. Revenue is recognized using a time-elapsed output method over the contractual service period.

On-demand (pay-as-you-go) arrangements

We provide customers with on-demand access to intelligent computing power and GPU resources under a pay-as-you-go model, which requires advance payment. Customer advances are recorded as contract liabilities and recognized as revenue over time during the provision of the related services underlying the contract term. We recognize revenue over time because the customer simultaneously receives and consumes the benefits during the service period. These arrangements generally do not include a fixed contractual term or minimum usage commitments.

(ii) Revenue from comprehensive data center service

We leverage our project experience in infrastructure management, cluster optimization, and system monitoring to provide full-cycle operational support to data center asset owners. Services encompass facility environment deployment, network architecture implementation, security and compliance system development, daily operational monitoring, and emergency fault response. Under ASC 606, revenue from each distinct service, which constitutes a separate performance obligation, is recognized on a straight-line basis over the contractual service period.

For the years ended June 30, 2025 and 2026, $7.0 million and $14.8 million of our revenue was recognized over time, respectively. Revenue is recognized over time because our services are performed throughout the contract term and the customer benefits as the services are provided.

Revenue disaggregated by service lines for the years ended June 30, 2025 and 2026 is disclosed in the table below:

	For the Years Ended June 30,
	2025	2026
	$	$
Revenue from intelligent computing power service	6,546,249	14,664,937
Revenue from comprehensive data center service	469,263	157,862
Total	7,015,512	14,822,799

Contract Liabilities

We receive advance payments from our customers for services to be provided in the future. These payments are recorded as contract liabilities on the balance sheet within “Contract liabilities”.

Contract liabilities are recognized when consideration is received from a customer prior to us satisfying our related performance obligations. For these service contracts, we recognize revenue, and reduce the contract liabilities over time as the services are rendered and the performance obligations are satisfied. Revenue recognized during the years ended June 30, 2025 and 2026 that was included in the contract liability balance at the beginning of the period was $95,326 and $392,152, respectively.

Crypto assets

Our crypto assets classified in current assets are held primarily for use in the ordinary course of business, which is expected to be actively utilized or converted within the normal operating cycle, and such crypto assets can be sold in a highly liquid marketplace. During the year ended June 30, 2026, we only held crypto assets of USDT and USDC, which were principally funded by SAFE investors and as a form of collection from revenue transactions. Our crypto assets are held with a qualified third-party custodian that provides secure storage and safeguarding of our crypto assets.

USDC

USDC is a stablecoin redeemable on a one-to-one basis for U.S. dollars and is accounted for as a financial instrument in the consolidated balance sheets.

Crypto assets other than USDC

On December 13, 2023, the FASB issued ASU 2023-08, which addresses the accounting and disclosure requirements for certain cryptocurrencies. The new guidance requires entities to subsequently measure certain cryptocurrencies at fair value, with changes in fair value recorded in net income in each reporting period. We applied the ASU since our holding of crypto assets in December 2025.

Digital assets that are received as noncash consideration in our revenue arrangements and paid in purchases of professional services and others are presented as cash flows from operating activities in other operating activities settled in digital assets and USDC. Digital assets that are received in our revenue arrangements and sold for cash within seven days are presented as cash flows from operating activities, while other digital asset activity held longer than seven days is reflected as cash flows from investing activities under disposal of digital assets and USDC held in the consolidated statements of cash flows. We present crypto assets other than USDC separately from other intangible assets and USDC, recorded as digital assets on the consolidated balance sheets.

For the year ended June 30, 2026, we recorded receipt and disbursement of digital assets amounting to $991,601 and $991,601, respectively, which resulted in an ending balance of nil. Our balances related to digital assets and stablecoins during the period included USDT and USDC, both of which are USD-pegged stablecoins. No fair value gain or loss on digital assets was recognized for the year ended June 30, 2026, considering the low volatility in the fair value of digital assets during the year ended June 30, 2026.

Simple agreements for future equity

SAFEs issued by us are freestanding financial instruments. As they contain certain redemption or liquidation features that may require us to settle the obligation in cash upon the occurrence of defined events (e.g., a change of control or dissolution), the instruments create an obligation that meets the definition of a liability. Accordingly, the SAFEs are classified in their entirety as liabilities on the consolidated balance sheets.

These liabilities are measured at fair value upon initial recognition and are subsequently remeasured at fair value at each reporting date. All changes in their fair value are recognized in the consolidated statement of operations and comprehensive loss in the period in which they occur.

Income taxes

Current income taxes are provided on the basis of income before income taxes for financial reporting purposes, and adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred income taxes are provided using the liability method. Under this method, deferred income tax assets and liabilities are recognized for the tax effects of temporary differences and are determined by applying enacted tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates or tax laws is recognized in the statements of comprehensive income in the period the change in tax rates or tax laws is enacted. A valuation allowance is provided to reduce the amount of deferred income tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred income tax assets will not be realized.

We apply a “more likely than not” recognition threshold in the evaluation of uncertain tax positions. We recognize the benefit of a tax position in the financial statements if the tax position is “more likely than not” to prevail based on the facts and technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold are measured at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. Unrecognized tax benefits may be affected by changes in interpretation of laws, rulings of tax authorities, tax audits, and expiry of statutory limitations. In addition, changes in facts, circumstances and new information may require us to adjust the recognition and measurement estimates with regard to individual tax positions. Accordingly, unrecognized tax benefits are periodically reviewed and re-assessed. Adjustments, if required, are recorded in our financial statements in the period in which the change that necessities the adjustments occur. The ultimate outcome for a particular tax position may not be determined with certainty prior to the conclusion of a tax audit and, in certain circumstances, a tax appeal or litigation process. We record interest and penalties related to unrecognized tax benefits (if any) in interest expenses and general and administrative expenses, respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

Please refer to Note 2 to our audited consolidated financial statements included elsewhere in this prospectus. We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on our financial statements.

MANAGEMENT

Executive Officers and Directors

Set forth below are the names, ages and positions as of the date of this prospectus of our current executive officers and directors and their ages and positions:

Name	Age	Position(s)
Hoansoo Lee	42	Chief Executive Officer and Class III Director
Jake Carney	38	Chief Financial Officer
Wenying Jia	57	Chairperson of the Board of Directors and Class II Director
David Card	70	Class II Director and Lead Independent Director
Shachar Kariv	55	Class I Director
Jaeyoung Shin	48	Class I Director

Hoansoo Lee has served as our Chief Executive Officer and a member of our board of directors since the Closing on August 27, 2026, and served as our Interim Chief Financial Officer from the Closing until September 4, 2026. Dr. Lee co-founded Legacy Exascale and served as its Chief Executive Officer and a member of its board of directors from June 2022 until the Closing, and its Chief Financial Officer from October 2025 until the Closing. Previously, from June 2020 to December 2025, Dr. Lee was the founder and Chief Executive Officer of HSL Capital Management LLC, a multi-strategy hedge fund. From June 2002 to May 2020, he served in roles of increasing responsibility, including as a Staff Economist for the Council of Economic Advisers, Executive Office of the President, in the Obama Administration; Assistant Professor of Finance in the School of Economics and Management at Tsinghua University; Portfolio Manager and Head of Quantitative Equities for China Merchants Bank International Asset Management; and Managing Director for TusPark Ventures, a subsidiary of Tsinghua Holdings, the endowment fund of Tsinghua University, where he led cross-border early-stage technology investments and university spin-outs. Dr. Lee earned a B.A. in Mathematics (Valedictorian and Highest Honors) and Economics (Highest Honors) from the University of California at Berkeley, and an A.M. and Ph.D. in Business Economics from Harvard University. We believe Dr. Lee is qualified to serve on our board of directors because, as the co-founder and Chief Executive Officer of Legacy Exascale, he brings deep operational leadership and expertise that are directly relevant to our future strategic growth and long-term value creation.

Jake Carney has served as our Chief Financial Officer since September 25, 2026. Mr. Carney is an investment professional with 15 years of experience across banking, investment advisory and fintech environments. Mr. Carney has served as Chief Financial Officer of ARC Group Securities Acquisition I, a Nasdaq-listed special purpose acquisition company, and previously served as Chief Financial Officer of Deal Flow Capital, a capital advisory firm, from February 2026 to August 2026. From June 2025 to July 2026, Mr. Carney worked in in-house fundraising and consulting roles for several companies. From September 2022 to April 2025, Mr. Carney served as Managing Director at ARC Group Limited, where he established and led the company’s United Arab Emirates office. From December 2017 to August 2022, Mr. Carney served as Investment Director at Beehive Fintech, based in Dubai, United Arab Emirates, where he led the origination and execution of investment opportunities focused on small and medium-sized enterprises, alternative credit and private investments across the Gulf Cooperation Council (GCC) region. Mr. Carney earned a Bachelor of Science degree in Accounting and Finance from Dublin Institute of Technology in 2009 and was awarded the Professional Diploma in Financial Advice by the Institute of Banking in 2013.

Wenying Jia has served as the Chairperson, and a member, of our board of directors since the Closing on August 27, 2026, and previously served as a member of the board of directors of Legacy Exascale from its inception until the Closing. Ms. Jia is an angel investor with experience in digital assets, cloud computing, and emerging technology infrastructure, and has been involved in the digital asset sector since 2014. In 2017, Ms. Jia expanded her activities to include GPU-based mining operations as Ethereum’s proof-of-work network gained adoption, recognizing the potential of smart contract functionality alongside bitcoin’s role as a store of value. From 2017 through 2022, Ms. Jia invested in and supported multiple GPU- and data-storage-related infrastructure projects. During this period, she developed relationships with several individuals who later became core members of Legacy Exascale. Ms. Jia played a significant role in facilitating the formal establishment of Legacy Exascale in 2022 and was among its earliest investors. We believe Ms. Jia is qualified to serve on our board of directors because she brings early-stage investor experience and deep, long-standing expertise in GPU-based infrastructure, along with institutional knowledge as a founding-era director who helped establish Legacy Exascale and its core team.

David Card has served as a member of our board of directors since the Closing on August 27, 2026. Dr. Card is also our Lead Independent Director. Dr. Card is a renowned labor economist and Nobel Laureate (2021). Dr. Card is the Class of 1950 Emeritus Professor of Economics at the University of California, Berkeley, and has been a member of the University of California, Berkeley faculty since 1997. Prior to joining Berkeley, Dr. Card held academic appointments at Princeton University and the University of Chicago. Dr. Card is widely recognized for his contributions to empirical labor economics and applied econometrics, particularly in the analysis of labor markets, education, immigration and wage dynamics. Dr. Card was awarded half of the 2021 Nobel Memorial Prize in Economic Sciences for his empirical contributions to labor economics. Dr. Card previously served as President of the American Economic Association and has held editorial roles at several leading academic journals. He is a Fellow of the American Academy of Arts and Sciences and the Econometric Society. Dr. Card received his B.A. from Queen’s University and his M.A. and Ph.D. in Economics from Princeton University. We believe Dr. Card is qualified to serve on our board of directors due to his internationally recognized expertise in economics and his distinguished academic leadership and service in prominent economic institutions, which we believe provide strong governance insight and an independent perspective that contribute meaningfully to our Board’s decision-making processes.

Shachar Kariv has served as a member of our board of directors since the Closing on August 27, 2026. Dr. Kariv is an economist and the Benjamin N. Ward Professor of Economics at the University of California, Berkeley, a position he has held since 2014. Dr. Kariv has a rich academic career spanning over two decades. Prior to his current position, Dr. Kariv was a Professor in the Department of Economics at the University of California, Berkeley (2010 to 2014), an Associate Professor (with tenure) in the Department of Economics at the University of California, Berkeley (2008 to 2010), and an Assistant Professor in the Department of Economics at the University of California, Berkeley (2003 to 2008). Dr. Kariv also previously served as the Department Chair of the Department of Economics at the University of California, Berkeley, from 2014 to 2017 and from 2021 to 2022. Dr. Kariv’s research primarily focuses on economic theory, experimental economics, and behavioral economics. Dr. Kariv has held several visiting positions, including at the Institute for Advanced Studies, the European University Institute, Stanford University, the University of Cambridge and the Norwegian School of Economics. He has received numerous awards for his teaching excellence, including the Earl F. Cheit Award for Excellence in Teaching from the University of California, Berkeley, Haas School of Business, and the Dean’s Outstanding Teaching Award at New York University. Dr. Kariv earned his B.A. in Economics from Tel Aviv University, and an M.A. and Ph.D. in Economics from New York University. We believe Dr. Kariv is qualified to serve on our board of directors due to his extensive expertise in economics, as well as his experience leading a major academic department and collaborating across global research institutions, which we believe equips him with strong governance, analytical and strategic capabilities.

Jaeyoung Shin has served as a member of our board of directors since the Closing on August 27, 2026. Mr. Shin is Vice President and Head of Asia at Samsung Ventures Investment Corporation, where he oversees the firm’s investment activities across Greater China, Japan, India, and Southeast Asia. In this role, he is responsible for sourcing, evaluating, and managing venture capital investments in technology and growth-stage companies, as well as overseeing portfolio strategy and regional investment execution. Mr. Shin has extensive experience in venture capital, corporate venture investing, and cross-border technology investments, with a focus on semiconductors, digital transformation, and emerging technologies. Since joining Samsung Ventures in 2010, Mr. Shin has led and supported investments across semiconductors, AI chips, image sensors, display technologies, and other advanced technology sectors, with notable IPO and M&A exits, including Montage Technology, VeriSilicon, Silergy, Amlogic, GalaxyCore, SmartSens, Deep Glint, DeePhi, and PlayNitride. Prior to Samsung Ventures, Mr. Shin worked as a fuel cell researcher at the Samsung Advanced Institute of Technology in Korea and as a Research and Development staff member at the Fuel Cell Lab of Forschungszentrum Jülich in Germany. Mr. Shin holds a Bachelor’s degree in Mechanical Engineering from Aachen University of Applied Science in Germany. We believe Mr. Shin is qualified to serve as a member of our board of directors due to his extensive experience in investing in technology companies and his leadership in evaluating and scaling businesses across technology ecosystems. Mr. Shin brings a combination of strategic investment expertise, technology sector knowledge, and market insight that we believe is highly relevant to our long-term growth objectives.

Board Composition

Our board of directors consists of five directors and is divided into three classes, designated Class I, Class II and Class III, with each class serving staggered three-year terms and one class standing for election at each annual meeting of stockholders. Shachar Kariv and Jaeyoung Shin are the Class I directors, David Card and Wenying Jia are the Class II directors, and Hoansoo Lee is the Class III director. The terms of the Class I, Class II and Class III directors will expire at the annual meetings of stockholders to be held in 2027, 2028 and 2029, respectively. Wenying Jia serves as Chairperson of our board of directors, and our board of directors has designated David Card as Lead Independent Director.

There are no family relationships among any of our directors or executive officers. To our knowledge, none of our directors or executive officers has been involved during the past ten years in any legal proceedings of the type described in Item 401(f) of Regulation S-K.

Director Independence

Nasdaq rules generally require that independent directors must comprise a majority of listed company’s board of directors. David Card, Shachar Kariv and Jaeyoung Shin are our independent directors, as defined under the rules promulgated by Nasdaq. Our independent directors have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms that our board of directors believes are no less favorable to us than could be obtained from independent parties. None of the independent directors has any relationship with us.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates under a written charter that is available on our website at https://www.exascalelabs.ai. The information on our website is not incorporated by reference into this prospectus.

Audit Committee. Our audit committee consists of David Card, Shachar Kariv and Jaeyoung Shin, each of whom meets the definition of “independent director” for purposes of serving on an audit committee under the Nasdaq listing rules and the independence standards under Rule 10A-3 under the Exchange Act. Jaeyoung Shin is the chairperson of the audit committee. Our board of directors has determined that Jaeyoung Shin qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC. The audit committee is responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm, pre-approving audit and non-audit services, reviewing our annual and quarterly financial statements with management and the independent auditor, overseeing our internal control over financial reporting and reviewing and approving related party transactions.

Compensation Committee. Our compensation committee consists of David Card, Shachar Kariv and Jaeyoung Shin, each of whom meets the definition of “independent director” under the Nasdaq listing rules. Shachar Kariv is the chairperson of the compensation committee. The compensation committee is responsible for, among other things, reviewing and approving the compensation of our Chief Executive Officer and other executive officers, administering our equity incentive plans and reviewing and recommending changes to the compensation of our directors.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of David Card, Shachar Kariv and Jaeyoung Shin. David Card is the chairperson of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for, among other things, identifying and recommending candidates for election to our board of directors and overseeing our corporate governance practices.

EXECUTIVE COMPENSATION

For the years ended June 30, 2025 and 2026, we had one named executive officer, Hoansoo Lee, who served as Legacy Exascale’s Chief Executive Officer and Chief Financial Officer during those years.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officer for the fiscal years ended June 30, 2026 and 2025.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Hoansoo Lee	2026	108,000	-	-	108,000
Chief Executive Officer (former Chief Executive Officer and Chief Financial Officer of Legacy Exascale)	2025	100,150	-	-	100,150

During the fiscal year ended June 30, 2025 and the subsequent three months ended September 30, 2025, Hoansoo Lee provided services to Legacy Exascale pursuant to an independent contractor arrangement. During these periods, Mr. Lee was compensated as a non-employee consultant and received monthly consulting fees under that arrangement. He did not receive any employee benefits in connection with those services. For the fiscal year ended June 30, 2025 and the three months ended September 30, 2025, we paid consulting fees of $100,150 and $27,000, respectively.

Effective October 1, 2025, Legacy Exascale entered into an employment agreement with Mr. Lee, pursuant to which he transitioned from independent contractor status to full-time employee status. Under the employment agreement, Mr. Lee served as Chief Executive Officer and Chief Financial Officer of Legacy Exascale and was entitled to a base salary of $9,000 per month, payable monthly. For the nine months ended June 30, 2026, Legacy Exascale paid Mr. Lee salary totaling $81,000.

Effective August 27, 2026, this employment agreement was superseded by the Lee Employment Agreement described below.

Employment Agreements

We entered into an employment agreement with Mr. Lee, effective as of the Closing Date (the “Lee Employment Agreement”), pursuant to which Mr. Lee serves as our Chief Executive Officer. The Lee Employment Agreement provides for at-will employment. Under the Lee Employment Agreement, Mr. Lee is entitled to (i) an annual base salary of $420,000; (ii) an annual cash bonus of $150,000 for each fiscal year beginning with the fiscal year ending June 30, 2028, subject to his continued employment through the end of the applicable fiscal year; (iii) subject to approval by the compensation committee of our board of directors, an annual award of restricted stock units (“RSUs”) covering 300,000 shares of Class A Common Stock for each year of employment during the three-year period ending August 27, 2029 (the “Protection Period”), each vesting in three equal annual installments from its grant date; and (iv) additional RSU awards covering 150,000 shares of Class A Common Stock if our annual recurring revenue exceeds $20.0 million and a further 150,000 shares of Class A Common Stock if our annual recurring revenue exceeds $30.0 million, in each case measured as of a fiscal quarter-end during the Protection Period and vesting in three equal annual installments from the grant date. All equity awards are subject to our 2026 Omnibus Equity Incentive Plan and our clawback policy.

Mr. Lee has committed to serve as our Chief Executive Officer through August 27, 2028 (the “Minimum Service Date”). If we terminate Mr. Lee’s employment without “cause” or Mr. Lee resigns for “good reason” (as such terms are defined in the Lee Employment Agreement) before the Minimum Service Date, he is entitled to continued payment of base salary for the longer of twelve months and the period through the Minimum Service Date, the annual bonus for the fiscal year ending June 30, 2028, accelerated vesting of RSUs that would have vested through the Minimum Service Date, any annual RSU award that would have been required to be granted on or before the Minimum Service Date, accelerated vesting of any ARR-based RSU award whose threshold has been achieved, and continued health benefits. If Mr. Lee’s employment terminates on or after the Minimum Service Date and before August 27, 2029 for any reason other than termination by us for cause, or if his employment is terminated by us without cause or by him for good reason in connection with or within twelve months following a change in control occurring before August 27, 2029, he is entitled to continued payment of base salary through August 27, 2029, each unpaid annual bonus for fiscal years ending on or before August 27, 2029, accelerated vesting in full of all annual RSU awards granted or required to be granted and of each ARR-based RSU award whose threshold has been achieved, and continued health benefits. Severance is conditioned on Mr. Lee’s execution of a release of claims, except in the case of death. The Lee Employment Agreement does not contain a post-employment non-competition covenant.

On September 25, 2026, we entered into an employment agreement with Jake Carney (the “Carney Employment Agreement”), pursuant to which Mr. Carney serves as our Chief Financial Officer and reports to our Chief Executive Officer. Mr. Carney’s employment is at will and may be terminated by us on one month’s prior written notice or by Mr. Carney on thirty days’ prior written notice. Under the Carney Employment Agreement, Mr. Carney receives a base salary of $6,000 per month and is not entitled to any bonus, equity award, incentive compensation or severance, and does not participate in the employee benefit plans and programs maintained by us. Mr. Carney was not an executive officer of Legacy Exascale during the fiscal year ended June 30, 2026 and is not a named executive officer for that fiscal year.

Outstanding Equity Awards at Fiscal Year-End

As of June 30, 2026, our named executive officer did not hold any unexercised options, unvested stock or equity incentive plan awards.

Director Compensation

For the years ended June 30, 2026 and 2025, Legacy Exascale’s board of directors consisted of two directors, Hoansoo Lee and Wenying Jia, each of whom is our significant stockholder. Neither director received any cash compensation, equity compensation, or other remuneration for their service on Legacy Exascale’s board of directors during the years ended June 30, 2026 and 2025.

In September 2026, following the Closing, our board of directors adopted a Non-Employee Director Compensation Policy. Under the policy, each non-employee director is entitled to an annual cash retainer of $70,000, the Lead Independent Director is entitled to an additional annual cash retainer of $25,000, the chair of the audit committee is entitled to an additional annual cash retainer of $20,000, and the chairs of the compensation committee and the nominating and corporate governance committee are each entitled to an additional annual cash retainer of $15,000, in each case payable quarterly in arrears and prorated for partial periods of service. In addition, each of our independent directors is entitled to an initial award of 15,000 RSUs and, beginning with our 2027 annual meeting of stockholders, an annual award of 15,000 RSUs, each vesting in full on the first anniversary of the grant date or, if earlier, upon the expiration of the director’s term without re-election. Ms. Jia is entitled to the annual cash retainer but does not receive equity awards under the policy. No compensation was paid to any director under the policy during the fiscal year ended June 30, 2026.

Equity Incentive Plan

In connection with the Business Combination, the board of directors and the shareholders of BCAR approved our 2026 Omnibus Equity Incentive Plan (the “Equity Incentive Plan”), which became effective upon the Closing.

The Equity Incentive Plan is administered by the plan administrator, which is the compensation committee of our board of directors. The plan administrator has the power to, among other things, determine the individuals among eligible individuals to whom awards will be granted, make any combination of awards to participants, and determine the specific terms and conditions of each award, subject to the provisions of the Equity Incentive Plan. The plan administrator may delegate to a committee consisting of one or more officers the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, to the maximum extent permitted by applicable law, subject to certain limitations and guidelines. Persons eligible to participate in the Equity Incentive Plan are those full or part-time officers, employees, non-employee directors and consultants as selected from time to time by the plan administrator in its discretion.

A total of 10,000,000 shares of our Class A Common Stock (the “Initial Limit”) are reserved for issuance under the Equity Incentive Plan, subject to annual increases as described below.

The Equity Incentive Plan provides that the number of shares reserved and available for issuance under the Equity Incentive Plan will automatically increase each January 1, beginning on January 1, 2027, by five percent (5.0%) of the outstanding number of shares of our Class A Common Stock on the immediately preceding December 31, or such lesser amount as determined by our board of directors in its discretion (the “Annual Increase”). This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in our capitalization. The maximum aggregate number of shares of Class A Common Stock that may be issued upon exercise of incentive stock options under the Equity Incentive Plan shall not exceed the Initial Limit cumulatively increased on January 1, 2027 and on each January 1 thereafter by the lesser of the Annual Increase or 3,200,000 shares of our Class A Common Stock.

The Equity Incentive Plan contains a limitation whereby the value of all awards under the Equity Incentive Plan and all other cash compensation paid by us to any non-employee director may not exceed $750,000 in any calendar year; provided, however, that such amount will be $1,000,000 for the first calendar year a non-employee director is initially appointed to our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation

For the years ended June 30, 2024 and 2025, Legacy Exascale incurred and paid consulting fees totaling $75,245 and $100,150, respectively, to Hoansoo Lee, Legacy Exascale’s then Chief Executive Officer and Chief Financial Officer, pursuant to Legacy Exascale’s consulting arrangement with Hoansoo Lee.

From July 1, 2025 to September 30, 2025, we paid $27,000 in consulting fees to Dr. Lee, our Chief Executive Officer, pursuant to our consulting arrangement with Hoansoo Lee. Effective October 1, 2025, we entered into an employment agreement with Mr. Lee, pursuant to which Dr. Lee received a base salary of $9,000 per month. Effective August 27, 2026, such employment agreement was superseded by the Lee Employment Agreement. See “Executive Compensation” for a description of Dr. Lee’s employment arrangements.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Review and Approval of Related Party Transactions

Under its charter, our audit committee is responsible for reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K prior to our entering into such transaction.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our Common Stock as of October 29, 2026 by:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of the outstanding shares of either class of our Common Stock;

●	each of our current directors;

●	each of our named executive officers; and

●	all of our executive officers and directors, as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or vesting of an RSU) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

The information set forth in the table below is based on 64,334,789 shares of Common Stock outstanding as of October 29, 2026, consisting of 33,689,050 Class A Common Stock having one (1) vote per share and 30,645,739 Class B Common Stock having twenty (20) votes per share.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name of Beneficial Owner(1)	Class A Common Stock Beneficially Owned	% of Class A Common Stock	Class B Common Stock Beneficially Owned	% of Class B Common Stock	% of Total Voting Power(2)
Directors and Named Executive Officers:
Hoansoo Lee(3)	-	-	5,000,000	16.3%	15.5%
Wenying Jia(4)	-	-	25,645,739	83.7%	79.3%
Jake Carney	-	-	-	-	-
David Card	-	-	-	-	-
Shachar Kariv	-	-	-	-	-
Jaeyoung Shin	-	-	-	-	-
All directors and executive officers as a group (6 persons)	-	-	30,645,739	100.0%	94.8%

5% Stockholders (other than Directors and Executive Officers):
MilunaC Technology Limited(5)	5,926,956	17.59%	-	-	0.92%
ARC Group International Limited(6)	4,946,413	14.68	-	-	0.77%

(1)	Unless otherwise noted, the business address of each of the following is c/o Exascale Labs Holdings Inc., 820 Gessner Road, Suite 332, Houston, Texas 77024.

(2)	Based on 64,334,789 shares of Common Stock outstanding as of October 29, 2026, consisting of 33,689,050 Class A Common Stock having one (1) vote per share and 30,645,739 Class B Common Stock having twenty (20) votes per share. The voting percentage is calculated based on such voting rights.
(3)	Consists of (i) 2,000,000 shares of Class B Common Stock directly held by HSL Capital Management LLC, (ii) 1,000,000 shares of Class B Common Stock directly held by the Jisu Paul Lee Non-Grantor Directed Trust, (iii) 1,000,000 shares of Class B Common Stock directly held by the Sophia Jisun Lee Non-Grantor Directed Trust and (iv) 1,000,000 shares of Class B Common Stock directly held by the Gabriel Jihwan Lee Non-Grantor Directed Trust. Hoansoo Lee is the sole member and manager of HSL Capital Management LLC and has sole voting and dispositive power with respect to the Class B Common Stock directly held by HSL Capital Management LLC. Hoansoo Lee is the settlor of, and serves as investment advisor to, each of the Jisu Paul Lee Non-Grantor Directed Trust, the Sophia Jisun Lee Non-Grantor Directed Trust, and the Gabriel Jihwan Lee Non-Grantor Directed Trust, and the beneficiaries of each of those trusts are the children of Hoansoo Lee. As such, Mr. Lee may be deemed to beneficially own the shares directly held by such trusts. Mr. Lee disclaims beneficial ownership of such shares directly held by such trusts except to the extent of his pecuniary interest therein, if any, and the inclusion of such shares in this table shall not be deemed an admission of beneficial ownership for any purpose.
(4)	Consists of shares of Class B Common Stock directly held by Zerowave Ltd. Ms. Jia is the sole member and manager of Zerowave Ltd and has sole voting and dispositive power with respect to the shares directly held by Zerowave Ltd.
(5)	Consists of 5,926,956 Class A Common Stock. Hao Yuan is the Chief Executive Officer of MilunaC Technology Limited, and may be deemed to have sole voting and dispositive power with respect to the shares held of record by MilunaC Technology Limited. The address of each of MilunaC Technology Limited and Hao Yuan is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(6)	Consists of 4,946,413 Class A Common Stock held of record by ARC Group International Limited. ARC Group Limited is the parent of ARC Group International Limited. Abraham Cinta is the Chief Executive Officer of ARC Group Limited, and may be deemed to have sole voting and dispositive power with respect to the shares held of record by ARC Group International Limited. The address of each of ARC Group International Limited, ARC Group Limited and Abraham Cinta is Unit 417, 4th Floor, Lippo Centre, Tower Two, No. 89 Queensway, Admiralty, Hong Kong.

SELLING SECURITYHOLDERS

The shares of our Class A Common Stock being offered by the Selling Securityholders consist of: (i) an aggregate of 10,933,369 Class A Common Stock received by certain of the Selling Securityholders from the Sponsor in a distribution by the Sponsor following the issuance of such shares to the Sponsor pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class B Ordinary Shares held by the Sponsor, which were purchased by the Sponsor from BCAR prior to the IPO; (ii) 316,631 Class A Common Stock issued to John Darwin, BCAR’s former Chief Financial Officer and the manager of the Sponsor, pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class B Ordinary Shares held by John Darwin which were purchased by the Sponsor from BCAR prior to the IPO and subsequently transferred to John Darwin; (iii) 1,000,000 Class A Common Stock held by David Boral, which shares were issued to D. Boral Capital LLC, the underwriter in the IPO, pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class A Ordinary Shares granted to D. Boral Capital LLC as compensation in connection with the IPO; and (iv) 100,000 Class A Common Stock issuable upon exercise of Warrants issued to the Sponsor, pursuant to, and at the closing of, the Business Combination, in exchange for 100,000 BCAR Class A Ordinary Shares underlying warrants held by the Sponsor which were purchased in a private placement concurrently with the IPO.

The Selling Securityholders may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the Class A Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s Class A Common Stock.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Securityholders. The second column lists the aggregate number of shares of Common Stock beneficially owned as of the date of this prospectus. The third column lists the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus and fourth column lists the number of shares of Common Stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby (assuming the sale of all of the shares offered by the Selling Securityholders pursuant to this prospectus).

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A Common Stock. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering in transactions described in the section titled “Plan of Distribution.” In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Except as stated in the footnotes to the table below, none of the Selling Securityholders has had any position, office or other material relationship with us within the past three years.

Name of Selling Securityholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock being Sold	Number of Shares of Common Stock Owned After Offering
	Number	Percent(1)		Number	Percent
MilunaC Technology Limited(2)	5,926,956	17.59%	5,926,956	-	-%
ARC Group International Limited(3)	4,946,413	14.68	4,946,413	-	-%
David Boral(4)	1,000,000	2.97%	1,000,000	-	-%
John Darwin(5)	316,631	*	316,631	-	-%
Luisa Ingargiola(6)	20,000	*	20,000	-	-%
Matthew Fox Laker(7)	20,000	*	20,000	-	-%
Kevin Chen(8)	20,000	*	20,000	-	-%
MFH 1, LLC(9)	100,000	*	100,000	-	-%

*	Less than 1%

(1)	Reflects a percentage of our Class A Common Stock, calculated based on 33,689,050 Class A Common Stock outstanding. None of the Selling Stockholders owns Class B Common Stock.
(2)	Consists of 5,926,956 Class A Common Stock received by MilunaC Technology Limited from the Sponsor in a distribution by the Sponsor following the issuance of such shares to the Sponsor pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class B Ordinary Shares held by the Sponsor, which were purchased by the Sponsor from BCAR prior to the IPO. MilunaC Technology Limited held membership interests in the Sponsor. Hao Yuan is the Chief Executive Officer of MilunaC Technology Limited, and may be deemed to have sole voting and dispositive power with respect to the shares held of record by MilunaC Technology Limited. The address of each of MilunaC Technology Limited and Hao Yuan is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.
(3)	Consists of 4,946,413 Class A Common Stock received by ARC Group International Limited from the Sponsor in a distribution by the Sponsor following the issuance of such shares to the Sponsor pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class B Ordinary Shares held by the Sponsor, which were purchased by the Sponsor from BCAR prior to the IPO. ARC Group International Limited held membership interests in the Sponsor. The parent of ARC Group International Limited is ARC Group Limited. Abraham Cinta is the Chief Executive Officer of ARC Group Limited, and may be deemed to have sole voting and dispositive power with respect to the shares held of record by ARC Group International Limited. The address of each of ARC Group International Limited, ARC Group Limited and Abraham Cinta is Unit 417, 4th Floor, Lippo Centre, Tower Two, No. 89 Queensway, Admiralty, Hong Kong.
(4)	Consists of 1,000,000 Class A Common Stock, which shares were originally issued to D. Boral Capital LLC, the underwriter in the IPO, and were subsequently transferred to David Boral. David Boral is the Chief Executive Officer of D. Boral Capital LLC and also served as the Chairman of the board of directors and Chief Executive Officer of BCAR. The address of David Boral is 590 Madison Ave 39th Floor, New York, New York 10022 .
(5)	Consists of 316,631 Class A Common Stock issued to John Darwin, pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class B Ordinary Shares held by John Darwin which were purchased by the Sponsor from BCAR prior to the IPO and subsequently transferred to John Darwin. John Dardwin previously served as the Chief Financial Officer of BCAR and the manager of the Sponsor. The address of John Darwin is 590 Madison Ave 39th Floor, New York, New York 10022.

(6)	Consists of 20,000 Class A Common Stock received by Luisa Ingargiola from the Sponsor in a distribution by the Sponsor following the issuance of such shares to the Sponsor pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class B Ordinary Shares held by the Sponsor, which were purchased by the Sponsor from BCAR prior to the IPO. Luisa Ingargiola previously served as a member of the board of directors of BCAR. The address of Luisa Ingargiola is 736 Harbor Palms Ct., Palm Harbor, Florida 34683.
(7)	Consists of 20,000 Class A Common Stock received by Matthew Fox Laker from the Sponsor in a distribution by the Sponsor following the issuance of such shares to the Sponsor pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class B Ordinary Shares held by the Sponsor, which were purchased by the Sponsor from BCAR prior to the IPO. Matthew Fox Laker previously served as a member of the board of directors of BCAR. The address of Matthew Fox Laker is 2016 Mallard Ln., Baden, Pennsylvania 15005.
(8)	Consists of 20,000 Class A Common Stock received by Kevin Chen from the Sponsor in a distribution by the Sponsor following the issuance of such shares to the Sponsor pursuant to, and at the closing of, the Business Combination, in exchange for BCAR Class B Ordinary Shares held by the Sponsor, which were purchased by the Sponsor from BCAR prior to the IPO. Kevin Chen previously served as a member of the board of directors of BCAR. The address of Kevin Chen is 90 Parkway Road, Bronxville, New York 10708.
(9)	Consist of 100,000 Class A Common Stock issuable upon exercise of Warrants issued to MFH 1, LLC, pursuant to, and at the closing of, the Business Combination, in exchange for 100,000 BCAR Class A Ordinary Shares underlying warrants held by MFH 1, LLC which were purchased in a private placement concurrently with the IPO. MFH 1, LLC was the sponsor of BCAR. John Darwin is the manager of MFH 1, LLC and may be deemed to have sole voting and dispositive power with respect to the shares held of record by MFH 1, LLC. The address of MFH 1, LLC is 10 E. 53rd Street, Suite 3001, New York, New York 10022.

DESCRIPTION OF SECURITIES

The following descriptions of certain of our securities and provisions of our amended and restated certificate of incorporation and bylaws, and applicable provisions of the DGCL, are summaries, do not purport to be complete, and are qualified in their entirety by reference to our amended and restated certificate of incorporation and bylaws, and the text of the DGCL.

Because certain of the Class A Common Stock being registered hereby will be issued pursuant to our Warrants and the rights of the holders of our Class A Common Stock are affected by the terms of our Class B common stock and our Preferred stock, the following discussion also describes certain terms of our Warrants, our Class B Common Stock and our Preferred Stock.

General

Our amended and restated certificate of incorporation authorizes the issuance of 300,000,000 shares of capital stock, consisting of (i) 260,000,000 shares of Class A Common Stock, (ii) 35,000,000 shares of Class B Common Stock and (iii) 5,000,000 shares of Preferred Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class of Common Stock or of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, irrespective of Section 242(b)(2) of the DGCL. As of the date of this prospectus. We had no Preferred Stock issued or outstanding.

Common Stock

Voting Rights

Except as otherwise provided in our amended and restated certificate of incorporation or required by applicable law, each holder of our Common Stock is entitled to vote on each matter submitted to a vote of stockholders generally. Holders of Class A Common Stock are entitled to one (1) vote for each share held of record, and holders of Class B Common Stock are entitled to twenty (20) votes for each share held of record, in each case as of the applicable record date. Except as otherwise required by our amended and restated certificate of incorporation or the DGCL, the holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock). Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to our amended and restated certificate of incorporation (including any certificate of designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other classes of Common Stock if the holders of the affected series or class are entitled, exclusively, to vote thereon under our amended and restated certificate of incorporation or the DGCL.

Our amended and restated certificate of incorporation also provides that (i) we may not issue any additional shares of Class B Common Stock after the effectiveness of our amended and restated certificate of incorporation, other than pursuant to a dividend or a Stock Adjustment (as defined below) effected in accordance with our amended and restated certificate of incorporation, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, and (ii) any amendment to our amended and restated certificate of incorporation that increases the voting power of the Class B Common Stock or that alters or changes the conversion provisions of the Class B Common Stock in a manner that adversely affects the holders of Class A Common Stock may not be approved without the affirmative vote of the holders of at least a majority of the total voting power of all then outstanding shares of Class A Common Stock entitled to vote thereon, voting as a separate class.

Holders of Common Stock do not have cumulative voting rights in the election of directors. Because each share of Class B Common Stock is entitled to twenty (20) votes, the holders of our Class B Common Stock, all of whom are our founders, Hoansoo Lee and Wenying Jia (the “Founders”), or entities affiliated with them, hold a substantial majority of the voting power of our outstanding capital stock and are able to control the outcome of matters submitted to a vote of our stockholders, including the election of directors, amendments to our organizational documents and the approval of any merger, sale of assets or other major corporate transaction. We are a “controlled company” within the meaning of the Nasdaq listing rules.

Dividend Rights

Subject to applicable law and the rights and preferences of the holders of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. Dividends of cash or property may not be declared or paid on any class of Common Stock unless a dividend of the same amount per share and of the same type of cash or property (or combination thereof) per share is concurrently declared or paid on the other classes of outstanding Common Stock. Stock dividends on a class of Common Stock may be paid only in shares of the same class of Common Stock. No stock dividend, stock split, reverse stock split, combination, subdivision, exchange, reclassification or recapitalization (each, a “Stock Adjustment”) may be declared or made on any class of Common Stock unless a corresponding Stock Adjustment is made in the same proportion and manner for all other classes of Common Stock then outstanding, unless such requirement is waived in advance by the holders of a majority of the voting power of the other class of Common Stock, voting separately as a single class.

Liquidation Rights

Subject to the rights and preferences of the holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company legally available for distribution to stockholders will be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder, without regard to class.

Mergers, Consolidations and Tender or Exchange Offers

Except as expressly provided in our amended and restated certificate of incorporation, all shares of Common Stock have the same rights, preferences and privileges and rank equally, share ratably and are identical in all respects as to all matters. Unless waived in advance by the holders of a majority of the voting power of the affected class of Common Stock, voting separately as a single class, (i) in any merger, consolidation or other business combination requiring the approval of our stockholders, and (ii) in any tender or exchange offer for shares of Common Stock made by a third party pursuant to an agreement to which the Company is a party or made by the Company, the holders of each class of Common Stock are entitled to receive, or to elect to receive, the same form of consideration and at least the same amount of consideration on a per share basis as the holders of the other class of Common Stock; provided that, if the consideration includes securities, the consideration payable to the holders of Class B Common Stock is deemed to be the same form and amount as that payable to the holders of Class A Common Stock if the only difference is that the securities distributed to the holders of Class B Common Stock have twenty (20) times the voting power of the securities distributed to the holders of Class A Common Stock.

Conversion of Class B Common Stock

Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder at any time upon written notice to our transfer agent. In addition, each share of Class B Common Stock will automatically, without any further action, convert into one share of Class A Common Stock upon a Transfer (as defined in our amended and restated certificate of incorporation) of such share other than to a Qualified Stockholder (as defined in our amended and restated certificate of incorporation). Shares of Class B Common Stock that are converted into shares of Class A Common Stock will be retired and may not be reissued.

“Qualified Stockholder” generally means (i) the Founders; (ii) any other registered holder of a share of Class B Common Stock immediately after the effectiveness of our amended and restated certificate of incorporation; (iii) the initial registered holder of any shares of Class B Common Stock originally issued by the Company upon the exercise, conversion or settlement of a Right (as defined in our amended and restated certificate of incorporation) that was issued to and at all times held by a person who would have been a Qualified Stockholder had the Right been a share; (iv) each natural person who Transfers shares of, or Rights for, Class B Common Stock to a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation (each as defined in our amended and restated certificate of incorporation) that is or becomes a Qualified Stockholder in connection with such Transfer; and (v) a transferee of shares of Class B Common Stock received in a Permitted Transfer (as defined in our amended and restated certificate of incorporation). Permitted Transfers are generally limited to Transfers by a Qualified Stockholder to a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation of such Qualified Stockholder, and Transfers by any such entity back to such Qualified Stockholder or to another Permitted Entity of such Qualified Stockholder, in each case subject to the Qualified Stockholder retaining Dispositive Power and Voting Control (each as defined in our amended and restated certificate of incorporation) over the shares.

“Transfer” is broadly defined in our amended and restated certificate of incorporation to include any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of a share of Class B Common Stock or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of law, including a transfer to a broker or other nominee and the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise, subject to certain exceptions, including the granting of a revocable proxy to our officers or directors at the request of our board of directors in connection with a stockholder meeting. A Transfer is also deemed to occur with respect to shares of Class B Common Stock held by a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation if such entity ceases to qualify as such or if a majority of the voting power of such entity (or of an entity that is itself a Qualified Stockholder) is Transferred, in each case as more fully described in our amended and restated certificate of incorporation.

We may establish policies and procedures relating to the conversion of Class B Common Stock and the administration of the multi-class stock structure, and may request that holders of Class B Common Stock furnish certifications, affidavits or other proof to verify their ownership and to confirm that a conversion has not occurred. A determination in good faith by our Secretary that a Transfer has resulted in a conversion is conclusive and binding. We are required at all times to reserve a sufficient number of authorized but unissued shares of Class A Common Stock to effect the conversion of all outstanding shares of Class B Common Stock.

Other Rights

Holders of Class A Common Stock have no preemptive, subscription, redemption or conversion rights, and there are no sinking fund provisions applicable to our Class A Common Stock. Subject to applicable law, the transfer restrictions applicable to our Class B Common Stock described above and any transfer restrictions set forth in our bylaws, shares of Common Stock are fully transferable. All outstanding shares of Class A Common Stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that our board of directors may designate and issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 5,000,000 shares of Preferred Stock from time to time in one or more series and, by adopting a resolution or resolutions and filing a certificate of designation with the Secretary of State of the State of Delaware, to fix the number of shares of each such series and the voting powers (full, limited or none), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. Our board of directors could authorize the issuance of Preferred Stock with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions, financings and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and could adversely affect the market price of our Class A Common Stock. No shares of Preferred Stock are currently designated or outstanding, and we have no present plans to issue any shares of Preferred Stock.

Warrants

General

The Warrants the underlying shares of which are being registered hereby were originally issued by BCAR in registered form under the Warrant Agreement, as part of private placement units purchased by the Sponsor in a private placement that closed simultaneously with the IPO. At the effective time of the Domestication Merger, each such warrant was assumed by us and became a Warrant exercisable for our Class A Common Stock on the same terms. Odyssey Transfer and Trust Company serves as warrant agent for the Warrants.

Exercisability and Term

Each whole Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as described below, at any time commencing 30 days after the completion of the Business Combination, provided that we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the Warrant Agreement), and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. A holder may exercise Warrants only for a whole number of shares of Class A Common Stock; no fractional shares will be issued upon exercise, and only whole Warrants may be exercised. The Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. We may, in our sole discretion, lower the exercise price of the Warrants at any time prior to their expiration for a period of not less than 20 business days, provided that we give at least three days’ prior written notice to the registered holders and that any such reduction is applied consistently to all of the Warrants.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Warrant, and have no obligation to settle such exercise, unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our obligations described below. No Warrant is exercisable, and we are not obligated to issue shares of Class A Common Stock upon exercise of a Warrant, unless the shares issuable upon such exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder. If these conditions are not satisfied with respect to a Warrant, the holder will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

Under the Warrant Agreement, we agreed to use our commercially reasonable efforts to file with the SEC, a registration statement covering the issuance of the shares of Class A Common Stock issuable upon exercise of the Warrants and to maintain a current prospectus relating to such shares until the expiration of the Warrants in accordance with the Warrant Agreement.

Redemption of Warrants

We may redeem outstanding Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each holder; and

●	if, and only if, the closing price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described below) for any 20 trading days within a 30-trading day period commencing at least 30 days after the Closing and ending three business days before we send the notice of redemption to the holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. If the foregoing conditions are satisfied and we issue a notice of redemption, each holder will be entitled to exercise its Warrants prior to the scheduled redemption date. The price of the Class A Common Stock may, however, fall below the $18.00 redemption trigger price (as adjusted) and the $11.50 exercise price after the notice of redemption is issued.

A holder of a Warrant may notify us in writing that it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant to the extent that, after giving effect to such exercise, such holder (together with its affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares. A rights offering made to all or substantially all holders of Class A Common Stock entitling holders to purchase Class A Common Stock at a price less than the fair market value (as determined under the Warrant Agreement) will be deemed a stock dividend of a number of shares equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one (1) minus the quotient of (x) the price per share paid in such rights offering divided by (y) the fair market value.

If we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of Class A Common Stock on account of such shares (or other securities into which the Warrants are convertible), other than as described above and other than certain ordinary cash dividends, then the exercise price of the Warrants will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares. Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted as described above, the exercise price will be adjusted by multiplying the exercise price immediately prior to such adjustment by a fraction, the numerator of which is the number of shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and the denominator of which is the number of shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of the Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the Warrants, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder would have received if such holder had exercised its Warrants immediately prior to such event (the “Alternative Issuance”).

Exercise Procedures; No Rights as Stockholders

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The holders of Warrants do not have the rights or privileges of holders of Class A Common Stock, including any voting rights, until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Amendments

The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in the prospectus for the IPO, (ii) adjusting the provisions relating to cash dividends on shares of Class A Common Stock as contemplated by and in accordance with the Warrant Agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, or (iv) providing for the delivery of the Alternative Issuance. All other modifications or amendments of the Warrant Agreement require the vote or written consent of the holders of at least 50% of the our then outstanding Warrants (including our public Warrants) and, solely with respect to any amendment to the terms of the Warrants or any provision of the Warrant Agreement with respect to the Warrants the underlying shares of which are being registered hereby (including the forfeiture or cancellation of any such Warrants), the vote or written consent of the holders of at least 50% of such Warrants (including the vote or written consent of D. Boral Capital LLC, the underwriter in the IPO).

Exclusive Forum for Warrant Agreement Claims

The Warrant Agreement provides that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and we have irrevocably submitted to such jurisdiction, which will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. This provision may limit the ability of holders of the Warrants to obtain a favorable judicial forum for disputes with the Company.

Anti-Takeover Effects of our Amended and Restated Certificate of Incorporation, our Bylaws and Delaware Law

Certain provisions of our amended and restated certificate of incorporation, our bylaws and the DGCL, which are summarized below, could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. These provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors, and to discourage certain types of transactions that may involve an actual or threatened change of our control.

Dual-Class Structure. As described above, each share of Class B Common Stock is entitled to twenty (20) votes, and the holders of Class B Common Stock, all of whom are the Founders or entities affiliated with them, control a substantial majority of the voting power of our outstanding capital stock. This concentration of voting control may discourage, delay or prevent a change in control of the Company that other stockholders may view as beneficial.

Classified Board of Directors. Our amended and restated certificate of incorporation provides that, subject to the rights of the holders of any series of Preferred Stock to elect directors, our board of directors shall be divided into three classes, designated Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the total number of directors. The initial Class I, Class II and Class III directors serve for terms expiring at the 2027, 2028 and 2029 annual meetings of stockholders, respectively, and, beginning with the 2027 annual meeting, directors of each class are elected for three-year terms. As a result, only approximately one-third of our board of directors is elected at each annual meeting of stockholders, which could delay the ability of stockholders to change the composition of a majority of our board of directors.

Number of Directors; Removal; Vacancies. Our amended and restated certificate of incorporation provides that the number of directors constituting the whole board of directors is fixed exclusively by resolution of our board of directors. Subject to the rights of the holders of any series of Preferred Stock, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66⅔% of the voting power of all of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors resulting from death, resignation, disqualification, retirement, removal or other cause, and any newly created directorship resulting from an increase in the number of directors, may be filled (i) for so long as any shares of Class B Common Stock are outstanding, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock entitled to vote at an election of directors, and (ii) after no shares of Class B Common Stock are outstanding, by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director.

No Cumulative Voting. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless the certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that, subject to the rights of the holders of any series of Preferred Stock and to applicable law, special meetings of stockholders may be called only (i) by or at the direction of our board of directors, the Chairperson of our board of directors or the Chief Executive Officer, in each case in accordance with our bylaws, or (ii) by the Secretary of the Company upon the written request of any holder of record of at least 25% of the voting power of the issued and outstanding shares of stock of the Company. Business transacted at any special meeting is limited to the matters relating to the purpose or purposes stated in the notice of meeting.

Stockholder Action by Written Consent. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be taken at a duly called annual or special meeting or, except as otherwise required by applicable law or our amended and restated certificate of incorporation, without a meeting, without prior notice and without a vote, by a consent in writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Because of the voting power of the Class B Common Stock, the holders of Class B Common Stock may be able to take stockholder action by written consent without the participation of the holders of Class A Common Stock.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws establish advance notice procedures for stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual or special meeting of stockholders. To be timely for an annual meeting, a stockholder’s notice generally must be delivered to our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, subject to alternative deadlines if no annual meeting was held in the preceding year or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary. The notice must contain the information required by our bylaws. These provisions may preclude stockholders from bringing matters before an annual meeting or from making nominations for directors.

Amendment of our Bylaws. Our amended and restated certificate of incorporation authorizes our board of directors to adopt, amend or repeal our bylaws without the assent or vote of the stockholders. The adoption, amendment or repeal of our bylaws by the stockholders requires the affirmative vote of the holders of at least 66⅔% of the voting power of all of the then outstanding shares of voting stock entitled to vote generally in an election of directors, in addition to any other vote required by applicable law, our amended and restated certificate of incorporation or our bylaws.

Amendment of our Certificate of Incorporation. Our amended and restated certificate of incorporation provides that Articles V (terms of the Common Stock and Preferred Stock), VI (the Board), VII (stockholder action; special meetings), VIII (limitation of director liability), IX (indemnification), X (exclusive forum) and XI (amendments) of our amended and restated certificate of incorporation may not be amended, altered, repealed or rescinded, in whole or in part, and no provision inconsistent therewith may be adopted, without the affirmative vote of the holders of at least 66⅔% of the total voting power of all of the then outstanding shares of stock entitled to vote thereon, voting together as a single class, in addition to any vote required by applicable law. In addition, as described above under “—Common Stock — Voting Rights,” any amendment that increases the voting power of the Class B Common Stock or that adversely alters the conversion provisions of the Class B Common Stock requires the separate approval of the holders of a majority of the total voting power of the then outstanding shares of Class A Common Stock.

Authorized but Unissued Shares; Preferred Stock. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval, subject to applicable Nasdaq rules, and could be used for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and Preferred Stock, and the ability of our board of directors to issue Preferred Stock with terms it determines, could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder. A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” generally is a person who, together with its affiliates and associates, owns, or within the previous three years owned, 15% or more of a corporation’s outstanding voting stock. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or employee of the Company to the Company or its stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery, or (v) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer or stockholder governed by the internal affairs doctrine. This provision does not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Our amended and restated certificate of incorporation further provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company is deemed to have notice of and consented to these provisions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder; accordingly, the exclusive forum provisions of our amended and restated certificate of incorporation do not apply to such claims. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or our directors, officers or other employees, and may discourage such lawsuits. There is uncertainty as to whether a court would enforce the federal forum provision with respect to Securities Act claims, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

In general, Rule 144 permits the resale of restricted securities without registration under the Securities Act if certain conditions are met.

If such conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are our affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock then outstanding; or

●	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also be limited by manner of sale provisions and notice requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Locked-up Common Stock

In connection with the Closing, the former Exascale Securityholders entered into Lock-Up Agreements (each, a “Lock-up Agreement”) with us, pursuant to which they agreed, subject to certain customary exceptions, not to:

(i)	offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by them immediately after the Closing, or enter into a transaction that would have the same effect;

(ii)	enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of such shares, whether any of these transactions are to be settled by delivery of such shares, in cash or otherwise; or

(iii)	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any “Short Sales” (as defined in the Lock-up Agreement) with respect to any of our securities;

until the date that is six months after the Closing; provided, however, that the restrictions set forth in the Lock-up Agreement shall not apply to the exceptions as set forth in the Lock-up Agreement. Without limitation to the foregoing, if there is a “Change of Control” of the Company, all of the shares shall be released from the restrictions set forth therein.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Stock. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering and does not purport to be a complete analysis of all the potential tax considerations relating thereto.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on net investment income, and does not address state or local taxes or U.S. federal gift and estate tax laws, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	persons that actually or constructively own five percent or more of our voting shares;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

●	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

●	persons who acquired the securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	U.S. expatriates or former long-term residents of the U.S.;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

●	tax-exempt entities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and pronouncements, judicial decisions in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor regarding the tax consequences of the ownership and disposition of shares of Common Stock.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS AND OTHER TAX CONSEQUENCES.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Common Stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current or accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the applicable tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A U.S. holder will generally recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock generally will equal the U.S. holder’s acquisition cost for the Common Stock less any prior distributions treated as a return of capital. In the case of any shares of Common Stock originally acquired as part of an investment unit, the acquisition cost for the share of Common Stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and are not attributable to a U.S. permanent establishment under an applicable treaty), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders-Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. holder. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such distribution.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person (by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption) in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) and, subject to the discussion of certain proposed U.S. Treasury regulations below, on the gross proceeds from a sale or other disposition of our Common Stock paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities. The IRS released proposed U.S. Treasury regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock. In its preamble to such proposed U.S. Treasury regulations, the IRS stated that taxpayers may generally rely on the proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.

PLAN OF DISTRIBUTION

The Selling Securityholders may sell all or a portion of the shares of the Class A Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes their permitted transferees who later come to hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Securityholder’s shares of Class A Common Stock. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

Subject to the limitations set forth in any applicable registration rights agreement, sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date of this prospectus;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

A Selling Securityholder that is an entity may also elect to make an in-kind distribution of Class A Common Stock to its members, partners, stockholders or other equity holders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equity holders are not affiliates of ours, such members, partners, stockholders or other equity holders would thereby receive freely tradable shares of Class A Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

The Selling Securityholders may also sell shares of Class A Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Securityholders may transfer the shares of Class A Common Stock by other means not described in this prospectus. If the Selling Securityholders effect such transactions by selling shares of Class A Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the shares of Class A Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Class A Common Stock or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Class A Common Stock in the course of hedging in positions they assume. The Selling Securityholders may also sell shares of Class A Common Stock short and deliver shares of Class A Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge shares of Class A Common Stock to broker-dealers that in turn may sell such shares.

Subject to applicable law and Company policies relating to insider transactions, the Selling Securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the shares of Class A Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the shares of Class A Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Class A Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Class A Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Securityholders will sell any or all of the shares of Class A Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Notwithstanding the foregoing, the Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A Common Stock by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in market-making activities with respect to the shares of Class A Common Stock. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

We have agreed to indemnify certain of the Selling Securityholders against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreements or the Selling Securityholders will be entitled to contribution. We may be indemnified by certain of the Selling Securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus, in accordance with the related Registration Rights Agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A Common Stock are currently listed on Nasdaq under the symbol “XLAB”.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of securities offered by this prospectus has been passed on by Kesse PLLC.

EXPERTS

The financial statements of D. Boral ARC Merger Corporation as of December 31, 2025 and for the period from December 19, 2025 (inception) through December 31, 2025 included in this prospectus have been so included in reliance on the reports of Guangdong Prouden CPAs GP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding D. Boral ARC Merger Corporation’s ability to continue as a going concern.

The financial statements of D. Boral ARC Acquisition I Corp. as of December 31, 2025 for the period from March 20, 2025 (inception) through December 31, 2025, included in this prospectus have been audited by Guangdong Prouden CPAs GP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein (which contains an explanatory paragraph relating to D. Boral ARC Acquisition I Corp.’s ability to continue as a going concern), and included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Exascale Labs Inc., as of June 30, 2026 and 2025 and for the years then ended, included in this prospectus have been audited by HTL International, LLC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our Class A Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our Company and our Class A Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on us at the SEC website containing reports, proxy statements and other information at www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

We also maintain an Internet website at www.exascalelabs.ai. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

INDEX TO FINANCIAL STATEMENTS

Financial Statements of D. Boral ARC Merger Corporation

Page(s)
Audited Financial Statements of D. Boral ARC Merger Corporation as of December 31, 2025 and For the Period from December 19, 2025 (inception) through December 31, 2025
Report of Independent Registered Public Accounting Firm (PCAOB ID No: 7254)	F-2
Audited Financial Statements:
Balance Sheet as of December 31, 2025	F-3
Statement of Operations for the period from December 19, 2025 (inception) through December 31, 2025	F-4
Statement of Changes in Stockholders’ Deficit for the period from December 19, 2025 (inception) through December 31, 2025	F-5
Statement of Cash Flows for the period from December 19, 2025 (inception) through December 31, 2025	F-6
Notes to the Financial Statements	F-7 – F-10

Financial Statements of D. Boral ARC Acquisition I Corp.

Audited Consolidated Financial Statements of D. Boral ARC Acquisition I Corp. as of December 31, 2025 and For the Period from March 20, 2025 (inception) through December 31, 2025
Report of Independent Registered Public Accounting Firm (PCAOB ID #7254)	F-19
Financial Statements:
Consolidated Balance Sheet as of December 31, 2025	F-20
Consolidated Statements of Operations for the period from March 20, 2025 (inception) through December 31, 2025	F-21
Consolidated Statements of Changes in Stockholders’ Deficit for the period from March 20, 2025 (inception) through December 31, 2025	F-22
Consolidated Statements of Cash Flows for the period from March 20, 2025 (inception) through December 31, 2025	F-23
Notes to the Consolidated Financial Statements	F-24 – F-40

Unaudited Consolidated Financial Statements of D. Boral ARC Acquisition I Corp. as of June 30, 2026 and For the Period ended June, 2026
Condensed Consolidated Balance Sheets as of June 30, 2026 (unaudited) and December 31, 2025	F-41
Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2026, for the three months ended June 30,2025 and for the period from March 20, 2025 (inception) through June 30, 2025	F-42
Condensed Consolidated Statements of Changes in Shareholders’ Equity (Deficit) for the six months ended June 30, 2026 and for the period from March 20, 2025 (inception) through June 30, 2025	F-43
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2026 and for the period from March 20, 2025 (inception) through June 30, 2025	F-44
Notes to Financial Statements (Unaudited)	F-45 – F-59

Financial Statements of Exascale Labs Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
D. Boral ARC Merger Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of D. Boral ARC Merger Corporation (the “Company”) as of December 31, 2025, the related statements of operations, change in shareholders’ equity and cash flows for the period from December 19, 2025 (inception) through December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and the results of its operations and its cash flows for the period from December 19, 2025 (inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company is the surviving company in connection with a contemplated business combination between the Parent and a target company, which has no principal operations or revenue producing activities. The Company lacks the capital resources it needs to fund its operations for a reasonable period of time, which is generally considered to be one year from the issuance of the financial statements. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Guangdong Prouden CPAs GP

Guangdong Prouden CPAs GP

We have served as the Company’s auditor since 2026.

Guangzhou, China

February 11, 2026

PCAOB ID NO. 7254

D. BORAL ARC MERGER CORPORATION

BALANCE SHEET

December 31, 2025
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$590
Total current liabilities	590

Total liabilities	590

Stockholders’ Deficit
Common stock, $0.0001 par value; 100 shares authorized; 100 shares issued and outstanding	-
Additional paid-in capital	100
Accumulated deficit	(590)
Subscription fee receivable	(100)
Total Stockholders’ Deficit	(590)
Total Liabilities and Stockholders’ Deficit	$-

The accompanying notes are an integral part of these audited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF OPERATIONS

For the Period from December 19, 2025 (Inception) Through December 31, 2025
Formation costs	$(590)
Loss from operations	(590)

Loss before provision for income taxes:	(590)
Provision for income taxes	-
Net Loss	$(590)

Weighted average shares outstanding of common stock	100
Basic and diluted net loss per share	(5.90)

The accompanying notes are an integral part of these audited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

			Additional			Total
	Common Stock		Paid in	Accumulated	Subscription	Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Deficit
Balance – December 19, 2025	-	$-	$-	$-	-	$-
Common stock issued to initial shareholder for subscription fee	100	-	100	-	(100)	-
Net loss	-	-	-	(590)	-	(590)
Balance – December 31, 2025	100	$-	$100	$(590)	(100)	$(590)

The accompanying notes are an integral part of these audited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF CASH FLOWS

For the Period from December 19, 2025 (inception) through December 31, 2025
Cash flow from operating activities:
Net loss	$590

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	590
Net cash used in operating activities	-

Cash flows from investing activities:
Net cash used in investing activities	-

Cash flow from financing activities:
Net cash provided by financing activities	-

Net change in cash	-
Cash at the beginning of the period	-
Cash at the end of the period	$-

Supplemental disclosure of non-cash financing activities:
Common stock issued to initial shareholder for subscription fee	$100

The accompanying notes are an integral part of these audited financial statements.

D. BORAL ARC MERGER CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Business Operations

D. Boral ARC Merger Corporation (the “Company” or “PubCo”) is a Delaware company formed by D. Boral ARC Acquisition I Corp. (the “Parent” or “BCAR”) on December 19, 2025 (inception). The Company has adopted a fiscal year-end of December 31. The Company is authorized to issue 100 shares of Common Stock of par value $0.0001 each share. The Company was formed to be the surviving company in connection with a contemplated business combination between the Parent and a target company. The Company has no principal operations or revenue producing activities.

Going Concern

The Company was formed by the Parent. The Parent has until February 1, 2027 to complete its initial business combination (unless further extended). If the Parent is unable to complete the initial business combination by February 1, 2027, the Parent must cease all operations and dissolve and liquidate (unless further extended).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. If the Parent is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by close of February 1, 2027 (unless further extended), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The financial statements as of December 31, 2025 and for the period from December 19, 2025 (inception) through December 31, 2025 respectively, are audited. In the opinion of management, the financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

Our future results of operations involve a number of risks and uncertainties. Factors that could affect our business or future results and cause actual results to vary materially from historical results include our ability to execute our acquisition strategy.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be immaterial for the period from December 19, 2025 (inception) through December 31, 2025.

Loss Per Share

The Company computes basic loss per share (“EPS”) by dividing net loss by the weighted average number of common stock shares outstanding for the reporting period. Diluted earnings per share is calculated by dividing net loss by the weighted average number of common stock shares equivalents outstanding. During the periods when there are anti-dilutive, common stock share equivalents, if any, are not considered in the computation. As of December 31, 2025 there were no anti-dilutive common stock shares or common stock share equivalents outstanding.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280 on an interim and annual basis. The Company adopted ASU 2023-07 since inception. Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as directors (“CODM”), who review the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, formation and operational costs which includes the accompanying statement of operations.

The key measures of segment profit or loss reviewed by our CODM is formation and operational costs. Formation and operational costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews formation and operational costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Note 4 — Business Combination

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) BCAR will reincorporate in the State of Delaware by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Exascale, resulting in Exascale being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”).

The aggregate consideration for the Acquisition Merger is $500,000,000 (the “Merger Consideration”), payable in the form of 50,000,000 newly issued shares of common stock of PubCo valued at $10.00 per share to Exascale and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Exascale held by the former Exascale shareholders will be cancelled and cease to exist as follows:

●	Each issued and outstanding share of Exascale Class B common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class B common stock (the “PubCo Class B Shares”) equal to the quotient obtained by dividing (a) the quotient equal to the Merger Consideration divided by the fully diluted Exascale capitalization (the “Per Share Merger Consideration”) by (b) Ten Dollars ($10.00), with each such PubCo Class B Share having twenty (20) votes per share; and

●	Each issued and outstanding share of Exascale Class A common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class A common stock (the “PubCo Class A Shares”) equal to the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) Ten Dollars ($10.00), with each such PubCo Class A Share having one (1) vote per share.

Note 5 — Share Capital

The Company is authorized to issue 100 shares of Common Stock of par value $0.0001 each share. Holders of the Company’s common stock are entitled to one vote for each share. On December 19, 2025, the Company issued 100 shares of common stock to its Parent D. Boral ARC Acquisition I Corp., at a purchase price of $1.00 per share, or an aggregate purchase price of $100. The subscription fee was not received yet as of December 31, 2025.

Note 6 — Subsequent Events

In preparing the financial statements, the Company considered disclosures of events occurring after December 31, 2025, until the issuance of the financial statements. Based on this review, the Company identified the following subsequent event.

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”).

D. BORAL ARC MERGER CORPORATION

BALANCE SHEETs

	December 31, 2025	March 31, 2026
	(Audited)	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$590	$590
Amount due to related party	-	10,000
Total current liabilities	590	10,590

Total liabilities	590	10,590

Stockholders’ Deficit
Common stock, $0.0001 par value; 100 shares authorized; 100 shares issued and outstanding	-	-
Additional paid-in capital	100	100
Accumulated deficit	(590)	(10,590)
Subscription receivable	(100)	(100)
Total Stockholders’ Deficit	(590)	(10,590)
Total Liabilities and Stockholders’ Deficit	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF OPERATIONS
(UNAUDITED)

For the Three Months Ended March 31, 2026
Formation and operating costs	$(10,000)
Loss from operations	(10,000)

Loss before provision for income taxes:	(10,000)
Provision for income taxes	-
Net Loss	$(10,000)

Weighted average shares outstanding of common stock	100
Basic and diluted net loss per share	(100.00)

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)

			Additional			Total
	Common Stock		Paid in	Accumulated	Subscription	Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Deficit
Balance – December 31, 2025	100	$-	$100	$(590)	(100)	$(590)
Net loss	-	-	-	(10,000)	-	(10,000)
Balance – December 31, 2025	100	$-	$100	$(10,590)	(100)	$(10,590)

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC MERGER CORPORATION

STATEMENT OF CASH FLOWS
(UNAUDITED)

For the Three Months Ended March 31, 2026
Cash flow from operating activities:
Net loss	$(10,000)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Payment of expenses through related party	10,000
Net cash used in operating activities	-

Cash flows from investing activities:
Net cash used in investing activities	-

Cash flow from financing activities:
Net cash provided by financing activities	-

Net change in cash	-
Cash at the beginning of the period	-
Cash at the end of the period	$-

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC MERGER CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Business Operations

D. Boral ARC Merger Corporation (the “Company” or “PubCo”) is a Delaware company formed by D. Boral ARC Acquisition I Corp. (the “Parent” or “BCAR”) on December 19, 2025 (inception). The Company has adopted a fiscal year-end of December 31. The Company is authorized to issue 100 shares of Common Stock of par value $0.0001 each share. The Company was formed to be the surviving company in connection with a contemplated business combination between the Parent and a target company. The Company has no principal operations or revenue producing activities.

Going Concern

The Company was formed by the Parent. The Parent has until February 1, 2027 to complete its initial business combination (unless further extended). If the Parent is unable to complete the initial business combination by February 1, 2027, the Parent must cease all operations and dissolve and liquidate (unless further extended).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. If the Parent is unable to raise additional funds to alleviate liquidity needs as well as complete a business combination by close of February 1, 2027 (unless further extended), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The financial statements as of March 31, 2026 and for the three months ended March 31, 2026 respectively, are un audited. In the opinion of management, the financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Risk and Uncertainties

Our future results of operations involve a number of risks and uncertainties. Factors that could affect our business or future results and cause actual results to vary materially from historical results include our ability to execute our acquisition strategy.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be immaterial for the three months ended March 31, 2026.

Loss Per Share

The Company computes basic loss per share (“EPS”) by dividing net loss by the weighted average number of common stock shares outstanding for the reporting period. Diluted earnings per share is calculated by dividing net loss by the weighted average number of common stock shares equivalents outstanding. During the periods when there are anti-dilutive, common stock share equivalents, if any, are not considered in the computation. As of March 31, 2026 there were no anti-dilutive common stock shares or common stock share equivalents outstanding.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recently adopted accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280 on an interim and annual basis. The Company adopted ASU 2023-07 since inception. Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as directors (“CODM”), who review the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, formation and operational costs which includes the accompanying statement of operations.

The key measures of segment profit or loss reviewed by our CODM is formation and operational costs. Formation and operational costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews formation and operational costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Note 4 — Business Combination

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) BCAR will reincorporate in the State of Delaware by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Exascale, resulting in Exascale being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”).

The aggregate consideration for the Acquisition Merger is $500,000,000 (the “Merger Consideration”), payable in the form of 50,000,000 newly issued shares of common stock of PubCo valued at $10.00 per share to Exascale and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Exascale held by the former Exascale shareholders will be cancelled and cease to exist as follows:

●	Each issued and outstanding share of Exascale Class B common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class B common stock (the “PubCo Class B Shares”) equal to the quotient obtained by dividing (a) the quotient equal to the Merger Consideration divided by the fully diluted Exascale capitalization (the “Per Share Merger Consideration”) by (b) Ten Dollars ($10.00), with each such PubCo Class B Share having twenty (20) votes per share; and

●	Each issued and outstanding share of Exascale Class A common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class A common stock (the “PubCo Class A Shares”) equal to the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) Ten Dollars ($10.00), with each such PubCo Class A Share having one (1) vote per share.

Note 5 — Share Capital

The Company is authorized to issue 100 shares of Common Stock of par value $0.0001 each share. Holders of the Company’s common stock are entitled to one vote for each share. On December 19, 2025, the Company issued 100 shares of common stock to its Parent D. Boral ARC Acquisition I Corp., at a purchase price of $1.00 per share, or an aggregate purchase price of $100. The subscription fee was not received yet as of March 31, 2026.

Note 6 — Subsequent Events

In preparing the financial statements, the Company considered disclosures of events occurring after March 31, 2026, until the issuance of the financial statements. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

D. Boral ARC Acquisition I Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of D. Boral ARC Acquisition I Corp. (the “Company”) as of December 31, 2025, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the period from March 20, 2025 (Inception) through December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from March 20, 2025 (Inception) through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company is a blank check company that was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans and the Company’s business plan is dependent on the completion of a business combination within the Combination period and if not completed will cease all operations except for the purpose of liquidating. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Guangdong Prouden CPAs GP

Guangdong Prouden CPAs GP

We have served as the Company’s auditor since 2025.

Guangzhou, China

March 13, 2026

PCAOB ID NO. 7254

D. Boral ARC Acquisition I Corp.

Consolidated BALANCE SHEETs

December 31, 2025
ASSETS
Current Assets
Cash	$420,340
Prepaid expenses	203,134
Total Current Assets	623,474

Cash held in trust account	284,776,628

Total Assets	$285,400,102

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$37,611
Total Current Liabilities	37,611

Total Liabilities	37,611

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 500,000,000 shares authorized; 28,000,000 shares issued and outstanding, at redemption value of $10.17	284,776,628

Shareholders’ Equity
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,200,000 issued and outstanding (excluding 28,000,000 shares subject to redemption)	120
Class B ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 12,000,000 issued and outstanding	1,200
Additional paid-in capital	-
Retained earnings	584,543
Total Shareholders’ Equity	585,863
Total Liabilities and Shareholders’ Equity	$285,400,102

The accompanying notes are an integral part of these consolidated financial statements

D. Boral ARC Acquisition I Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Period from March 20, 2025 (Inception) through December 31, 2025
Formation and operating costs	$(320,658)
Loss from Operations	(320,658)

Other Income
Interest income on trust account	4,776,628
Net Income	$4,455,970

Weighted average shares outstanding of Class A ordinary shares	15,393,007
Basic and diluted net income per ordinary share	$0.16
Weighted average shares outstanding of Class B ordinary share	11,935,190
Basic and diluted net income per ordinary share	$0.16

The accompanying notes are an integral part of these consolidated financial statements

D. Boral ARC Acquisition I Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE PERIOD FROM MARCH 20, 2025 (INCEPTION) THROUGH December 31, 2025

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-In	Retained	Subscription	Total Shareholder’s
	Shares	Amount	Shares	Amount	Capital	Earnings	Receivable	Equity
Balance – March 20, 2025 (inception)	-	$-	-	$-	$-	$-	$-	$-
Class B ordinary shares issued to Sponsor	-	-	12,321,429	1,232	23,768	-	-	25,000
Sale of Private Units, net of issuance costs	200,000	20	-	-	1,971,400	-	-	1,971,420
Issuance of Public Warrants, net of issuance costs	-	-	-	-	8,913,405	-	-	8,913,405
Issuance of Representative Shares	1,000,000	100	-	-	2,419,300	-	-	2,419,400
Accretion in value of Class A ordinary shares	-	-	-	-	(14,233,074)	(4,301,388)	-	(18,534,462)
reverse over-allotment option liability	-	-	-	-	860,414	429,961	-	1,290,375
Forfeiture of founder shares	-	-	(321,429)	(32)	32	-	-	-
Adjustment of accrued offering costs	-	-	-	-	44,755	-	-	44,755
Net income	-	-	-	-	-	4,455,970	-	4,455,970
Balance – December 31, 2025	1,200,000	$120	12,000,000	$1,200	$-	$584,543	$-	$585,863

The accompanying notes are an integral part of these consolidated financial statements

D. Boral ARC Acquisition I Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the period from March 20, 2025 (inception) through December 31, 2025
Cash flows from operating activities:
Net income	$4,455,970
Adjustments to reconcile net income to net cash used in operating activities:
Interest income on trust account	(4,776,628)
Payment of expenses through promissory note – related party	41,420
Changes in operating assets and liabilities:
Prepaid expenses	(203,134)
Accrued expenses	37,611
Net cash used in operating activities	(444,761)

Cash flows from investing activities:
Investment of cash in Trust Account	(280,000,000)
Net cash provided by investing activities	(280,000,000)

Cash flows from financing activities:
Proceeds from issuance of Class B ordinary shares to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discount paid	280,000,000
Proceeds from sale of private placement units	2,000,000
Repayment of promissory note	(225,461)
Payment of offering costs	(934,438)
Net cash used in financing activities	280,865,101

Net change in cash	420,340
Cash at the beginning of the period	-
Cash at the end of the period	$420,340

Supplemental disclosure of non-cash investing and financing activities:
Forfeiture of founder shares	$32
Re-measurement of ordinary shares subject to redemption	$4,776,628
Issuance of representative shares	$2,419,400

The accompanying notes are an integral part of these consolidated financial statements

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS

D. BORAL ARC ACQUISITION I CORP. (the “Company”) is a blank check company incorporated in the British Virgin Islands on March 20, 2025. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business.

At December 31, 2025, the Company had not yet commenced any operations. All activity through December 31, 2025 related to the Company’s formation and the Initial Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is MFH 1, LLC (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on July 30, 2025. On August 1, 2025, the Company consummated its Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A Ordinary Shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 (the “Initial Public Offering”). The Company granted the underwriter a 45-day option to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotments, if any.

Simultaneously with the consummation of the closing of the Offering, the Company consummated the private placement of an aggregate of 200,000 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Unit, generating gross proceeds of $2,000,000 (the “Private Placement”). (see Note 4).

Transaction costs amounted to $3,582,634, consisting of $2,419,400 of the Representative Shares (discussed in the below) and $1,163,234 of other offering costs.

In conjunction with the IPO, the Company issued to the underwriter 1,000,000 Class A ordinary shares for no consideration (the “Representative Shares”). The fair value of the Representative Shares accounted for as compensation under Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”) is included in the offering costs. The estimated fair value of the Representative Shares as of the IPO date totaled $2,419,400.

Following the closing of the Initial Public Offering on August 1, 2025, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and a portion of the proceeds from the sale of the Placement Units was placed in a trust account (the “Trust Account”), located in the United States and held as cash items and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company hold investments in the trust account, the Company may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. The over-allotment option closed on August 13, 2025.

On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. As a result, on September 9, 2025, the Company cancelled a total of 321,429 of the Company’s founder shares, issued to MFH 1, LLC thereby reducing the sponsor’s total shares to 12,000,000, which was effective from August 1, 2025.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of how they vote for the Business Combination.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. These ordinary shares was recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

The sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if the Company fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fail to complete our initial business combination within the prescribed time frame and to liquidating distributions from assets outside the trust account; and (iv) vote any founder shares and private shares held by them and any public shares they may purchase (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction).

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

The Company will have until 18 months from the closing of the Initial Public Offering, with one (1) three-month extension at the option of the sponsor (as may be extended by shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which the Company must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law.

The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us (except for the Company’s independent auditors), or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked our sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and the Company believe that our sponsor’s only assets are securities of our company. Therefore, the Company cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, the Company may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) BCAR will reincorporate in the State of Delaware by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Exascale, resulting in Exascale being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”).

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

The aggregate consideration for the Acquisition Merger is $500,000,000 (the “Merger Consideration”), payable in the form of 50,000,000 newly issued shares of common stock of PubCo valued at $10.00 per share to Exascale and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Exascale held by the former Exascale shareholders will be cancelled and cease to exist as follows:

●	Each issued and outstanding share of Exascale Class B common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class B common stock (the “PubCo Class B Shares”) equal to the quotient obtained by dividing (a) the quotient equal to the Merger Consideration divided by the fully diluted Exascale capitalization (the “Per Share Merger Consideration”) by (b) Ten Dollars ($10.00), with each such PubCo Class B Share having twenty (20) votes per share; and

●	Each issued and outstanding share of Exascale Class A common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class A common stock (the “PubCo Class A Shares”) equal to the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) Ten Dollars ($10.00), with each such PubCo Class A Share having one (1) vote per share.

Liquidity, Capital Resources and Going Concern Consideration

As of December 31, 2025, the Company had $420,340 of cash in its operating bank account and working capital of $585,863.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on the Company’s behalf in exchange for issuance of Founder Shares (as defined in Note 4), and loan from the Sponsor of $225,461 under the Note (as defined in Note 4). On August 1, 2025, the Company has repaid $225,461 under the promissory note. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 4). As of December 31, 2025, there were no amounts outstanding under any Working Capital Loan.

The Company expects to incur significant costs in pursuit of its acquisition plans and will not generate any operating revenues until after the completion of its initial business combination. In addition, the Company expects to have negative cash flows from operations as it pursues an initial business combination target. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” the Company does not currently have adequate liquidity to sustain operations, which consist solely of pursuing a Business Combination.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

The Company may raise additional capital through loans or additional investments from the Sponsor or its shareholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may, but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

As is customary for a special purpose acquisition company, if the Company is not able to consummate a Business Combination during the Combination Period, it will cease all operations and redeem the Public Shares. Management plans to continue its efforts to consummate a Business Combination during the Combination Period.

While the Company expects to have access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. The liquidity condition and mandatory liquidation raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate. There is no assurance that the Company’s plans to raise additional capital (to the extent ultimately necessary) or to consummate a Business Combination will be successful or successful within the Combination Period. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Certain information and note disclosures normally included in the annual consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. The consolidated financial statements as of December 31, 2025 and for period from March 20, 2025 (inception) through December 31, 2025 are audited. In the opinion of management, the consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to provide a fair statement of the results for the periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $420,340 in cash as of December 31, 2025 The Company had no cash equivalents as of December 31, 2025.

Cash Held in Trust Account

The Company had $284,776,628 of cash in the trust account held in an interest bearing demand deposit account as of December 31, 2025.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Public Units between Class A ordinary shares and warrants based on their relative fair values. Offering costs allocated to the Class A ordinary shares subject to possible redemption were charged to temporary equity, and offering costs allocated to the warrants included in the Public Units and Private Units were charged to shareholder’s equity as the warrants, after management’s evaluation, were accounted for under equity treatment. As of August 1, 2025, the Company had offering costs of $3,582,634, consisting of $2,419,400 of the Representative Shares (as discussed in Note 1) and $1,163,234 of other offering costs. Approximately $143,775 of such costs were allocated to the Public Warrants and the Private Placement Units and the remainder, approximately $3,438,859 was allocated to Class A ordinary shares subject to redemption. As of December 31, 2025, the Company had offering costs of $3,582,634.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered to be an exempted British Virgin Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the provision for income taxes was deemed to be de minimis for the period from March 20, 2025 (inception) to December 31, 2025.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed to the contingently redeemable shares and was accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Initial Public Offering.

Warrant Instruments

We account for Warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to a company’s common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of a company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of Warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. Upon review of the Warrant Agreement, Management concluded that the public warrants and private warrants issued pursuant to such warrant agreement qualify for equity accounting treatment. Following the closing of the Initial Public Offering on August 1, 2025 and underwriter’s exercise of over-allotment option on August 13, 2025, the Company accounted for the 14,000,000 public warrants and 100,000 private warrants issued under equity treatment at their assigned values.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Class A Ordinary Shares Subject to Possible Redemption

The public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and Retained earnings. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. As of December 31, 2025, the 28,000,000 Class A ordinary shares subject to redemption reflected in the balance sheet are reconciled in the following table:

Gross proceeds from IPO, August 1, 2025	$280,000,000
Less:
Proceeds allocated to Public Warrants	(9,028,600)
Proceeds allocated to Over-allotment Option	(1,290,375)
Class A ordinary shares issuance costs	(3,438,859)
Plus:
Accretion of carrying value to redemption value	18,534,462
Class A ordinary shares subject to possible redemption, December 31, 2025	$284,776,628

Net Income per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share of ordinary shares is computed by dividing net income applicable to ordinary shareholders by the weighted average number of shares of ordinary shares outstanding during the period.

The Company has not considered the effect of the Warrants sold in the Offering and Private Placement to purchase an aggregate of 14,100,000 Class A ordinary shares in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method and are contingent on future events. As a result, diluted income per share of Class A ordinary shares is the same as basic income per share of ordinary shares for the period presented.

The Company has two classes of ordinary shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income are shared pro rata among the two classes of ordinary shares. Net income per share of ordinary shares is calculated by dividing the net income by the weighted average number of shares of ordinary shares outstanding during the respective period.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following tables reflect the net income per share after allocating income between the shares based on outstanding shares:

	For the Period from March 20, 2025 (Inception) through December 31, 2025
	Class A	Class B
Numerator:
Basic and diluted net income per share:
Allocation of income – basic and diluted	$2,509,890	$1,946,080

Denominator:
Basic and diluted weighted average share of ordinary shares:	15,393,007	11,935,190
Basic and diluted net income per share	$0.16	$0.16

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2025, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. ASU No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-09 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

NOTE 3. INITIAL PUBLIC OFFERING

On August 1, 2025, the Company consummated its Initial Public Offering of 25,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250,000,000. The Company granted the underwriter a 45-day option to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotments, if any. On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. Each Unit consists of one Ordinary Share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 200,000 Private Units at a price of $10.00 per Placement Unit raising $2,000,000 in the aggregate.

The proceeds from the sale of the Private Units were added to the net proceeds from the Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering, as described in Note 7. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 25, 2025, the Company issued an aggregate of 12,321,429 founder shares to the Sponsor for an aggregate purchase price of $25,000 in cash. The funds were received on May 27, 2025. Following the partial exercise of the over-allotment option on August 11, 2025, on September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. As a result, on September 9, 2025, the Company cancelled a total of 321,429 founder shares. As of December 31, 2025, sponsor held a total of 12,000,000 founder shares and none was subject to forfeiture.

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in the IPO, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) the founder shares are entitled to registration rights; (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (A) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination, (B) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, (C) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and to liquidating distributions from assets outside the trust account and (D) vote any founder shares held by them and any public shares they may purchase (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) the founder shares are automatically convertible into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in our amended and restated memorandum and articles of association, and (v) prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the British Virgin Islands (including any ordinary resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the British Virgin Islands).

With certain limited exceptions, the founder shares are not transferable, assignable or saleable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the completion of our initial business combination.

Promissory Note – Related Party

On March 20, 2025, the Sponsor issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $350,000, to be used for payment of costs related to the Proposed Offering. The note is non-interest bearing and payable on the earlier of (i) December 31, 2025 or (ii) the consummation of the Initial Public Offering. On August 1, 2025, the Company has repaid $225,461 under the promissory note with the Sponsor out of the $700,000 of offering proceeds that has been allocated for the payment of offering expenses.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 5. RELATED PARTY TRANSACTIONS (Continued)

Administrative Services Arrangement

An affiliate of our Sponsor has agreed, commencing from the date that the Company’s securities are first listed on Nasdaq, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company our Sponsor certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. The Company has agreed to pay to the affiliate of our Sponsor, $20,000 per month, for up to 18 months, subject to extension to up to 21 months, for such administrative services. For the period from March 20, 2025 (inception) to December 31, 2025, $100,000 was charged to operations and no amounts were outstanding at December 31, 2025.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Up to $2,500,000 of such loans may be convertible into private units, at a price of $10.00 per unit, at the option of the applicable lender. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2025, no amounts under such loans have been drawn.

Representative Shares

On August 1, 2025, the Company issued 1,000,000 representative shares to D. Boral Capital, LLC and/or its designees (whether or not the over-allotment is exercised) as part of representative compensation (the “Representative Shares”). The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1). Pursuant to this FINRA lock-up, these securities cannot be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the commencement of sales of the Initial Public Offering except as permitted under FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the Initial Public Offering and their officers or partners, registered persons or affiliates. The Representative Shares have resale registration rights including two demand (one at the Company’s expense and one at D. Boral Capital, LLC’s expense) and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of the Initial Public Offering.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of the initial public offering, (ii) Private Units (including the component securities as well as any securities underlying those component securities), which was issued in a private placement simultaneously with the closing of the initial public offering and (iii) private units (including the component securities as well as any securities underlying those component securities) that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of our securities held by them and any other securities of the company acquired by them prior to the consummation of a Business Combination pursuant to a registration rights agreement to be signed prior to or on the effective date of the initial public offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. The registration rights granted to the underwriter are limited to two demand (one at the Company’s expense and one at D. Boral Capital, LLC’s expense) and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 6. COMMITMENTS AND CONTINGENCIES (Continued)

Underwriting Agreement

The Company has granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option.

The underwriters were not entitled to any cash underwriting fee at closing of the Initial Public Offering. The underwriters were entitled to 1,000,000 Representative Shares (whether or not the over-allotment is exercised) at closing of the Initial Public Offering. The underwriters will not be entitled to any deferred underwriting fee upon closing of the Business Combination.

NOTE 7. STOCKHOLDER’S EQUITY

Preference shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On December 31, 2025, there were no preferred shares issued or outstanding.

Class A Ordinary shares — The Company is authorized to issue 500,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. As a result of closing of the IPO and the partial exercise of the over-allotment option partial exercise of the over-allotment option, there were 1,200,000 Class A ordinary shares issued or outstanding, excluding 28,000,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary shares — The Company is authorized to issue 50,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On March 25, 2025, the Company issued an aggregate of 12,321,429 ordinary shares to the Sponsor for an aggregate purchase price of $25,000 in cash, of which 1,607,143 shares held by the Sponsor are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full. Following the partial exercise of the over-allotment option on August 11, 2025 and cancellation 321,429 ordinary shares on September 9, 2025, on December 31, 2025, there were 12,000,000 ordinary shares issued and outstanding.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. Because our sponsor acquired the Class B ordinary shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of the IPO, assuming no value is ascribed to the warrants included in the units. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in the IPO and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 30% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of the IPO (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares that are included within the private units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 7. STOCKHOLDER’S EQUITY (Continued)

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the amended and restated memorandum and articles of association or as required by the Companies Act or stock exchange rules, an ordinary resolution under British Virgin Islands law and the amended and restated memorandum and articles of association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions require an ordinary resolution under British Virgin Islands law, which (except as specified below) requires the affirmative vote of in excess of 50 percent of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to the Company’s amended and restated memorandum and articles of association, such actions include amending the amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the Company’s initial Business Combination, the holders of more than 50% of the ordinary shares voted for the appointment of directors can elect all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B ordinary shares will (i) have the right to vote on the appointment and removal of directors and (ii) be entitled to vote on continuing the Company in a jurisdiction outside the British Virgin Islands (including any ordinary resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the British Virgin Islands). Holders of the Class A ordinary shares will not be entitled to vote on these matters during such time. These provisions of our amended and restated memorandum and articles of association may only be amended if approved by an ordinary resolution passed by the affirmative vote of the holders representing at least 90% of the issued Class B ordinary shares.

Warrants — Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Warrants. The Warrants will become exercisable 30 days after the completion of our initial business combination, provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. The Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of our initial business combination and ending three business days before we send the notice of redemption to the warrant holders.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 7. STOCKHOLDER’S EQUITY (Continued)

The private warrants are identical to the warrants sold in the IPO except that, so long as they are held by our sponsor or its permitted transferees, the private warrants (i) are locked-up until the completion of our initial business combination and (ii) will be entitled to registration rights.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The exercise price is $11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 8. FAIR VALUE MEASUREMENTS (Continued)

The following table presents information about the Company’s assets that are measured at fair value as of August 1, 2025 and December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	August 1, 2025
Liability:
Fair value of over-allotment liability	3	$1,290,375
Equity:
Fair value of Public Warrants for Class A ordinary shares subject to possible redemption allocation	3	$8,061,250

	Level	December 31, 2025
Asset:
Cash held in trust	1	$284,776,628

The over-allotment option was accounted for as a liability in accordance with ASC 815-40 and was presented within liabilities on the balance sheet. The over-allotment option liability is measured at fair value at August 1, 2025 and on a recurring basis, with changes in fair value presented within change in fair value of over-allotment option liability in the statement of operations.

The Company used a Black-Scholes model to value the over-allotment option. The over-allotment option liability was classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs inherent in pricing models and assumptions related to expected share-price volatility, expected life and risk-free interest rate. The Company estimates the volatility of its ordinary share based on historical volatility that matches the expected remaining life of the over-allotment option. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the over-allotment option. The expected life of the over-allotment option is assumed to be equivalent to its remaining contractual term.

The key inputs into the Black-Scholes model were as follows at initial measurement of the over-allotment option:

August 1, 2025
Risk-free interest rate	4.31%
Expected term (years)	0.12
Expected volatility	22.7%
Exercise price	$10.00
Fair value of over-allotment option	$0.3441

The fair value of Public Warrants was determined using Monte Carlo Simulation Model. The Public Warrants have been classified within shareholders’ equity and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of the Public Warrants:

August 1, 2025
Estimated share price	$9.68
Exercise price	$11.50
Term (years)	2.75
Annual risk-free rate (term-matched)	3.75%
Expected warrant implied volatility based on warrants from comparable SPAC securities	14.44%

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 9. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Period from March 20, 2025 (inception) through December 31, 2025
(Unaudited)
Formation and operating costs	$(320,658)
Interest income on cash held in trust account	$4,776,628
Cash held in Trust Account	$284,776,628

The key measures of segment profit or loss reviewed by the CODM are formation and operating costs, interest income on cash held in trust account, and cash held in trust account. The CODM reviews interest earned on cash or investments held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within the operating expenses, the CODM specifically reviews professional service fees, which are a significant segment expense, and include legal fees and advisory fees. These expenses are monitored to manage and forecast cash available to complete a Business Combination within the required period. Other general and administrative expenses, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in the aggregate to ensure alignment with budget and contractual obligations. Funds invested in the Trust Account represent the predominant portion of the Company’s total assets and are monitored by the CODM to determine the most effective strategy of investment with the Trust Account funds, while maintaining compliance with the trust agreement.

NOTE 10. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred up to the date the consolidated financial statements were available to issue. Based upon this review, the Company identified the following subsequent events:

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) BCAR will reincorporate in the State of Delaware by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Exascale, resulting in Exascale being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”).

D. BORAL ARC ACQUISITION I CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2025	June 30, 2026
	(Audited)	(Unaudited)
ASSETS
Current Assets
Cash	$420,340	$41,733
Prepaid expenses	203,134	151,886
Total Current Assets	623,474	193,619

Cash held in trust account	284,776,628	289,883,138
Total Assets	$285,400,102	$290,076,757

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$37,611	$812,530
Total Current Liabilities	37,611	812,530

Total Liabilities	37,611	812,530

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 500,000,000 shares authorized; 28,000,000 shares issued and outstanding, at redemption value of $10.35 on June 30, 2026 and $10.17 on December 31, 2025, respectively	284,776,628	289,883,138

Shareholders’ Equity
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,200,000 issued and outstanding (excluding 28,000,000 shares subject to redemption)	120	120
Class B ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 12,000,000 issued and outstanding	1,200	1,200
Additional paid-in capital	-	-
Retained Earnings (Accumulated Deficit)	584,543	(620,231)
Total Shareholders’ Equity (Deficit)	585,863	(618,911)
Total Liabilities and Shareholders’ Equity (Deficit)	$285,400,102	$290,076,757

The accompanying notes are an integral part of these unaudited condensed financial statements.

D. BORAL ARC ACQUISITION I CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30, 2026	For the Three Months Ended June 30, 2025	For the Six months Ended June 30, 2026	For the Period from March 20, 2025 (Inception) through June 30, 2025
Formation and operating costs	$(673,033)	$(36,000)	$(1,204,774)	$(41,420)

Other income:
Interest income on cash held in trust account	2,563,451	-	5,106,510	-
Total other income	2,563,451	-	5,106,510	-

Net income (loss)	$1,890,418	$(36,000)	$3,901,736	$(41,420)

Weighted average shares of Class A ordinary shares outstanding, basic and diluted	29,200,000	-	29,200,000	-
Class A ordinary shares - basic and diluted net income per share	0.05	-	0.09	-

Weighted average shares of Class B ordinary shares outstanding, basic and diluted	12,000,000	12,321,429	12,000,000	12,321,429
Class B ordinary shares - basic and diluted net income per share	0.05	(0.00)	0.09	(0.00)

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC ACQUISITION I CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2026

(UNAUDITED)

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-In	Retained Earnings (Accumulated	Subscription	Total Shareholder’s Equity
	Shares	Amount	Shares	Amount	Capital	Deficit)	Receivable	(Deficit)
Balance – January 1, 2026	1,200,000	$120	12,000,000	$1,200	$-	$584,543	$-	$585,863
Accretion in value of Class A ordinary shares	-	-	-	-	-	(2,543,059)	-	(2,543,059)
Net income	-	-	-	-	-	2,011,318	-	2,011,318
Balance – March 31, 2026	1,200,000	$120	12,000,000	$1,200	$-	$52,802	$-	$54,122
Accretion in value of Class A ordinary shares	-	-	-	-	-	(2,563,451)	-	(2,563,451)
Net income	-	-	-	-	-	1,890,418	-	1,890,418
Balance – June 30, 2026	1,200,000	$120	12,000,000	$1,200	$-	$(620,231)	$-	$(618,911)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES SHAREHOLDER’S EQUITY (DEFICIT)

FOR THE PERIOD FROM MARCH 20, 2025 (INCEPTION) THROUGH JUNE 30, 2025

(UNAUDITED)

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid-In	Accumulated	Subscription	Total Shareholder’s Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	(Deficit)
Balance – March 20, 2025 (inception)	-	$-	-	$-	$-	$-	$-	$-
Class B ordinary shares issued to Sponsor(1)	-	-	12,321,429	1,232	23,768	-	(25,000)	-
Net loss	-	-	-	-	-	(5,420)	-	(5,420)
Balance – March 31, 2025	-	$-	12,321,429	$1,232	$23,768	$(5,420)	$(25,000)	$(5,420)
Proceeds from issuance of Class B ordinary shares to Sponsor	-	-	-	-	-	-	25,000	25,000
Net loss			-	-	-	(36,000)	-	(36,000)
Balance – June 30, 2025	-	$-	12,321,429	$1,232	$23,768	$(41,420)	$-	$(16,420)

(1)	Includes an aggregate of 321,429 Ordinary Shares cancelled on September 9, 2025 to the extent that the underwriters’ over-allotment was not exercised.

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC ACQUISITION I CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six months Ended June 30, 2026	For the Period from March 20, 2025 (Inception) through June 30, 2025
Cash flows from Operating Activities:
Net income (loss)	$3,901,736	$(41,420)

Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Payment of expenses through promissory note – related party	-	41,420
Investment income in trust account	(5,106,510)	-
Changes in operating assets and liabilities:
Prepaid expenses	51,248	-
Accrued Expenses	774,919	-
Net cash used in operating activities	(378,607)	-

Cash flows from investing activities:
Investment of cash in Trust Account	-	-
Net cash used in investing activities

Proceeds from issuance of Class B ordinary shares to Sponsor	-	25,000
Net cash provided by financing activities	-	25,000

Net change in cash	(378,607)	25,000
Cash at the beginning of the period	420,340	-
Cash at the end of the period	$41,733	$25,000

Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in promissory note	$-	$173,041
Accretion of carrying value of redeemable shares to redemption value	$5,160,510	$-

The accompanying notes are an integral part of these unaudited financial statements.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS

D. BORAL ARC ACQUISITION I CORP. (the “Company”) is a blank check company incorporated in the British Virgin Islands on March 20, 2025. The Company was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to focus on industries that complement our management team’s background, and to capitalize on the ability of our management team to identify and acquire a business.

At June 30, 2026, the Company had not yet commenced any operations. All activity through June 30, 2026 related to the Company’s formation and the Initial Public Offering (as defined below). Since the IPO, the Company’s activity has been limited to the costs in pursuit of the consummation of an initial business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is MFH 1, LLC (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on July 30, 2025. On August 1, 2025, the Company consummated its Initial Public Offering of 25,000,000 units (the “Units” and, with respect to the Class A Ordinary Shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 (the “Initial Public Offering”). The Company granted the underwriter a 45-day option to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotments, if any.

Simultaneously with the consummation of the closing of the Offering, the Company consummated the private placement of an aggregate of 200,000 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Unit, generating gross proceeds of $2,000,000 (the “Private Placement”). (see Note 4).

Transaction costs amounted to $3,582,634, consisting of $2,419,400 of the Representative Shares (discussed in the below) and $1,163,234 of other offering costs.

In conjunction with the IPO, the Company issued to the underwriter 1,000,000 Class A ordinary shares for no consideration (the “Representative Shares”). The fair value of the Representative Shares accounted for as compensation under Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”) is included in the offering costs. The estimated fair value of the Representative Shares as of the IPO date totaled $2,419,400.

Following the closing of the Initial Public Offering on August 1, 2025, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and a portion of the proceeds from the sale of the Placement Units was placed in a trust account (the “Trust Account”), located in the United States and held as cash items and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company hold investments in the trust account, the Company may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. The over-allotment option closed on August 13, 2025.

On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. As a result, on September 9, 2025, the Company cancelled a total of 321,429 of the Company’s founder shares, issued to MFH 1, LLC thereby reducing the sponsor’s total shares to 12,000,000, which was effective from August 1, 2025.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of how they vote for the Business Combination.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. These ordinary shares was recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

The sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination; (ii) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if the Company fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fail to complete our initial business combination within the prescribed time frame and to liquidating distributions from assets outside the trust account; and (iv) vote any founder shares and private shares held by them and any public shares they may purchase (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction).

The Company will have until 18 months from the closing of the Initial Public Offering, with one (1) three-month extension at the option of the sponsor (as may be extended by shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which the Company must consummate our initial business combination) or until such earlier liquidation date as our board of directors may approve, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under British Virgin Islands law to provide for claims of creditors and the requirements of other applicable law.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us (except for the Company’s independent auditors), or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked our sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and the Company believe that our sponsor’s only assets are securities of our company. Therefore, the Company cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, the Company may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

On January 11, 2026, D. Boral ARC Acquisition I Corp. (“BCAR” or the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) by and among BCAR, D. Boral ARC Merger Corporation, a Delaware corporation and wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of BCAR, and Exascale Labs Inc., a Delaware corporation (“Exascale”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) BCAR will reincorporate in the State of Delaware by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) after the Reincorporation Merger, Merger Sub will be merged with and into Exascale, resulting in Exascale being a wholly owned subsidiary of PubCo (the “Acquisition Merger” and together with the Reincorporation Merger, the “Business Combination”).

The aggregate consideration for the Acquisition Merger is $500,000,000 (the “Merger Consideration”), payable in the form of 50,000,000 newly issued shares of common stock of PubCo valued at $10.00 per share to Exascale and its shareholders. At the closing of the Acquisition Merger (the “Closing”), the issued and outstanding shares in Exascale held by the former Exascale shareholders will be cancelled and cease to exist as follows:

●	Each issued and outstanding share of Exascale Class B common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class B common stock (the “PubCo Class B Shares”) equal to the quotient obtained by dividing (a) the quotient equal to the Merger Consideration divided by the fully diluted Exascale capitalization (the “Per Share Merger Consideration”) by (b) Ten Dollars ($10.00), with each such PubCo Class B Share having twenty (20) votes per share; and

●	Each issued and outstanding share of Exascale Class A common stock shall be cancelled and converted into the right to receive a number of shares of PubCo Class A common stock (the “PubCo Class A Shares”) equal to the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) Ten Dollars ($10.00), with each such PubCo Class A Share having one (1) vote per share.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS (Continued)

Liquidity, Capital Resources and Going Concern Consideration

As of June 30, 2026, the Company had $41,733 of cash in its operating bank account and working capital deficit of $618,911.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on the Company’s behalf in exchange for issuance of Founder Shares (as defined in Note 4), and loan from the Sponsor of $225,461 under the Note (as defined in Note 4). On August 1, 2025, the Company has repaid $225,461 under the promissory note. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 4). As of December 31, 2025 and June 30, 2026, there were no amounts outstanding under any Working Capital Loan.

The Company expects to incur significant costs in pursuit of its acquisition plans and will not generate any operating revenues until after the completion of its initial business combination. In addition, the Company expects to have negative cash flows from operations as it pursues an initial business combination target. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern” the Company does not currently have adequate liquidity to sustain operations, which consist solely of pursuing a Business Combination.

The Company may raise additional capital through loans or additional investments from the Sponsor or its shareholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may, but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs.

As is customary for a special purpose acquisition company, if the Company is not able to consummate a Business Combination during the Combination Period, it will cease all operations and redeem the Public Shares. Management plans to continue its efforts to consummate a Business Combination during the Combination Period.

While the Company expects to have access to additional sources of capital if necessary, there is no current commitment on the part of any financing source to provide additional capital and no assurances can be provided that such additional capital will ultimately be available. In addition, the Company initially has until January 31, 2027 to consummate the initial Business Combination (assume no extensions). If the Company does not complete a Business Combination within the prescribed timeline, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the Amended and Restated Memorandum and Articles of Association. Notwithstanding management’s belief that the Company would have sufficient funds to execute its business strategy, there is a possibility that business combination might not happen within the 12-month period from the issuance date of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, management has determined that such additional conditions raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Certain information and note disclosures normally included in the annual consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. The interim financial statements as of June 30, 2026 and for the six months ended June 30, 2026 are unaudited. In the opinion of management, the condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to provide a fair statement of the results for the periods. The accompanying balance sheet as of December 31, 2025, is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of six months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value. The Company had $420,340 and $41,733 in cash as of December 31, 2025 and June 30, 2026, respectively. The Company had no cash equivalents as of December 31, 2025 and June 30, 2026.

Cash Held in Trust Account

The Company had $284,776,628 and $289,883,138 of cash in the trust account held in an interest bearing demand deposit account as of December 31, 2025 and June 30, 2026, respectively.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Public Units between Class A ordinary shares and warrants based on their relative fair values. Offering costs allocated to the Class A ordinary shares subject to possible redemption were charged to temporary equity, and offering costs allocated to the warrants included in the Public Units and Private Units were charged to shareholder’s equity as the warrants, after management’s evaluation, were accounted for under equity treatment. As of August 1, 2025, the Company had offering costs of $3,582,634, consisting of $2,419,400 of the Representative Shares (as discussed in Note 1) and $1,163,234 of other offering costs. Approximately $143,775 of such costs were allocated to the Public Warrants and the Private Placement Units and the remainder, approximately $3,438,859 was allocated to Class A ordinary shares subject to redemption. As of December 31, 2025, the Company had offering costs of $3,582,634.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of June 30, 2026 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered to be an exempted British Virgin Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States. As such, the provision for income taxes was deemed to be de minimis for the three and six months ended June 30, 2026.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warrant Instruments

We account for Warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to a company’s common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of a company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of Warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. Upon review of the Warrant Agreement, Management concluded that the public warrants and private warrants issued pursuant to such warrant agreement qualify for equity accounting treatment. Following the closing of the Initial Public Offering on August 1, 2025 and underwriter’s exercise of over-allotment option on August 13, 2025, the Company accounted for the 14,000,000 public warrants and 100,000 private warrants issued under equity treatment at their assigned values.

Class A Ordinary Shares Subject to Possible Redemption

The public shares contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and Retained earnings. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. As of June 30, 2026 and December 31,2025, the 28,000,000 Class A ordinary shares subject to redemption reflected in the balance sheet are reconciled in the following table:

Class A ordinary shares subject to possible redemption, December 31, 2025	$284,776,628
Plus:
Accretion of carrying value to redemption value	5,106,510
Class A ordinary shares subject to possible redemption, June 30, 2026	$289,883,138

Net Income/(Loss) per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share of ordinary shares is computed by dividing net income applicable to ordinary shareholders by the weighted average number of shares of ordinary shares outstanding during the period.

The Company has not considered the effect of the Warrants sold in the Offering and Private Placement to purchase an aggregate of 14,100,000 Class A ordinary shares in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method and are contingent on future events. As a result, diluted income per share of Class A ordinary shares is the same as basic income per share of ordinary shares for the period presented.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company has two classes of ordinary shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Net income per share of ordinary shares is calculated by dividing the net income by the weighted average number of shares of ordinary shares outstanding during the respective period.

The following tables reflect the net Income/(Loss) per share after allocating income between the shares based on outstanding shares:

	For the three months ended June 30, 2026		For the three months ended June 30, 2025		For the six months ended June 30, 2026		For the period from March 20, 2025 (Inception) through June 30, 2025
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Numerator:
Basic and diluted net income per share:
Allocation of Income/(Loss) – basic and diluted	$1,339,811	$550,607	$-	$(36,000)	$2,765,308	$1,136,428	$-	$(41,420)

Denominator:
Basic and diluted weighted average share of ordinary shares:	29,200,000	12,000,000	-	12,000,000	29,200,000	12,000,000	-	12,000,000
Basic and diluted net income per share	$0.05	$0.05	$-	$(0.00)	$0.09	0.09	-	(0.00)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2025 and June 30, 2026, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. ASU No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-09 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

In December 2025, the FASB issued ASU 2025-11 Interim Reporting (Topic 270): Narrow Scope Improvements (“ASU 2025-11”), to improve the guidance for interim reporting and clarify when that guidance is applicable. The ASU 2025-11 provides a comprehensive list of required disclosures and also requires entities to disclose events since the last annual reporting period that have a material impact on the entity. ASU 2025-11 is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, for public business entities and for interim reporting periods within annual reporting periods beginning after December 15, 2028, for entities other than public business entities. Early adoption is permitted. Management is currently evaluating ASU 2025-11 to determine its impact on the Company’s disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

On August 1, 2025, the Company consummated its Initial Public Offering of 25,000,000 Units, at $10.00 per Unit, generating gross proceeds of $250,000,000. The Company granted the underwriter a 45-day option to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotments, if any. On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. Each Unit consists of one Ordinary Share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 200,000 Private Units at a price of $10.00 per Placement Unit raising $2,000,000 in the aggregate.

The proceeds from the sale of the Private Units were added to the net proceeds from the Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering, as described in Note 7. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On March 25, 2025, the Company issued an aggregate of 12,321,429 founder shares to the Sponsor for an aggregate purchase price of $25,000 in cash. The funds were received on May 27, 2025. Following the partial exercise of the over-allotment option on August 11, 2025, on September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option. As a result, on September 9, 2025, the Company cancelled a total of 321,429 founder shares. As of June 30, 2026, sponsor held a total of 12,000,000 founder shares and none was subject to forfeiture.

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in the IPO, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) the founder shares are entitled to registration rights; (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to (A) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with the completion of our initial business combination, (B) waive their redemption rights with respect to their founder shares, private shares and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (a) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within the completion window or (b) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, (C) waive their rights to liquidating distributions from the trust account with respect to their founder shares and private shares if we fail to complete our initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period and to liquidating distributions from assets outside the trust account and (D) vote any founder shares held by them and any public shares they may purchase (including in open market and privately-negotiated transactions) in favor of our initial business combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the business combination transaction), (iv) the founder shares are automatically convertible into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in our amended and restated memorandum and articles of association, and (v) prior to the closing of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the company in a jurisdiction outside the British Virgin Islands (including any ordinary resolution required to amend our constitutional documents or to adopt new constitutional documents, in each case, as a result of our approving a transfer by way of continuation in a jurisdiction outside the British Virgin Islands).

With certain limited exceptions, the founder shares are not transferable, assignable or saleable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the completion of our initial business combination.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (Continued)

Administrative Services Arrangement

An affiliate of our Sponsor has agreed, commencing from the date that the Company’s securities are first listed on Nasdaq, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company our Sponsor certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. The Company has agreed to pay to the affiliate of our Sponsor, $20,000 per month, for up to 18 months, subject to extension to up to 21 months, for such administrative services. For the six months ended June 30, 2026, $120,000 was charged to operations and no amounts were outstanding at June 30, 2026.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Up to $2,500,000 of such loans may be convertible into private units, at a price of $10.00 per unit, at the option of the applicable lender. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2026, no amounts under such loans have been drawn.

Representative Shares

On August 1, 2025, the Company issued 1,000,000 representative shares to D. Boral Capital, LLC and/or its designees (whether or not the over-allotment is exercised) as part of representative compensation (the “Representative Shares”). The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1). Pursuant to this FINRA lock-up, these securities cannot be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the commencement of sales of the Initial Public Offering except as permitted under FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the Initial Public Offering and their officers or partners, registered persons or affiliates. The Representative Shares have resale registration rights including two demand (one at the Company’s expense and one at D. Boral Capital, LLC’s expense) and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of the Initial Public Offering.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of the initial public offering, (ii) Private Units (including the component securities as well as any securities underlying those component securities), which was issued in a private placement simultaneously with the closing of the initial public offering and (iii) private units (including the component securities as well as any securities underlying those component securities) that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of our securities held by them and any other securities of the company acquired by them prior to the consummation of a Business Combination pursuant to a registration rights agreement to be signed prior to or on the effective date of the initial public offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination. The registration rights granted to the underwriter are limited to two demand (one at the Company’s expense and one at D. Boral Capital, LLC’s expense) and unlimited “piggy-back” rights for periods of five and seven years, respectively, from the commencement of sales of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (Continued)

Underwriting Agreement

The Company has granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On August 11, 2025, the underwriters of the IPO notified the Company of their partial exercise of the over-allotment option and purchased 3,000,000 additional units (the “Option Units”) at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $30,000,000. On September 9, 2025, the Underwriters advised the Company that it has elected not to exercise the remaining over-allotment option and thereby forfeit the option.

The underwriters were not entitled to any cash underwriting fee at closing of the Initial Public Offering. The underwriters were entitled to 1,000,000 Representative Shares (whether or not the over-allotment is exercised) at closing of the Initial Public Offering. The underwriters will not be entitled to any deferred underwriting fee upon closing of the Business Combination.

NOTE 7. STOCKHOLDER’S EQUITY

Preference shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On December 31, 2025 and June 30, 2026, there were no preferred shares issued or outstanding.

Class A Ordinary shares — The Company is authorized to issue 500,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. As a result of closing of the IPO and the partial exercise of the over-allotment option partial exercise of the over-allotment option, on December 31, 2025 and June 30, 2026, there were 1,200,000 Class A ordinary shares issued or outstanding, excluding 28,000,000 Class A ordinary shares subject to possible redemption.

Class B Ordinary shares — The Company is authorized to issue 50,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. On March 25, 2025, the Company issued an aggregate of 12,321,429 ordinary shares to the Sponsor for an aggregate purchase price of $25,000 in cash, of which 1,607,143 shares held by the Sponsor are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full. Following the partial exercise of the over-allotment option on August 11, 2025 and cancellation 321,429 ordinary shares on September 9, 2025, on December 31, 2025 and June 30, 2026, there were 12,000,000 ordinary shares issued and outstanding.

The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment as provided herein. Because our sponsor acquired the Class B ordinary shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of the IPO, assuming no value is ascribed to the warrants included in the units. In the case that additional Class A ordinary shares, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in the IPO and related to the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 30% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of the IPO (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares that are included within the private units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in connection with the closing of the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and any units issued to our sponsor or any of its affiliates or to our officers or directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. STOCKHOLDER’S EQUITY (Continued)

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the amended and restated memorandum and articles of association or as required by the Companies Act or stock exchange rules, an ordinary resolution under British Virgin Islands law and the amended and restated memorandum and articles of association, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company is generally required to approve any matter voted on by the Company’s shareholders. Approval of certain actions require an ordinary resolution under British Virgin Islands law, which (except as specified below) requires the affirmative vote of in excess of 50 percent of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to the Company’s amended and restated memorandum and articles of association, such actions include amending the amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the Company’s initial Business Combination, the holders of more than 50% of the ordinary shares voted for the appointment of directors can elect all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B ordinary shares will (i) have the right to vote on the appointment and removal of directors and (ii) be entitled to vote on continuing the Company in a jurisdiction outside the British Virgin Islands (including any ordinary resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of approving a transfer by way of continuation in a jurisdiction outside the British Virgin Islands). Holders of the Class A ordinary shares will not be entitled to vote on these matters during such time. These provisions of our amended and restated memorandum and articles of association may only be amended if approved by an ordinary resolution passed by the affirmative vote of the holders representing at least 90% of the issued Class B ordinary shares.

Warrants — Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Warrants. The Warrants will become exercisable 30 days after the completion of our initial business combination, provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. The Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of our initial business combination and ending three business days before we send the notice of redemption to the warrant holders.

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. STOCKHOLDER’S EQUITY (Continued)

The private warrants are identical to the warrants sold in the IPO except that, so long as they are held by our sponsor or its permitted transferees, the private warrants (i) are locked-up until the completion of our initial business combination and (ii) will be entitled to registration rights.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The exercise price is $11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

NOTE 8. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value as of June 30, 2026 and December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Level	December 31, 2025	June 30, 2026
Asset:
Cash held in trust	1	$284,776,628	$289,883,138

D. BORAL ARC ACQUISITION I CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Six months Ended June 30, 2026
(Unaudited)
Formation and operating costs	$(1,204,774)
Interest income on cash held in trust account	$51,065,109
Cash held in Trust Account	$289,883,138

The key measures of segment profit or loss reviewed by the CODM are formation and operating costs, interest income on cash held in trust account, and cash held in trust account. The CODM reviews interest earned on cash or investments held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within the operating expenses, the CODM specifically reviews professional service fees, which are a significant segment expense, and include legal fees and advisory fees. These expenses are monitored to manage and forecast cash available to complete a Business Combination within the required period. Other general and administrative expenses, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in the aggregate to ensure alignment with budget and contractual obligations. Funds invested in the Trust Account represent the predominant portion of the Company’s total assets and are monitored by the CODM to determine the most effective strategy of investment with the Trust Account funds, while maintaining compliance with the trust agreement.

NOTE 10. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred through the date the condensed consolidated financial statements were available to issue. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements except the following.

On July 29, 2026, the Company held a special meeting of its shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders voted to approve the previously announced business combination between Exascale and BCAR (the “Business Combination”), as well as all other proposals related to the Business Combination considered and voted upon at the Meeting. The Company’s shareholders elected to redeem an aggregate of 26,865,211 Class A ordinary shares, representing 95.95% of the outstanding public shares, at the special meeting.

Following redemptions by BCAR shareholders in connection with the special meeting, there will be approximately $12 million remaining in BCAR’s trust account, which amount, net of transaction expenses, will be available to PubCo at closing. The amount retained in the trust account will satisfy the minimum cash closing condition under the terms of the business combination agreement. Exascale and BCAR do not currently anticipate pursuing any additional financing prior to closing the transaction. As of August 14, 2026, the trust funds have not been distributed to redeemed shareholders and the business combination has not been closed yet.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Exascale Labs Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Exascale Labs Inc. (the “Company”) and its subsidiary as of June 30, 2025 and 2026, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2026, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2026, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HTL International, LLC

We have served as the Company’s auditor since 2025.

Houston, Texas
September 28, 2026

EXASCALE LABS INC.

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2025 AND 2026

(All amounts in US$, except for number of shares)

	As of June 30,
	2025	2026
ASSETS
Current Assets
Cash and cash equivalents	$4,231,689	$2,693,586
U.S. Dollar Coin	-	2,160,746
Accounts receivable, net	152,536	1,107,210
Advance to suppliers	1,030,761	112,343
Refundable deposits receivable	681,125	450,000
Other receivables	1,207,626	-
Total Current Assets	7,303,737	6,523,885

Non-Current Assets
Deferred offering costs	-	190,000
Equipment, net	19,600	12,840
Total Non-Current Assets	19,600	202,840
Total Assets	$7,323,337	$6,726,725

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$90,015	$916,422
Simple agreements for future equity	18,243,885	29,121,268
Contract liabilities	432,760	1,070,378
Refundable deposits payable	1,445,580	359,481
Other current liabilities	107,481	417,951
Total Current Liabilities	20,319,721	31,885,500
Total Liabilities	$20,319,721	$31,885,500

Commitments and contingencies (Note 14)

Shareholders’ Deficit
Common stock (US$0.01 par value per share; 1,500 shares authorized; 1,500 shares issued and outstanding as of June 30, 2025)	$15	$-
Class A common stock (US$0.01 par value per share; 303 shares authorized; 303 shares issued and outstanding as of June 30, 2026)	-	3
Class B common stock (US$0.01 par value per share; 1,197 shares authorized; 1,197 shares issued and outstanding as of June 30, 2026)	-	12
Additional paid-in capital	220,636	220,636
Accumulated deficit	(13,217,035)	(25,379,426)
Total Shareholders’ Deficit	$(12,996,384)	$(25,158,775)
Total Liabilities and Shareholders’ Deficit	$7,323,337	$6,726,725

The accompanying notes are an integral part of these consolidated financial statements.

EXASCALE LABS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS FOR THE YEARS ENDED JUNE 30, 2025 AND 2026

(All amounts in US$, except for number of shares, and per share data)

	For the Years Ended June 30,
	2025	2026
Revenues	$7,015,512	$14,822,799
Cost of revenues	(5,910,315)	(12,404,546)
Gross profit	1,105,197	2,418,253

Operating expenses
Selling and marketing expenses	(989,155)	(499,392)
General and administrative expenses	(362,982)	(1,229,516)
Research and development expenses	(2,797,906)	(5,490,185)
Total operating expenses	(4,150,043)	(7,219,093)
Loss from operations	(3,044,846)	(4,800,840)
Change in fair value of simple agreements for future equity	(4,614,821)	(7,377,383)
Other income	-	15,832
Loss before income tax expenses	(7,659,667)	(12,162,391)
Income tax expenses	-	-
Net loss and total comprehensive loss	$(7,659,667)	$(12,162,391)

Loss per share
Basic and diluted	$(5,106.44)	$(8,108.26)

Weighted average number of shares used to compute loss per share
Basic and diluted	1,500	1,500

The accompanying notes are an integral part of these consolidated financial statements.

EXASCALE LABS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN

SHAREHOLDERS’ DEFICIT FOR THE YEARS ENDED JUNE 30, 2025 AND 2026

(All amounts in US$, except for number of shares)

	Common stock		Class A common stock		Class B common stock		Additional paid-in	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance as of June 30, 2024	1,500	$15	-	$-	-	$-	$67,370	$(5,557,368)	$(5,489,983)
Net loss	-	-	-	-	-	-	-	(7,659,667)	(7,659,667)
Share-based compensation	-	-	-	-	-	-	153,266	-	153,266
Balance as of June 30, 2025	1,500	$15	-	$-	-	$-	$220,636	$(13,217,035)	$(12,996,384)
Re-designation of authorized common stock	(1,500)	(15)	303	3	1,197	12	-	-	-
Net loss	-	-	-	-	-	-	-	(12,162,391)	(12,162,391)
Balance as of June 30, 2026	-	$-	303	$3	1,197	$12	$220,636	$(25,379,426)	$(25,158,775)

The accompanying notes are an integral part of these consolidated financial statements.

EXASCALE LABS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2026

(All amounts in US$)

	For the Years Ended June 30,
	2025	2026
Cash flows from operating activities:
Net loss	$(7,659,667)	$(12,162,391)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of equipment	6,234	6,760
Share-based compensation	153,266	-
Change in fair value of simple agreements for future equity	4,614,821	7,377,383
Allowance for credit losses	-	38,022
Other operating activities settled in digital assets and U.S. Dollar Coin	-	(567,267)
Changes in operating assets and liabilities:
Accounts receivable	(29,204)	(992,696)
Advance to suppliers and prepaid expense	(750,264)	918,418
Refundable deposits receivable	(571,125)	231,125
Other receivables	1,709,568	1,707,626
Accounts payable	(38,025)	826,407
Contract liabilities	337,434	637,618
Refundable deposits payable	1,222,375	(1,086,099)
Other current liabilities	(6,212)	310,470
Net cash used in operating activities	$(1,010,799)	$(2,754,624)

Cash flows from investing activities:
Purchase of equipment	(2,138)	-
Proceeds from sale of digital assets and U.S. Dollar Coin	-	1,406,521
Net cash (used in) provided by investing activities	$(2,138)	$1,406,521

Cash flows from financing activities:
Payment for deferred offering costs	-	(190,000)
Proceeds from simple agreements for future equity	4,275,000	-
Net cash provided by (used in) financing activities	$4,275,000	$(190,000)
Net change in cash and cash equivalents	3,262,063	(1,538,103)
Cash and cash equivalents at the beginning of year	969,626	4,231,689
Cash and cash equivalents at the end of year	$4,231,689	$2,693,586

Supplementary Information:
Income tax paid	$-	$800
Interest expense paid	$-	$-

Supplemental schedule of non-cash financing activities:
Investment proceeds received by an employee on behalf of the Company from SAFEs investors	$32,500	$500,000
Investment proceeds received through U.S. Dollar Coin from SAFEs investors	$-	$3,000,000

The accompanying notes are an integral part of these consolidated financial statements.

EXASCALE LABS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in US$, except for number of shares and per share data)

1. Organization and principal activities

On June 1, 2022, Exascale Labs Inc. (the “Company”) was formally incorporated in the State of Delaware. In accordance with the Company’s Certificate of Incorporation, the total authorized share capital of the Company consists of 1,500 shares of common stock, with a par value of $0.01 per share, all of which are of one class. The governance structure of the Company stipulates that the business and affairs of the Company shall be managed by or under the direction of its board of directors.

On December 16, 2025, the Company incorporated its wholly-owned subsidiary, Evana Alpha Pte. Ltd., in Singapore. The Company subscribed for all 1,000 ordinary shares of the subsidiary, with a total issued share capital of Singapore Dollars 1,000. The subsidiary’s principal business activity is information technology consultancy (excluding cybersecurity).

The Company is a next-generation artificial intelligence (“AI”) infrastructure provider operating an asset-light, software-defined graphics processing unit (“GPU”) compute platform and related AI infrastructure solutions. The Company’s core business includes GPU as a Service (“GaaS”), through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for artificial intelligence data center (“AIDC”) operators. In addition, the Company has developed certain modular data center, high-density liquid cooling, high-voltage direct current (“HVDC”) power, data center interconnectivity and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that the Company believes are ready for commercial engagement in future. The platform is purpose-built for large-scale AI workloads, including large language model (“LLM”) training, fine-tuning, and high-concurrency inference.

In January 2026, the Company adopted an Amended and Restated Certificate of Incorporation, which established a dual-class common stock structure. Under this new structure, the Company’s equity is divided into 303 shares of Class A common stock and 1,197 shares of Class B common stock, which are entitled to one (1) vote and twenty (20) votes per share, respectively. Despite the differential in voting power, Class A common stock and Class B common stock rank pari passu in all other respects, sharing ratably in dividends and any distributions upon liquidation. Furthermore, all outstanding Simple Agreements for Future Equity (“SAFEs”) are designated to convert or settle exclusively into Class A common stock.

On January 11, 2026, D. Boral ARC Acquisition I Corp., a British Virgin Islands business company (“BCAR”) entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), with D. Boral ARC Merger Corporation, a Delaware corporation and a wholly owned subsidiary of BCAR (“PubCo”), D. Boral Arc Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of BCAR (“Merger Sub”), and the Company.

On August 27, 2026 (the “Closing Date”), PubCo consummated the transactions contemplated by the Business Combination Agreement (the “Business Combination”). PubCo changed its name from “D. Boral ARC Merger Corporation” to “Exascale Labs Holdings Inc”. Upon the closing of the Business Combination, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of PubCo. The Company’s former securityholders received an aggregate of 19,354,261 PubCo Class A common stock and 30,645,739 PubCo Class B common stock, representing aggregate merger consideration of $500.0 million based on a deemed value of $10.00 per share. The Class B common stock have 20 votes per share, while the Class A common stock have one vote per share.

The Business Combination was accounted for as a reverse recapitalization, with the Company identified as the accounting acquirer and BCAR identified as the accounting acquiree for financial reporting purposes (De-SPAC transaction).

As of the Closing Date and following the completion of the Business Combination, PubCo had approximately 64,334,789 shares of PubCo Common Stock issued and outstanding, consisting of approximately 33,689,050 PubCo Class A common stock and 30,645,739 PubCo Class B common stock. In addition, as of the Closing Date, PubCo had 14,099,992 warrants issued and outstanding, each whole warrant entitling the holder thereof to purchase one share of PubCo Class A common stock at an exercise price of $11.50 per share.

2. Summary of significant accounting policies

a. Going concern

As of June 30, 2026, the Company had cash and U.S. Dollar Coin (“USDC”) of $4.9 million and current liabilities of $31.9 million. For the years ended June 30, 2025 and 2026, the Company used $1.0 million and $2.8 million in operating activities. The Company incurred net losses of $7.7 million and $12.2 million for these respective periods. Since inception, the Company has incurred recurring net losses from operations and negative cash flows from operating activities. As of June 30, 2026, the Company had an accumulated deficit of $25.4 million. These factors raised substantial doubt regarding the Company’s ability to continue as a going concern within one year of the date these consolidated financial statements were issued.

On August 27, 2026, the Company consummated the Business Combination. Upon the closing of the Business Combination, all outstanding SAFEs of the Company were converted into PubCo Class A common stock in accordance with their terms, eliminating SAFE liabilities that totaled approximately $29.1 million as of June 30, 2026. In connection with the closing of the Business Combination, the Company obtained access to cash proceeds of approximately $11.8 million retained from the Business Combination. In addition, between July 1, 2026 and August 27, 2026, an investor provided the Company with $1.0 million in the form of a SAFE, which was also converted into PubCo Class A common stock upon the closing of the Business Combination.

Management has prepared a cash flow forecast covering the twelve-month period following the date that these consolidated financial statements are issued. The forecast considers the liquidity provided by the De-SPAC transaction, conversion of SAFE instruments on the closing of the Business Combination, as well as management’s operating plans and expectations, including the Company’s continued focus on expanding its market presence and developing client relationships to drive revenue growth and managing operating expenses, with the objective of improving cash flows from operations over time.

Based on this forecast, management believes that the Company will have sufficient liquidity to fund its ongoing operations and anticipated working capital requirements for a period of at least twelve months after the date that these consolidated financial statements are issued. Accordingly, management has concluded that the substantial doubt about the Company’s ability to continue as a going concern has been alleviated.

These consolidated financial statements have been prepared on a going concern basis, and no adjustments are required to the carrying amounts or classification of assets and liabilities in the financial statements.

b. Basis of presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

2. Summary of significant accounting policies (Continued)

c. Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates used in preparing the consolidated financial statements are reasonable and prudent; however, actual results could differ from these estimates under different assumptions or conditions. Significant accounting estimates include recognition and measurement of SAFEs notes, recognition and measurement of the allowance for expected credit losses, deferred tax assets and valuation allowance.

d. Fair value measurements

In accordance with FASB ASC 820 Fair Value Measurements and Disclosures, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company uses a three-level hierarchy for fair value measurements of certain assets and liabilities for financial reporting purposes that distinguishes between market participant assumptions developed from market data obtained from outside sources (observable inputs) and the Company’s own assumptions about market participant assumptions developed from the best information available to us in the circumstances (unobservable inputs).

The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management during the years ended June 30, 2025 and 2026. The carrying amount of cash and cash equivalents, accounts receivable, refundable deposits receivable, other receivables, accounts payable, refundable deposits payable and other current liabilities approximated their fair values as of June 30, 2025 and 2026. For the years ended June 30, 2025 and 2026, the Company carried SAFEs and digital assets at their fair value (see Note 4-Fair Value Measurements for fair value information).

e. Functional currency

The accompanying consolidated financial statements are presented in the United States dollar (“US$”). The functional currency of the Company and its subsidiary is the US$.

All transactions are measured and recorded in the Company’s functional currency.

f. Cash and cash equivalents

The Company considers all highly liquid investments instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying balance sheets for cash and cash equivalents approximate their fair value. As of June 30, 2025 and 2026, the Company does not have any cash equivalents.

2. Summary of significant accounting policies (Continued)

g. Crypto assets

The Company’s crypto assets classified in current assets are held primarily for use in the ordinary course of business which is expected to be actively utilized or converted within the normal operating cycle and such crypto assets can be sold in a highly liquid marketplace. During the year ended June 30, 2026, the Company only held crypto assets of Tether USD (“USDT”) and USDC, which are principally funded by SAFE investors and as a form of collection from revenue transactions. The Company’s crypto assets are held with a qualified third-party custodian who provide secure storage and safeguarding of the Company’s crypto assets.

USDC

USDC is a stablecoin redeemable on a one-to-one basis for U.S. dollars and is accounted for as a financial instrument in the consolidated balance sheets.

Crypto assets other than USDC

On December 13, 2023, the FASB issued ASU 2023-08, which addresses the accounting and disclosure requirements for certain cryptocurrencies. The new guidance requires entities to subsequently measure certain cryptocurrencies at fair value, with changes in fair value recorded in net income in each reporting period. The Company applied the ASU since its holding of crypto assets in December 2025.

Digital assets that are received as noncash consideration in the Company’s revenue arrangements and paid in purchases of professional service and others are presented as cash flows from operating activities in other operating activities settled in digital assets and USDC. Digital assets that are received in the Company’s revenue arrangements and sold for cash within seven days are presented as cash flows from operating activities, while other digital asset activity held longer than seven days is reflected as cash flows from investing activities under disposal of digital assets and USDC held in the consolidated statements of cash flows. The Company presents crypto assets other than USDC separately from other intangible assets and USDC, recorded as digital assets on the consolidated balance sheets.

For the year ended June 30, 2026, the Company recorded receipt and disbursement of digital assets amounted to $991,601 and $991,601, respectively, which resulted in an ending balance of nil. The Company’s balances related to digital assets and stablecoins during the period included USDT and USDC, both of which are USD-pegged stablecoins. No fair value gain or loss on digital assets was recognized for the year ended June 30, 2026 considering the low volatility in the fair value of digital assets during the year ended June 30, 2026.

h. Expected credit loss and accounts receivable

The Company adopted Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC”) 326 “Financial Instruments — Credit Losses” (“ASC 326”) on July 1, 2023.

The Company’s accounts receivable are within the scope of ASC 326. ASC 326 introduces an approach based on expected credit losses on financial assets at amortized cost. Upon adoption of ASC 326, the Company estimates the expected credit losses for accounts receivable using the roll-rate method on a collective basis when similar risk characteristics exist. Expected credit losses are included in general and administrative expenses in the consolidated statements of operations and comprehensive loss. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

2. Summary of significant accounting policies (Continued)

h. Expected credit loss and accounts receivable (Continued)

Accounts receivable represents those receivables derived in the ordinary course of business, net of an allowance for any potentially uncollectible amounts. The Company makes estimates of expected credit and collectability trends for the allowance for credit losses based upon its assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions that may vary by geography, customer-type, or industry sub-vertical, and other factors that may affect its ability to collect from customers.

Although the Company has historically not experienced significant credit losses, they may experience increasing credit loss risks from accounts receivable in future periods if its customers are adversely affected by economic pressures or uncertainty associated with local or global economic recessions, or other customer-specific factors, and actual experience in the future may differ from their past experiences or current assessment.

i. Deferred offering costs

The Company follows the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, and other professional expenses incurred through the balance sheet date that are directly related to the intended De-SPAC Transaction. These costs will be charged to shareholders’ equity, netted against the proceeds, upon the completion of the Business Combination. Should the transaction prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to the statements of operations and comprehensive loss. As of June 30, 2025 and 2026, the Company deferred nil and $190,000 of transaction costs, respectively.

j. Advance to suppliers

Advance to suppliers represent prepayments made to vendors in connection with the purchase of services. Advance is recorded at the amount paid and are classified as current assets when the related services are expected to be received within one year or the normal operating cycle.

k. Refundable deposits receivable

Refundable deposits receivable mainly represents security deposits and refundable cooperation deposits paid to suppliers and business partners that are contractually recoverable upon the completion of services. These amounts are recorded as assets when paid, generally at the amount paid. Deposits expected to be recovered within one year are classified as current; otherwise, they are classified as non-current. Allowance should be assessed under CECL, and write off when not recoverable. The Company evaluates the credit risk of refundable deposits receivable and recognizes an allowance for credit losses based on the current expected credit losses (“CECL”) model. Specific balances are written off when they are deemed uncollectible and all collection efforts have been exhausted. As of June 30, 2025 and 2026, no allowance for credit losses was recorded.

l. Other receivables

Other receivables represent funds temporarily held in trust by an employee acting as the Company’s behalf. As of June 30, 2025 and 2026, the balance were $1,207,626 and nil, respectively, primarily comprising proceeds from SAFEs agreements received via the employee and net of payments made to designated suppliers at the Company’s direction.

m. Equipment, net

Equipment, net is stated at cost less accumulated depreciation and impairment, if any. Depreciation is computed using the straight-line method over the estimated useful lives of three or five years, depending on the asset category.

2. Summary of significant accounting policies (Continued)

n. Refundable deposits payable

Refundable deposits payable represent security payments received from a third party and customers, which are required for certain intelligent computing power service arrangements. As of June 30, 2025 and 2026, the balances were $1,445,580 and $359,481, respectively.

o. Impairment of long-lived assets

The Company reviews its long-lived assets, equipment, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated from the use of the asset and its eventual disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the impaired assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. There was no impairment of long-lived assets for the years ended June 30, 2025 and 2026.

p. Simple agreements for future equity

SAFEs issued by the Company are freestanding financial instruments. As they contain certain redemption or liquidation features that may require the Company to settle the obligation in cash upon the occurrence of defined events (e.g., a change of control or dissolution), the instruments create an obligation that meets the definition of a liability. Accordingly, the SAFEs are classified in their entirety as liabilities on the consolidated balance sheets.

These liabilities are measured at fair value upon initial recognition and are subsequently remeasured at fair value at each reporting date. All changes in their fair value are recognized in the consolidated statement of operations and comprehensive loss in the period in which they occur.

q. Revenue recognition

The Company applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all periods presented.

The five-step model defined by ASC 606 requires the Company to (i) identify its contracts with clients, (ii) identify its performance obligations under those contracts, (iii) determine the transaction prices of those contracts, (iv) allocate the transaction prices to its performance obligations in those contracts, and (v) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the client in an amount that reflects the consideration expected in exchange for those goods or services.

The Company reports all of its revenues on a gross basis. This determination is based on the Company’s assessment that it is the principal in its revenue arrangements. The Company controls the service delivery platform and infrastructure before the service is provided to the customer. It is primarily responsible for fulfilling the service promise, has discretion in setting prices, and assumes the credit risk associated with the customer receivable.

As a practical expedient, the Company elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less.

Pursuant to ASC 606, the Company recognizes revenue based on the transaction price, which is the amount of consideration it expects to be entitled to exchange for transferring services to customers. For Intelligent Computing Power Services, contract consideration is generally fixed and is typically stated as a fixed monthly fee determined by (i) the contractually specified number of GPUs (capacity) and (ii) the service period. Accordingly, the transaction price is generally the fixed contractual amount. The Company recognizes revenue over time as the services are provided throughout the contract term. The Company offers payment terms ranging from 0 to 6 months, depending on customers’ credit profiles and service requirements.

2. Summary of significant accounting policies (Continued)

q. Revenue recognition (Continued)

The Company does not provide warranties for its services and does not offer service-type warranty arrangements.

The following is a description of the principal activities of the Company from which the Company generates its revenue under ASC 606.

(i) Revenue for intelligent computing power service

The Company leverages its expertise in high-performance computing and cloud-native architectures to build and operate stable, efficient, and scalable GPU computing platforms through modular data center design and liquid cooling technology. The Company uses these platforms to provide computing resources for large-scale AI training, model inference, and high-performance scientific computing to commercial enterprise clients with substantial GPU computing requirements. Supporting services include GPU server environment deployment, cluster scheduling and performance optimization, high-speed network interconnection, real-time monitoring and intelligent alerting systems, as well as industry-compliant security and regulatory assurance.

The Company accounts for the above promises as a single performance obligation because they are highly integrated and not separately identifiable in the context of the contract. The Company provides an integrated, managed GPU computing platform in which computing capacity, deployment/configuration, scheduling, networking, monitoring, and security/compliance are interdependent and together deliver a single combined service—continuous access to a functioning and secured platform over the contractual term.

The Company provides intelligent computing power services under two pricing models: (i) reserved capacity arrangements and (ii) on-demand (pay-as-you-go) arrangements. The following table presents revenue recognized during the period by arrangement type:

	For the Years Ended June 30,
	2025	2026
Reserved capacity arrangements	$6,501,569	$14,652,429
On-demand arrangements	44,680	12,508
Total	$6,546,249	$14,664,937

Reserved capacity arrangements

The Company enters into reserved capacity arrangements, which generally provide committed intelligent computing power services for a defined service term ranging from 3 months to 3 years, with the majority of such arrangements having a one-year term. These contracts typically are non-cancelable, or may be canceled only under limited conditions with early notifications required. Payment terms generally range from 0-6 months upon the completion of services, and certain arrangements require prepayments. Any prepayments are recorded as contract liabilities and recognized over the service term.

The performance obligation is satisfied over time because the customer simultaneously receives and consumes the benefits. Revenue is recognized using a time-elapsed output method over the contractual service period.

2. Summary of significant accounting policies (Continued)

q. Revenue recognition (Continued)

On-demand (pay-as-you-go) arrangements

The Company provides customers with on-demand access to intelligent computing power and GPU resources under pay-as-you-go model which requires advance payment. Customer advances are recorded as contract liabilities and recognized as revenue over the time during the provision of related services underlying the contract term. The revenue is recognized over time because the customer can simultaneously receive and consume the benefits during the service period. These arrangements generally do not include a fixed contractual term or minimum usage commitments.

(ii) Revenue from comprehensive data center service

The Company leverages its project experience in infrastructure management, cluster optimization, and system monitoring to provide full-cycle operational support to data center asset owners. Services encompass facility environment deployment, network architecture implementation, security and compliance system development, daily operational monitoring, and emergency fault response. Revenue is recognized over time because the Company’s services are performed throughout the contract term and the customer benefits as the services are provided.

For the years ended June 30, 2025 and 2026, $7,015,512 and $14,822,799 of the revenue of the Company was recognized over time, respectively.

Revenue disaggregated by service lines for the years ended June 30, 2025 and 2026 was disclosed in the table below:

	For the Years Ended June 30,
	2025	2026
Revenue from intelligent computing power service	$6,546,249	$14,664,937
Revenue from comprehensive data center service	469,263	157,862
Total	$7,015,512	$14,822,799

r. Contract liabilities

The Company receives advance payments from its customers for services to be provided in the future. These payments are recorded as contract liabilities on the balance sheet within “Contract liabilities”.

Contract liabilities are recognized when consideration is received from a customer prior to the Company satisfying its related performance obligations. For these service contracts, the Company recognizes revenue, and reduces the contract liabilities, over time as the services are rendered and the performance obligations are satisfied. Revenue recognized during the years ended June 30, 2025 and 2026 that was included in the contract liability balance at the beginning of the year was $95,326 and $392,152, respectively.

s. Cost of revenues

The Company’s cost of revenues primarily includes computing power service, professional service fees and staff costs and employee benefits. All the cost of revenues are recognized in the period in which the related services occur or the benefits are received.

2. Summary of significant accounting policies (Continued)

t. Selling and marketing expenses

The Company’s selling and marketing expenses primarily include: (i) advertising and promotion expenses, (ii) staff costs, employee benefits and share-based compensation, and (iii) travel and other routine office expenses. All expenses are recognized in the period in which the related services occur or the benefits are received. The Company expenses advertising costs as incurred, and for the years ended June 30, 2025 and 2026, the Company incurred advertising and promotion expenses of $157,388 and $80,910, respectively.

u. Research and development expenses

The Company’s research and development expenses mainly consist of software development outsourcing service fees, server cost, staff costs and employee benefits, and testing expenses.

v. General and administrative expenses

The Company’s general and administrative expenses mainly consist of staff costs and employee benefits, professional service fees, depreciation expenses and other operating expenses.

w. Other income

The Company safeguards its USDC through a third-party custodian. The Company’s other income represents the yield of USDC the Company earned through participation in a third-party custodian service.

x. Income tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their consolidated financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

y. Capital structure

The Company is authorized to issue 1,500 shares of common stock of $0.01 par value each. As of June 30, 2025, there were 1,500 shares issued and outstanding.

Pursuant to the resolution of the board of directors on January 8, 2026, the authorized share capital of 1,500 shares of common stock was re-designated to 303 shares of Class A common stock and 1,197 shares of Class B common stock. Holders of Class A common stock and Class B common stock have the same rights, except for voting and conversion rights. Each share of Class A common stock is entitled to one vote; and each share of Class B common stock is entitled to twenty votes and is convertible into one share of Class A common stock at any time by the holder thereof and upon transfer by the holder thereof other than certain permitted transfers. Class A common stock are not convertible into Class B common stock under any circumstances. Furthermore, all outstanding warrants, options, SAFEs and other convertible securities are designated to convert or settle exclusively into Class A common stock.

As of June 30, 2026, there were 303 shares of Class A common stock and 1,197 shares of Class B common stock outstanding.

2. Summary of significant accounting policies (Continued)

z. Share-based compensation

The Company grants share options of the Company to eligible employees and non-employees. The Company accounts for share-based awards issued to employees and non-employees in accordance with ASC Topic 718 Compensation – Stock Compensation. The Company recognizes forfeitures as they occur. The share-based compensation expenses have been categorized as either general and administrative expenses or selling and marketing expenses, depending on the job functions of the grantees.

The Company’s share-based compensation awards are expected to be settled through transfers of existing shares of common stock held by the controlling shareholder, rather than through the issuance of new shares by the Company. The underlying shares of common stock are included in issued and outstanding shares as of the balance sheet date; accordingly, such settlement is not expected to increase the Company’s total issued and outstanding shares.

Employees’ share-based awards and non-employees’ share-based awards are measured at the grant date fair value of the awards and recognized as expenses a) immediately at grant date if no vesting conditions are required; or b) using graded vesting method, net of estimated forfeitures, over the requisite service period, which is the vesting period.

The Company employs discounted cash flow method to determine the fair value of the Company’s share-based compensation arrangements, where the key valuation variables include risk free rate, discount rate, and perpetual rate.

aa. Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Company’s business segments.

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s CODM is the chief executive officer. The CODM regularly reviews consolidated operating results and reviews consolidated revenues and net loss when making decisions about allocating resources and assessing performance of the segment, and hence, the Company has only one reportable segment. Therefore, as the Company has determined it operates as a single reportable segment, the CODM assesses the Company’s performance and results of operations on a consolidated basis.

bb. Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

cc. Comprehensive loss

Comprehensive loss is defined as a change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company’s comprehensive loss was the same as its reported net loss for all periods presented.

2. Summary of significant accounting policies (Continued)

dd. Loss per share

Basic net loss per share of common stock attributable to common shareholders is calculated by dividing net loss attributable to common shareholders by the weighted-average shares of common stock outstanding for the period. Potentially dilutive shares, which are based on the weighted-average shares of common stock underlying outstanding share-based awards or options using the treasury stock method or the if-converted method, as applicable, are included when calculating diluted net income per share of common stock attributable to common shareholders when their effect is dilutive.

Diluted net loss per share attributable to common shareholders is computed by adjusting the weighted-average number of shares of common stock outstanding for the dilutive effect of all potential common stock equivalents. These potential shares are included in the diluted earnings per share calculation only when their effect is dilutive.

In periods where the Company reports a net loss, diluted net loss per share is calculated in the same manner as basic net loss per share because the inclusion of any potential common stock would have an anti-dilutive effect. The Company had no potential common stock equivalents outstanding during the periods presented. Consequently, no potential common stock equivalents were included in the calculation for the years in which a net loss was incurred.

ee. Dividends

Dividends are recognized when declared. No dividends were declared for the year ended June 30, 2025 and 2026, respectively. The Company does not have any present plan to pay any dividends on its common stock in the foreseeable future. The Company currently intends to retain the available funds and any future earnings to operate and expand its business.

ff. Emerging growth company

The Company intends to operate as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act permits companies with emerging growth company status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until such time as those standards would apply to private companies. The Company elected to use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s consolidated financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

gg. Recently accounting pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires entities to make incremental income tax disclosures on an annual basis. The amendments require that public business entities disclose specific categories in the rate reconciliation and provide additional information for reconciling items meeting a quantitative threshold. The amendments also require disclosure of income taxes paid to be disaggregated by jurisdiction, and the disclosure of income tax expense disaggregated by federal, state, and foreign. Amendments are effective for annual periods beginning after December 15, 2025 and thereafter, with early adoption permitted. The Company is currently evaluating the impact of the new accounting pronouncements or guidance on the consolidated financial statements. The Company will adopt this ASU for the fiscal year beginning July 1, 2026.

2. Summary of significant accounting policies (Continued)

gg. Recently accounting pronouncements (Continued)

In July 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendment provides (1) all entities with a practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of the assets and (2) entities other than public business entities with an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. This guidance is effective for annual reporting periods beginning after December 15, 2025 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the new accounting pronouncements or guidance on the consolidated financial statements. The Company will adopt this ASU for the fiscal year beginning July 1, 2026.

In November 2024, the FASB issued ASU 2024-03 “Income Statement—Reporting comprehensive (loss) income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”). The amendments in this update intend to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, selling, general and administrative expenses, and research and development). ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact from the adoption of this ASU on its consolidated financial statements. The Company will adopt this ASU for its annual report for the fiscal year beginning July 1, 2027 and for interim reports for periods beginning July 1, 2028.

In January 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-01, Income Statement — Reporting comprehensive (loss) income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. The amendment clarifies the effective date of ASU No. 2024-03 that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the consolidated financial statements. The Company will adopt this ASU for its annual report for the fiscal year beginning July 1, 2027 and for interim reports for periods beginning July 1, 2028.

In September 2025, the FASB issued ASU 2025-06, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Accounting for and Disclosure of Software Costs (“ASU 2025-06”), which amends certain aspects of the accounting for and disclosure of internal-use software costs. ASU 2025-06 is effective for annual reporting periods beginning with the year ending December 31, 2028, with early adoption permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the consolidated financial statements. The Company will adopt this ASU for the fiscal year beginning July 1, 2028.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the balance sheets, statements of income and comprehensive loss and cash flows.

3. Concentration and risk

Custodian Risk

The Company’s crypto assets are held exclusively with a single third-party custodian. Custodian risk refers to the potential loss, theft, or misappropriation of the Company’s assets held with its sole third-party custodian, due to the custodian’s operational failures, cybersecurity breaches, or financial difficulties experienced by the third-party custodian. The Company periodically monitor the financial health, insurance coverage, and security measures of the Company’s custodians, reliance on such third parties inherently exposes the Company to risks that the Company cannot fully mitigate.

3. Concentration and risk (Continued)

Concentration of credit risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and refundable deposits receivable. The Company performs ongoing credit evaluations of the customers’ financial condition and maintains an allowance for potential credit losses. This allowance consists of an amount identified for specific customers and an amount based on overall estimated exposure. The Company’s overall estimated exposure excludes amounts covered by credit insurance.

Concentration of customers

The Company’s revenue was concentrated among a limited number of customers during the periods presented. The following table summarized customers with greater than 10% of the total revenue:

	For the
	Years Ended June 30,
	2025	2026
Customer A	14.0%	-**
Customer B	12.5%	-**
Customer C	10.2%	20.1%
Customer D	-**	19.2%

**:	less than 10%

The Company’s account receivable was concentrated among a limited number of customers during the periods presented. The following table summarized customers with greater than 10% of the total account receivable:

	As of June 30,
	2025	2026
Customer D	-**	10.2%
Customer E	42.7%	-**
Customer F	38.3%	-**
Customer G	19.0%	-**
Customer H	-*	43.7%
Customer I	-**	12.8%

*:	nil, new customer for the year ended June 30, 2026
**:	less than 10%

3. Concentration and risk (Continued)

Concentration of suppliers

The Company’s purchases was concentrated among a limited number of suppliers during the periods presented. The following table summarized suppliers with greater than 10% of the total purchase:

	For the Years Ended June 30,
	2025	2026
Supplier A	41.4%	-**
Supplier B	31.7%	31.0%
Supplier C	18.4%	28.0%
Supplier D	-*	18.4%
Supplier E	-*	11.4%

*:	nil, new supplier for the year ended June 30, 2026
**:	less than 10%

The Company’s account payable was concentrated among a limited number of suppliers during the periods presented. The following table summarized suppliers with greater than 10% of the total account payable:

	As of June 30,
	2025	2026
Supplier F	54.9%	-**
Supplier G	32.3%	-**
Supplier C	12.1%	77.3%
Supplier B	-**	12.4%
Supplier E	-**	10.3%

**:	less than 10%

4. Fair value measurements

As of June 30, 2025 and 2026, information about inputs into the fair value measurement of the Company’s assets and liabilities that are measured at fair value on a recurring basis in periods subsequent to their initial recognition is as follows:

	Fair value measurement at reporting date using
Description	Fair value as of June 30, 2025	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Simple agreements for future equity(1)	$18,243,885	$-	$-	$18,243,885
Other payable related to the equity option(2)	53,333	-	-	53,333

	Fair value measurement at reporting date using
Description	Fair value as of June 30, 2026	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Simple agreements for future equity(1)	$29,121,268	$-	$-	$29,121,268
Other payable related to the equity option(2)	53,333	-	-	53,333

(1)

The Company classifies its SAFEs as financial liabilities measured at fair value. The value of these agreements depends significantly on future financing activities, liquidity events, or other material milestones, and their valuation relies on significant inputs that are not observable in the public market. Accordingly, they are classified within Level 3 of the fair value hierarchy.

The fair value measurement is based on an integrated framework combining scenario analysis and financial instrument decomposition (i.e. Bond Plus Call Method). As of June 30, 2026, the proceeds of the SAFEs on the date of issuance were $14,092,500. The details of significant unobservable inputs can refer to Note 8-Simple Agreements for Future Equity for further details.

(2)	Equity options. On May 9, 2023, the Company entered into an agreement with a third-party service provider (the “Service Provider”). The Service Provider received a freestanding equity-linked right exercisable, at the Service Provider’s option, upon the closing of the Company’s next qualified equity financing. The right provides the ability to subscribe for up to the value of $200,000 at a 25% discount price per share on the grant date. The equity option is remeasured at fair value at each reporting date, with changes in fair value recognized in earnings. As of June 30, 2025 and 2026, the fair value of the equity option was $53,333, and no gain or loss from changes in fair value was recognized for the periods presented. The fair value measurement of the equity option is categorized within Level 3 of the fair value hierarchy and was determined using a scenario-based analysis, which incorporates significant unobservable inputs and management judgment regarding the probability and timing of potential future financing outcomes.

5. Crypto assets

The Company uses crypto assets like USDT and USDC as medium of exchange for collecting and settling business-related payments and for receiving investment proceeds. As of June 30, 2025 and 2026, the Company held nil and $2,160,746 of USDT and USDC, respectively.

The Company commenced the use of crypto assets in December 2025. The movements in digital assets and USDC for the year ended June 30, 2026 are set out below:

	USDT	USDC
Balance as of June 30, 2025	$-	$-
Additions(i)	991,601	6,275,251
Disposals - sold for US dollars	(596,852)	(809,669)
Disposals(ii)	(394,749)	(3,304,836)
Balance as of June 30, 2026	$-	$2,160,746

(i)	The Company acquired a total of 991,601 USDT at a cost of $991,601 from revenues and other current assets. The Company acquired a total of 6,275,251 USDC at a cost of $ 6,275,251 from revenues, USDC rewards, other current assets and investment proceeds from SAFEs.
(ii)	The Company uses digital assets and USDC to settle professional services fees and other expenditures, and any digital assets held may be converted into USDC, as needed.

The Company’s balances related to digital assets are USD-pegged stablecoins. No fair value gain or loss on digital assets was recognized for the year ended June 30, 2026 considering the low volatility in the fair value of USDT during the year ended June 30, 2026.

The following table summarizes other operating activities settled in digital assets and USDC:

For the Year Ended June 30, 2026
Revenue	$(2,798,918)
Other receivables	(1,452,102)
Cost and expenses	3,699,585
USDC rewards	(15,832)
Total operating activities settled in digital assets and USDC	$(567,267)

6. Accounts receivable

Accounts receivable consisted of the following:

	As of June 30,
	2025	2026
Accounts receivable	$152,536	$1,145,232
Less: allowance for credit losses	-	(38,022)
Accounts receivable, net	$152,536	$1,107,210

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for credit losses for expected losses over the life of the accounts receivable using the current expected credit loss methodology. The Company determines the allowance based on historical loss experience, current conditions, and reasonable and supportable forecasts.

For the years ended June 30, 2025 and 2026, the movement of allowance for expected credit losses were as below:

	For the Years Ended June 30,
	2025	2026
Balance at beginning of the year	$-	$-
Addition	-	38,022
Balance at end of the year	$-	$38,022

7. Equipment, net

Equipment, net consisted of the following:

	As of June 30,
	2025	2026
Equipment	$29,944	$29,198
Total	29,944	29,198
Less: accumulated depreciation	(10,344)	(16,358)
Net carrying amount	$19,600	$12,840

Depreciation expenses for the years ended June 30, 2025 and 2026 were $6,234 and $6,760, respectively.

8. Simple agreements for future equity

The Company has entered into SAFEs with various investors that were classified as liabilities on the Company’s balance sheets and accounted for at fair value, subject to remeasurement each reporting period. SAFEs have no maturity date, does not bear any interest and provides the investor with the right to convert into a variable number of shares of future equity in the Company at the stated conversion amount, if certain events or conditions are triggered.

During the period from October 2022 through June 30, 2026, the Company entered into Simple Agreements for Future Equity with third-party investors, receiving aggregate gross proceeds of $14,092,500. For the years ended June 30, 2025 and 2026, the Company received SAFEs proceeds of $4,307,500 and $3,500,000, respectively. No issuance costs were incurred in connection with these arrangements.

On August 27, 2026, the Company consummated the Business Combination contemplated by the Agreement and Plan of Merger dated January 11, 2026. Upon the De-SPAC closing, all outstanding SAFEs of the Company were cancelled and converted into the right to receive shares of PubCo Class A common stock based on the applicable SAFE holders’ implied ownership percentages. The shares of PubCo Class A common stock received in connection with the SAFE conversion constituted full satisfaction of their rights under the applicable SAFEs and were subject to a six-month lock-up period following the Closing Date. No additional cash consideration was payable upon such conversion.

The SAFEs agreements grant investors the right to participate in the Company’s future equity financing events. The agreements contain various conversion and redemption provisions, including conversion upon an equity financing event, as well as settlement in the event of a liquidity event or dissolution of the Company. Key terms of the SAFEs are as follows:

Equity Financing – Upon the occurrence of an equity financing event, the SAFE instruments convert into shares of the Company’s Standard Preferred shares as follows:

(i)	Price-based SAFEs: each SAFEs automatically converts into a greater of (a) the number of shares of preferred shares equal to SAFEs purchase amount divided by the lowest price per share paid for the standard preferred shares or (b) the number of shares of preferred shares equal to the SAFEs purchase amount divided by the SAFEs price.

●	“SAFEs price” is calculated by dividing a fixed post-money valuation cap by the Company capitalization, a defined term that includes all outstanding equity and convertible instruments.

●	“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells preferred share at a fixed valuation, including but not limited to, a pre-money or post-money valuation.

(ii)	Fixed-percentage SAFEs: on the initial closing of such Equity Financing, the SAFE automatically converts into that number of shares of the Standard Preferred Share representing a fixed percentage of total issued and outstanding shares of the Company immediately after the Closing.

Not all SAFEs agreements contain the equity financing conversion provision described above. Certain SAFEs are structured without an Equity Financing conversion feature and are generally settled only upon a Liquidity Event or a Dissolution Event (as defined in the respective SAFEs agreements). The Company considered the contractual terms of the SAFEs, including whether an Equity Financing conversion feature is present and the settlement provisions upon a Liquidity Event or a Dissolution Event, in the valuation and measurement of these instruments. As of June 30, 2026, SAFEs with an aggregate purchase amount of $13,632,500 include an Equity Financing conversion feature, while SAFEs with an aggregate purchase amount of $460,000 do not include this feature and are generally settled only upon a Liquidity Event or a Dissolution Event, in accordance with their terms.

The Company does not have any preferred shares outstanding as of the date these consolidated financial statements are issued; therefore, an equity financing event has not been triggered.

8. Simple agreements for future equity (Continued)

Liquidity Event – If there is a liquidity event before the conversion of each SAFE, the holder of each SAFEs will automatically be entitled to the greater of (i) SAFEs purchase amount, or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the Liquidity Price.

●	“Liquidity Price” is calculated by dividing the post-money valuation cap by the separately defined capital base, referred to as “liquidity capitalization” in the SAFEs agreements.

●	“Liquidity Event” means a change of control, a direct Listing or an initial public offering.

Dissolution Event – If there is a dissolution event before the conversion of each SAFE, the holder of each SAFEs will automatically be entitled to receive a portion of proceeds equal to SAFEs purchase amount.

The Company classifies its SAFEs as financial liabilities measured at fair value. Since the value of these instruments depends on significant unobservable inputs, including future financing activities and liquidity events, they are classified as Level 3 within the fair value hierarchy.

The fair value measurement utilizes a combined scenario analysis and financial instrument decomposition approach. Based on management’s assessment of the Company’s prospects, probability distributions are assigned to potential settlement-triggering events. Valuation is performed using a “debt plus option” model: the debt component is valued using a discounted cash flow method with key assumptions including expected settlement timing, risk-free interest rate, and credit spread; the embedded conversion right is treated as a call option and valued using the Black-Scholes model, with key inputs including the fair value of common stock, expected term, and volatility. The overall fair value represents the probability-weighted sum across all scenarios, supported by an independent third-party valuation specialist.

As of June 30, 2025 and 2026, the SAFE liabilities were measured at fair value using the above Level 3 methodology. Significant unobservable inputs—including timing of events, volatility, and credit spreads—are based on management’s reasonable estimates as of each valuation date.

Major valuation inputs adopted in the valuation of the SAFE Instruments are as follows:

	As of June 30,
	2025	2026
Volatility(1)	78.6%	88.7%
Risk-free rate(2)	4.0%	3.9%
Credit spread(3)	8.9%	9.7%
Discount rate(4)	12.8%	13.6%
Dividend yield(5)	0.0%	0.0%

(1)	Volatility: Derived with reference to historical price volatility of comparable companies
(2)	Risk-free rate: Derived with reference to U.S. sovereign bond yield
(3)	Credit spread: Risk premium over the risk-free rate, derived with reference to the spread of CCC rated bonds
(4)	Discount rate: Sum of risk-free rate and credit spread
(5)	Dividend yield: Derived with reference to historical dividend record of the Company

8. Simple agreements for future equity (Continued)

The following tables set forth a summary of the activity of the SAFE liabilities, respectively, which represents a recurring fair value measurement at the end of each reporting period:

Amount
Balance at June 30, 2024	$9,321,564
Issuance of simple agreements for future equity	4,307,500
Change in fair value	4,614,821
Balance at June 30, 2025	$18,243,885
Issuance of simple agreements for future equity	3,500,000
Change in fair value	7,377,383
Balance at June 30, 2026	$29,121,268

9. Income taxes

Exascale Labs Inc. is incorporated in the State of Delaware and is subject to U.S. federal income tax and Delaware corporate income tax, as well as income taxes in other jurisdictions where it conducts business. The statutory corporate income tax rate is 21% for U.S. federal purposes. Delaware imposes a corporate income tax at a rate of 8.7% on corporate taxable income. In addition, the Company is subject to state and local income taxes in other states in which it operates, calculated under applicable state law using apportionment methods (or similar rules) that allocate income among jurisdictions based on factors such as sales.

In addition, the Company files income or franchise tax returns in various other U.S. states and is subject to the applicable statutory tax rates in each jurisdiction based on income apportioned to those states.

Evana Alpha Pte. Ltd. is incorporated in Singapore and is subject to the statutory corporate income tax rate of 17%.

The current and deferred components of income tax expense reflected in the statements of operations and comprehensive loss were nil for the year ended June 30, 2025 and 2026.

The following table reconciles the statutory rate to the Company’s effective tax rate. The effective tax rate reconciliation is based on the U.S. federal statutory rate of 21%.

	For the Years Ended June 30,
	2025	2026
US Statutory income tax rate	21.0%	21.0%
State income tax	8.7%	2.3%
Tax differences from other jurisdictions	-	(0.4)%
R&D expense super deduction		(2.7)%
Change in fair value of simple agreements for future equity	(17.9)%	(9.0)%
Change in valuation allowance	(11.8)%	(11.2)%
Effective income tax rate	-	-

The Company’s effective income tax rate was 0% for both years ended June 30, 2025 and 2026. This is primarily attributable to the recognition of a full valuation allowance against the net deferred tax assets, as the Company has concluded that it is not more likely than not that these assets will be realized in the foreseeable future. Accordingly, no tax benefit has been recognized for the losses incurred during these periods.

9. Income taxes (Continued)

The principal components of deferred tax assets and deferred tax liabilities were as follows:

	As of June 30,
	2025	2026
Deferred tax assets
Net operating loss carry forward	$1,652,998	$2,679,040
R&D expense super deduction	-	322,388
Bad provision	-	7,985
Total deferred tax assets	1,652,998	3,009,413
Less: valuation allowance	(1,652,998)	(3,009,413)
Total deferred tax assets, net	$-	$-

The changes in valuation allowance for the years ended June 30, 2025 and 2026 were as follows:

	For the Years Ended June 30,
	2025	2026
Balance at the beginning of the year	$(748,679)	$(1,652,998)
Additions	(904,319)	(1,356,415)
Balance at the end of the year	$(1,652,998)	$(3,009,413)

As of June 30, 2025 and 2026, Exascale Labs Inc. had net operating loss carryforwards (“NOLs”) of $5.6 million and $9.9 million for U.S. federal income tax purposes and $5.6 million and $6.1 million for state income tax purposes. The federal NOLs do not expire but are subject to an annual deduction limit of 80% of taxable income. The Company’s NOLs can be carried forward to offset current year profit for Delaware and California corporate income tax purposes, subject to certain limitations.

Evana Alpha Pte. Ltd. had NOLs of $0.4 million for the year ended June 30, 2026. Under Singapore tax rules, the company’s unutilized tax losses and capital allowances may be carried forward indefinitely, subject to the shareholding and same business tests (generally requiring at least 50% shareholder continuity). Current-year losses may also be carried back up to SGD 100,000.

The Company recognizes deferred tax assets if it is more likely than not that those deferred tax assets will be realized. Management reviews deferred tax assets periodically for recoverability and makes estimates and judgments regarding the expected geographic sources of taxable income in assessing the need for a valuation allowance to reduce deferred tax assets to their estimated realizable value. Realization of the Company’s deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain.

The Company had no unrecognized tax benefits as of June 30, 2025 and 2026. The Company currently files income tax returns in the U.S., as well as Delaware. All tax years are open for examination. The Company currently has no federal or state tax examinations in progress.

10. Share-based compensation

For the years ended June 30, 2025 and 2026, total share-based compensation expenses recognized were $153,266 and nil, respectively.

(1)	Employee

On January 6, 2025, with the approval from the Board of the Company, an employee was granted equity award from inception of the employment agreement, which represented 0.1% of the Company’s total shares outstanding at issuance date (the “0.1% Award”, i.e., 1.5 shares). The equity award had a vesting period of 24 months after grant, but with no requisite service period. Alongside the employee’s separation in September 2025, the equity award remained its vesting pace under the 24-month vesting schedule. As of June 30, 2026, 1.125 shares of the Company were vested, with remaining 0.375 shares unvested.

(2)	Non-employee

On December 2, 2024, with the approval from the Board of the Company, a contractor was granted equity award from inception of the contractor agreement representing 0.053333% of the Company’s total shares outstanding at issuance date (“0.05% Award”, i.e., 0.8 shares). The equity award had a vesting period of 24 months after grant, with half vested as of April 1, 2025 and remaining as of November 1, 2026, but with no requisite service period. As of June 30, 2026, the first half of the equity award had been vested, the remaining half had been outstanding.

The Company’s share-based compensation awards are expected to be settled through transfers of existing shares of common stock held by the controlling shareholder, rather than through the issuance of new shares by the Company. The underlying shares of common stock are included in the issued and outstanding shares as of the balance sheet date; accordingly, such settlement is not expected to increase the Company’s total issued and outstanding shares. The vested shares are not recorded in the individual names of the holders on the Company’s shares ledger, but held by the controlling shareholder on their behalf, mainly due to the plan to a direct register of shares under the listed company during De-SPAC transaction. The Company, as well as the controlling shareholder deemed the grant as the time when the employee and non-employees are entitled to economic benefits and risks of the subsequent changes in fair value of the granted shares accordingly to the agreed vesting period.

11. Related party transactions

Hoansoo Lee serves as the Company’s Chief Executive Officer and Chief Financial Officer. The Company has entered into a consulting services agreement with Hoansoo Lee, pursuant to which Hoansoo Lee provides strategic consulting and advisory services to the Company.

For the years ended June 30, 2025 and 2026, the Company incurred consulting service fees of $100,150 and $27,000, respectively. As of June 30, 2025 and 2026, there were no outstanding balances payable to Hoansoo Lee as all amounts had been fully settled during the respective periods.

12. Basic and diluted net loss per share

Basic loss per share and diluted loss per share have been calculated in accordance with ASC 260, “Earnings Per Share” on computation of earnings per share for the years ended June 30, 2025 and 2026 as follows:

	For the Years Ended June 30,
	2025	2026
Net loss attributable to common shareholders	$(7,659,667)	(12,162,391)

Denominator:
Weighted-average shares of common stock outstanding(i)	1,500	1,500
Basic and diluted loss per share	$(5,106.44)	(8,108.26)

(i)	In January 2026, the Company adopted an Amended and Restated Certificate of Incorporation, which established a dual-class common stock structure. Under this new structure, the Company’s equity is divided into 303 shares of Class A common stock and 1,197 shares of Class B common stock, which are entitled to one (1) vote and twenty (20) votes per share, respectively. Despite the differential in voting power, Class A common stock and Class B common stock rank pari passu in all other respects, sharing ratably in dividends and any distributions upon liquidation.
(ii)	For the fiscal years ended June 30, 2026 and 2025, diluted net loss per share was calculated in the same manner as basic net loss per share because there were no potential common stock equivalents outstanding during the periods presented.

13. Segment information

The Company manages its business in a centralized manner and operates as a single segment and accordingly has only one operating and reportable segment, the provision of GPU computing platform services. The Company’s Chief Executive Officer serves as the CODM. The CODM regularly reviews entity-wide operating results and reviews consolidated revenues and net loss as reported in the statement of operations and comprehensive loss when making decisions about allocating resources and assessing performance of the segment, and hence, the Company has only one reportable segment.

The primary measures of segment revenue and profitability for the Company’s operating segment are considered to be consolidated revenue and net loss. The CODM uses consolidated revenue to assess market performance and growth, and net loss to evaluate segment profitability and cost management. Both measures are used together to allocate resources, including employee or capital resources. Significant expense categories regularly provided to and reviewed by the CODM include those presented in the statements of operations and comprehensive loss as well as disaggregated expenses of staff costs and employee benefits, professional service expenses, share-based compensation, and other general and administrative expenses.

13. Segment information (Continued)

The following table presents the segment information of the Company for the measurement of segment profitability for the years ended June 30, 2025 and 2026:

	For the Years Ended June 30,
	2025	2026
Revenues	$7,015,512	$14,822,799
Cost of revenues	(5,910,315)	(12,404,546)
Gross profit	$1,105,197	$2,418,253
Research and development expenses
– Outsourcing research and development expenses	(2,787,346)	(4,079,430)
– Computing power costs and others	(10,560)	(1,410,755)
Selling and marketing expenses
– Staff costs, employee benefits and office expenses	(835,889)	(499,392)
– Share-based compensation	(153,266)	-
General and administrative expenses
– Staff costs, employee benefits and Others	(328,662)	(444,259)
– Professional service expenses	(34,320)	(785,257)

Loss from operations	$(3,044,846)	$(4,800,840)
Change in fair value of simple agreements for future equity	(4,614,821)	(7,377,383)
Other income	-	15,832
Income tax expenses	-	-

Net loss	$(7,659,667)	$(12,162,391)

Substantially all of the Company’s long-lived assets are located in the United States. The following table presents the Company’s revenue from major geographical areas for the periods indicated.

	For the Years Ended June 30,
	2025	2026
Hong Kong	$600,000	$4,539,901
United States of America	2,085,579	3,913,744
Canada	1,443,306	3,679,780
Singapore	2,484,905	2,023,271
United Kingdom	391,722	666,103
Others	10,000	-
Total	$7,015,512	$14,822,799

14. Commitments and contingencies

From inception to date, the Company has not been a party to any legal proceedings, claims, or disputes arising in the ordinary course of business. As of June 30, 2026, the Company had no outstanding litigation, and there were no commitments or contingencies that management believes would have a material effect on the consolidated financial statements.

15. Subsequent events

The Company evaluated all events and transactions that occurred after June 30, 2026, up through September 28, 2026, which is the date that these consolidated financial statements are issued, unless as disclosed elsewhere and below, no other material subsequent events occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

SAFEs

From July 1, 2026 to September 28, 2026, an investor provided $1.0 million to the Company in the form of a SAFE.

Convertible Loan

On July 16, 2026, the Company, as lender, entered into a convertible loan agreement with a third party in the principal amount of approximately $1.5 million. The full loan amount was disbursed in July 2026.

Business combination and Conversion of SAFEs instruments

On August 27, 2026, Exascale Labs Holdings Inc. consummated the transactions contemplated by the Agreement and Plan of Merger dated January 11, 2026, by and among BCAR, PubCo, Merger Sub and the Company (the “Business Combination”).

Prior to the Acquisition Merger, BCAR completed its domestication from the British Virgin Islands to Delaware by merging with and into PubCo, with PubCo surviving as a Delaware corporation. In connection with the Domestication Merger, PubCo changed its name from “D. Boral ARC Merger Corporation” to “Exascale Labs Holdings Inc.” Following the Domestication Merger, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of PubCo.

In connection with the Acquisition Merger, the outstanding equity interests of the Company were cancelled and converted into shares of PubCo common stock. The outstanding SAFEs of the Company were cancelled and converted into the right to receive shares of PubCo Class A common stock based on the applicable SAFE holders’ implied ownership percentages. The shares of PubCo Class A common stock received in connection with the SAFE conversion constituted full satisfaction of their rights under the applicable SAFEs and were subject to a six-month lock-up period following the Closing Date.

Upon the closing of the Business Combination, the Company’s former securityholders received an aggregate of 19,354,261 shares of PubCo Class A common stock and 30,645,739 shares of PubCo Class B Common stock, representing aggregate merger consideration of $500.0 million based on a deemed value of $10.00 per share. The Class B Common stock have 20 votes per share, while the Class A common stock have one vote per share.

The Business Combination was accounted for as a reverse recapitalization, with the Company identified as the accounting acquirer and BCAR identified as the accounting acquiree for financial reporting purposes.

The Class A common stock and warrants of PubCo commenced trading on Nasdaq on August 28, 2026 under the symbols “XLAB” and “XLABW,” respectively.

15. Subsequent events (Continued)

Non-Binding Memorandum of Understanding for Potential Data Center Collaboration

On July 21, 2026, the Company entered into a non-binding memorandum of understanding with a third party to explore the joint development and commercialization of multiple data centers in Japan with an aggregate targeted capacity of at least 20 MW, including the potential deployment of the Company’s GaaS and cluster management solutions on the third party’s infrastructure. The memorandum of understanding is not legally binding, other than with respect to customary confidentiality and termination provisions, and does not obligate either party to enter into a definitive agreement, and there can be no assurance that any transaction or definitive agreement will be consummated.

Compute Service Agreement for GPU Capacity

On July 15, 2026, the Company entered into a Compute Service Agreement with a third party to secure GPU compute capacity of approximately 4,000 PFLOPS (FP16) over a three-year term, for total contracted service fees of approximately $71 million. As of the date of this report, service delivery under the agreement has not commenced and no payment obligations have arisen.

Exascale Labs Holdings Inc.

Up to 12,250,000 Shares of Class A Common Stock
Up to 100,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

PRELIMINARY PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as set forth in the table below. All amounts are estimates, except for the SEC registration fee.

SEC registration fee	$3,483.81
Legal fees and expenses	$20,000
Accounting fees and expenses	$15,000
Miscellaneous fees and expenses	$25,000
Total expenses (excluding underwriting discounts and commissions)	$63,483.81

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a corporation to eliminate or limit the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL permits a corporation to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation certificate of incorporation provides that to the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. In addition, our bylaws provide that the Company will indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person.

We have entered into indemnification agreements with each of our officers and directors. The contractual rights to indemnification provided by these indemnification agreements are subject to the limitations and conditions specified in such agreements.

We have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, we sold the following securities in transactions that were not registered under the Securities Act:

Common Stock

On June 1, 2022, Legacy Exascale issued an aggregate of 1,500 common shares to Wenying Jia, as nominee for the founders of Legacy Exascale, in connection with the formation of Legacy Exascale. No cash consideration was paid in respect of such issuance. Part of the aggregate of 1,500 common shares were subsequently transferred to the various founders. The foregoing transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering.

On January 8, 2026, Legacy Exascale amended and restated its certificate of incorporation to (i) create two classes of common stock with differing voting rights (being Class A common stock with one (1) vote per share and Class B common stock with twenty (20) votes per share), and (ii) effect the automatic reclassification of Legacy Exascale’s then outstanding common shares into Class A common stock and Class B common stock, Pursuant to the reclassification, 1,197 then outstanding Legacy Exascale common shares were converted into Legacy Exascale Class B common stock and the remaining 303 then outstanding Legacy Exascale common shares were converted into Exascale Class A common stock.

SAFEs

From Legacy Exascale’s inception to the Closing, Legacy Exascale sold and issued an aggregate of 27 SAFEs for an aggregate amount of $15,092,500. The foregoing transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The list of exhibits immediately preceding the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of January 11, 2026, by and among D. Boral ARC Acquisition I Corp., D. Boral ARC Merger Corporation, D. Boral ARC Merger Sub Inc. and Exascale Labs Inc. (incorporated by reference to Annex A to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 filed with the SEC on July 1, 2026).
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 2, 2026).
3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 2, 2026).
4.1	Warrant Agreement, dated July 30, 2025, by and between D. Boral ARC Acquisition I Corp. and Odyssey Transfer and Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 filed by the Registrant with the SEC on June 11, 2026).
4.2	Specimen Warrant Certificate (included as an exhibit to Exhibit 4.1).
5.1	Opinion of Kesse PLLC
10.1	Form of Stockholder Lock-Up Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 2, 2026).
10.2	Form of SAFE Holder Acknowledgement and Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 2, 2026).
10.3	Letter Agreement among the D. Boral ARC Acquisition I Corp., MFH 1, LLC and each of the executive officers and directors of D. Boral ARC Acquisition I Corp. (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 filed by the Registrant with the SEC on July 1, 2026).
10.4	Registration Rights Agreement among t D. Boral ARC Acquisition I Corp., MFH 1, LLC and the holders signatory thereto (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 filed by the Registrant with the SEC on July 1, 2026).
10.5	Securities Subscription Agreement between D. Boral ARC Acquisition I Corp. and MFH 1, LLC (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 filed by the Registrant with the SEC on July 1, 2026).
10.6	Employment Agreement, effective as of August 27, 2026, between the Registrant and Hoansoo Lee (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K filed by the Registrant with the SEC on September 28, 2026).
10.7	Employment Agreement, dated as of September 25, 2026, between Exascale Labs Holdings Inc. and Jake Carney (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K filed by the Registrant with the SEC on September 28, 2026).
10.8	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K filed by the Registrant with the SEC on September 28, 2026).
10.9	Exascale Labs Holdings Inc. 2026 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 2, 2026).
10.10	Forms of Award Agreements under the Exascale Labs Holdings Inc. 2026 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K filed by the Registrant with the SEC on September 28, 2026).
10.11	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K filed by the Registrant with the SEC on September 28, 2026).
10.12*	Purchase and Sale Agreement, dated as of October 8, 2026, between the Registrant and Sunon Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on October 15, 2026).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed by the Registrant with the SEC on September 28, 2026).
23.1	Consent of HTL International, LLC.
23.2	Consent of Guangdong Prouden CPAs GP. (D. Boral ARC Acquisition I Corp.)
23.3	Consent of Guangdong Prouden CPAs GP. (D. Boral ARC Merger Corporation)
23.4	Consent of Kesse PLLC (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).
24.1	Power of Attorney
107	Filing Fee Table

*	Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) and/or Item 601(a)(5), as applicable, of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Texas, on the 30th day of October, 2026.

Exascale Labs Holdings Inc.

By:	/s/ Hoansoo Lee
Name:	Hoansoo Lee
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hoansoo Lee, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all-post effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hoansoo Lee	Chief Executive Officer and Director	October 30, 2026
Hoansoo Lee	(Principal Executive Officer)

/s/ Jake Carney	Chief Financial Officer	October 30, 2026
Jake Carney	(Principal Financial Officer and Principal Accounting Officer)

/s/ Wenying Jia	Chairperson of the Board of Directors and Director	October 30, 2026
Wenying Jia

/s/ Jaeyoung Shin	Director	October 30, 2026
Jaeyoung Shin